                                                                 EXHIBIT 4(g)(1)

                           REVOLVING CREDIT AGREEMENT

                                      AMONG

                               NORAM ENERGY CORP.

                                   as Borrower

                                       AND

                             THE BANKS PARTY HERETO

                                    as Banks


                                       AND

                                 CITIBANK, N.A.,

                                    as Agent





                                   Co-Agents:

                                BARCLAYS BANK PLC
                       THE FIRST NATIONAL BANK OF CHICAGO
                           NATIONSBANK, OF TEXAS, N.A.





                 -----------------------------------------------

                           Dated as of March 31, 1998

                 -----------------------------------------------

                                TABLE OF CONTENTS

                                                                                                          Page
                                             ARTICLE I

                                  DEFINITIONS AND ACCOUNTING TERMS

   SECTION 1.01.     Certain Defined Terms..................................................................1
   SECTION 1.02.     Computation of Time Periods...........................................................16
   SECTION 1.03.     Accounting Terms......................................................................17
   SECTION 1.04.     Miscellaneous.........................................................................17
   SECTION 1.05.     Ratings...............................................................................17

                                             ARTICLE II

                       AMOUNTS AND TERMS OF THE COMMITTED LOANS AND SWING LOANS

   SECTION 2.01.     The Committed Loans and Swing Loans...................................................17
   SECTION 2.02.     Making the Loans......................................................................18
   SECTION 2.03.     Minimum Tranches......................................................................20

                                             ARTICLE III

                                 AMOUNTS AND TERMS OF THE CAF LOANS

   SECTION 3.01.     The CAF Loans.........................................................................21
   SECTION 3.02.     Competitive Bid Procedure.............................................................21

                                             ARTICLE IV

                                  PROVISIONS RELATING TO ALL LOANS

   SECTION 4.01.     The Loans.............................................................................25
   SECTION 4.02.     Fees..................................................................................25
   SECTION 4.03.     Termination or Reduction of the Commitments...........................................26
   SECTION 4.04.     Interest..............................................................................26
   SECTION 4.05.     Reserve Requirements..................................................................28
   SECTION 4.06.     Interest Rate Determination and Protection............................................29
   SECTION 4.07.     Voluntary Interest Conversion or Continuation of Committed Loans......................29
   SECTION 4.08.     Funding Losses Relating to LIBOR Rate Loans...........................................30
   SECTION 4.09.     Change in Legality....................................................................31


                                          ARTICLE V

                         INCREASED COSTS, TAXES, PAYMENTS AND PREPAYMENTS

   SECTION 5.01.     Increased Costs; Capital Adequacy.....................................................32
   SECTION 5.02.     Payments and Computations.............................................................33
   SECTION 5.03.     Taxes.................................................................................34
   SECTION 5.04.     Sharing of Payments, Etc..............................................................36
   SECTION 5.05.     Voluntary Prepayments.................................................................36
   SECTION 5.06.     Mitigation of Losses and Costs........................................................37
   SECTION 5.07.     Determination and Notice of Additional Costs and Other Amounts........................37

                                        ARTICLE VI

                                   CONDITIONS OF LENDING

   SECTION 6.01.     Conditions Precedent to Initial Loans.................................................38
   SECTION 6.02.     Conditions Precedent to Each Borrowing................................................39

                                       ARTICLE VII

                              REPRESENTATIONS AND WARRANTIES

   SECTION 7.01.     Representations and Warranties of Borrower............................................40

                                     ARTICLE VIII

                           AFFIRMATIVE AND NEGATIVE COVENANTS

   SECTION 8.01.     Affirmative Covenants of Borrower.....................................................43
   SECTION 8.02.     Negative Covenants of Borrower........................................................46

                                     ARTICLE IX

                                  EVENTS OF DEFAULT

   SECTION 9.01.     Events of Default.....................................................................50
   SECTION 9.02.     Cancellation/Acceleration.............................................................53


                                    ARTICLE X

                                    THE AGENT

   SECTION 10.01.    Authorization and Action..............................................................54
   SECTION 10.02.    Agent's Reliance, Etc.................................................................54
   SECTION 10.03.    Citibank and Affiliates...............................................................55
   SECTION 10.04.    Bank Credit Decision..................................................................55
   SECTION 10.05.    Indemnification.......................................................................55
   SECTION 10.06.    Successor Agent.......................................................................56

                                   ARTICLE XI

                                 MISCELLANEOUS

   SECTION 11.01.    Amendments and Waivers................................................................57
   SECTION 11.02.    Notices...............................................................................58
   SECTION 11.03.    No Waiver; Cumulative Remedies........................................................59
   SECTION 11.04.    Survival of Representations and Warranties............................................59
   SECTION 11.05.    Payment of Expenses and Taxes; Indemnification........................................59
   SECTION 11.06.    Effectiveness; Successors and Assigns; Participations; Assignments....................60
   SECTION 11.07.    Setoff................................................................................65
   SECTION 11.08.    Counterparts..........................................................................65
   SECTION 11.09.    Severability..........................................................................65
   SECTION 11.10.    Integration...........................................................................65
   SECTION 11.11.    GOVERNING LAW.........................................................................66
   SECTION 11.12.    Submission to Jurisdiction; Waivers...................................................66
   SECTION 11.13.    Acknowledgments.......................................................................67
   SECTION 11.14.    Limitation on Agreements..............................................................67
   SECTION 11.15.    Removal of Bank.......................................................................68

Exhibits and Schedules

Exhibit 2.02(a)            -   Notice of Borrowing
Exhibit 2.02(e)            -   Notice of Swing Loan
Exhibit 3.02-A             -   Competitive Bid Request
Exhibit 3.02-B             -   Competitive Bid
Exhibit 3.02-C             -   Competitive Bid Confirmation
Exhibit 4.07               -   Notice of Interest Conversion/Continuation
Exhibit 6.01(v)(i)         -   Form of Legal Opinion
Exhibit 6.01(v)(ii)        -   Form of Legal Opinion
Exhibit 11.06(c)           -   Committed Loan Assignment and Acceptance
Exhibit 11.06(i)(a)        -   Committed Note
Exhibit 11.06(i)(b)        -   Swing Note
Exhibit 11.06(i)(c)        -   CAF Note
Schedule I                 -   Schedule of Commitments and Lending Offices
Schedule II                -   Pricing Grid
Schedule 1.01              -   Certain provisions of Indenture
Schedule 6.01(viii)        -   Ownership of Capital Stock of Significant
                               Subsidiaries of Borrower

                           REVOLVING CREDIT AGREEMENT

                           Dated as of March 31, 1998


         This Revolving Credit Agreement, dated as of March 31, 1998, is made and entered into among NorAm Energy Corp., a Delaware corporation ("Borrower"), the Banks (as herein defined) and Citibank, N.A., as administrative and documentation agent (hereinafter in such capacity, together with any successors thereto in such capacity, the "Agent"). In consideration of the mutual agreements, representations and warranties herein set forth, and for other good and valuable consideration, the parties hereto agree as follows:

                                   ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

                  SECTION 1.01. Certain Defined Terms. As used in this Revolving Credit Agreement (as amended, supplemented or otherwise modified from time to time, this "Agreement"), the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  "ABR Loan" means a Committed Loan that bears interest at the Alternate Base Rate as provided in Section 4.04(a).

                  "Affiliate" of any Person means any other Person that, directly or indirectly, Controls or is Controlled by or is under common Control with such first Person.

                  "Agent" has the meaning specified in the introduction to this Agreement.

                  "Alternate Base Rate" means a fluctuating interest rate per annum as shall be in effect from time to time, which rate per annum shall at all times be equal to the highest of:

                           (a) the rate of interest announced publicly by
                  Citibank in New York, New York, from time to time, as Citibanks base rate; and

                           (b) the sum (adjusted to the nearest 1/4 of 1% or, if
                  there is no nearest 1/4 of 1%, to the next higher 1/4 of 1%) of (i) 1/2 of 1% per annum, plus, (ii) the rate obtained by dividing (A) the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average (adjusted to the basis of a year of 360 days) being determined weekly on each Monday (or, if any such day is not a Business Day, on the next succeeding Business Day) for the three-week period ending on the previous Friday by Citibank on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Citibank from three New York certificate of deposit dealers of recognized standing selected by Citibank, by (B) a percentage equal to 100% minus the average of the daily percentages specified during such three-week period by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, but not limited to, any emergency, supplemental or other marginal reserve requirement) for Citibank with respect to liabilities consisting of or including (among other liabilities) three-month Dollar non-personal time deposits in the United States, plus (iii) the average during such three-week period of the annual assessment rates estimated by Citibank for determining the then current annual assessment payable by Citibank to the Federal Deposit Insurance Corporation (or any successor) for insuring Dollar deposits of Citibank in the United States; and

                           (c) 1/2 of 1% per annum above the Federal Funds
                  Effective Rate in effect from time to time.

                  "Applicable Facility Fee Rate" means the rate per annum set forth in Schedule II for the relevant Ratings Level applicable from time to time. The Applicable Facility Fee Rate shall change when and as the Ratings Level changes.

                  "Applicable Lending Office" means, with respect to each Bank, such Bank's Domestic Lending Office in the case of an ABR Loan, a Swing Loan or a Fixed Rate Loan or such Bank's LIBOR Lending Office in the case of a LIBOR Rate Loan.

                  "Applicable Margin" means, as to any Committed LIBOR Rate Loan, the rate per annum set forth in Schedule II for the relevant Ratings Level applicable from time to time. The Applicable Margin for any Committed LIBOR Rate Loan shall change when and as the applicable Ratings Level changes.

                  "Arranger" means Citicorp Securities, Inc.

                  "Banks" means the lenders listed on the signature pages hereof and each Purchasing Bank that becomes a party hereto pursuant to
         Section 11.06(c).

                  "Bank Affiliate" has the meaning specified in Section
         11.06(c).

                  "Board" means the Board of Governors of the Federal Reserve System of the United States (or any successor).

                  "Borrowed Money" of any Person means any Indebtedness of such Person for or in respect of money borrowed or raised by whatever means (including acceptances, deposits and lease obligations under Capital Leases); provided, however, that Borrowed Money shall not include (a) any guarantees that may be incurred by endorsement of negotiable instruments for deposit or collection in the ordinary course of business or similar transactions, (b) any obligations or guarantees of performance of obligations under a franchise, performance bonds, franchise bonds, obligations to reimburse drawings under letters of credit issued in accordance with the terms of any safe harbor lease or franchise or in lieu of performance or franchise bonds or other obligations that do not represent money borrowed or raised, which reimbursement obligations in each case shall be payable in full within ten (10) Business Days after the date upon which such obligation arises, (c) trade payables or (d) customer advance payments and deposits arising in the ordinary course of such Person's business.

                  "Borrower" has the meaning specified in the introduction to this Agreement.

                  "Borrowing" means either a Committed Borrowing, a Swing Borrowing or a CAF Borrowing.

                  "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close; provided, that when used in connection with a LIBOR Rate Loan, the term "Business Day" shall also exclude any day on which commercial banks are not open for dealings in Dollar deposits in the London interbank market.

                  "CAF Borrowing" means a borrowing consisting of a CAF Loan under Section 3.01 made on the same day by the Bank or Banks whose Competitive Bid or Bids have been accepted pursuant to Section 3.02(d).

                  "CAF Facility" has the meaning specified in Section 3.01.

                  "CAF LIBOR Rate Loan" means any CAF Loan that bears interest at the LIBOR Rate plus or minus the relevant CAF Margin.

                  "CAF Loan Assignee" has the meaning specified in Section 11.06(d).

                  "CAF Loan Assignment and Acceptance" means an assignment and acceptance executed in connection with the assignment of any CAF Loan to a CAF Loan Assignee in the manner set forth in Section 11.06(d). Each CAF Loan Assignment and Acceptance to be registered in the Register shall set forth (a) the full name of such CAF Loan Assignee; (b) such CAF Loan Assignee's address for notices and its lending office address (in each case to include telephone, telex and facsimile transmission numbers); and (c) payment instructions for all payments to such CAF Loan Assignee, and must contain an agreement by such CAF Loan Assignee to comply with the provisions of Sections 11.06(d), 11.06(g) and 11.06(h) to the same extent as any Bank.

                  "CAF Loan" means a Loan made to Borrower pursuant to Section
         3.01 by a Bank in response to a Competitive Bid Request.

                  "CAF Margin" means, as to any Competitive Bid relating to a CAF LIBOR Rate Loan, the margin (expressed as a percentage rate per annum in the form of a decimal to no more than four decimal places) to be added to or subtracted from the LIBOR Rate in order to determine the interest rate acceptable to such Bank with respect to such CAF LIBOR Rate Loan.

                  "CAF Rate" means, as to any Competitive Bid made by a Bank pursuant to Section 3.02(b), (i) in the case of a CAF LIBOR Rate Loan, the CAF Margin added to or subtracted from, as the case may be, the LIBOR Rate, and (ii) in the case of a Fixed Rate Loan, the fixed rate of interest, in each case, offered by such Bank.

                  "Capital Lease" means a lease that, in accordance with GAAP, would be recorded as a capital lease on the balance sheet of the lessee.

                  "Citibank" means Citibank, N.A., a national banking association.

                  "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute.

                  "Commitment" means, with respect to each Bank, the obligation of such Bank to make Committed Loans in an aggregate principal amount at any one time outstanding not to exceed the amount set forth under such Bank's name on Schedule I attached hereto under the caption "Commitment," as such amount may be changed from time to time pursuant to Sections 4.03 and 11.06, and "Commitments" means the Commitment of all of the Banks.

                  "Committed Borrowing" means a borrowing consisting of a Loan under Section 2.01 (a) in each case of the same Type and having in the case of Committed LIBOR Rate Loans the same Interest Period, made on the same day by the Banks.

                  "Committed LIBOR Rate Loan" means any Committed Loan that bears interest at the LIBOR Rate plus the Applicable Margin.

                  "Committed Loan Assignment and Acceptance" has the meaning specified in Section 11.06(c).

                  "Committed Loans" has the meaning specified in Section
         2.01(a).

                  "Commonly Controlled Entity" means an entity, whether or not incorporated, that is under common control with Borrower within the meaning of Section 4001 of ERISA or is part of a group that includes Borrower and that is treated as a single employer under Section 414 of the Code.

                  "Competitive Bid" has the meaning specified in Section
         3.02(b).

                  "Competitive Bid Confirmation" has the meaning specified in
         Section 3.02(d).

                  "Competitive Bid Request" has the meaning specified in Section 3.02(a).

                  "Consolidated Capitalization" means the sum of (a) Consolidated Shareholders' Equity, (b) Consolidated Indebtedness for Borrowed Money and (c) without duplication, any Mandatory Payment Preferred Stock.

                  "Consolidated Indebtedness" means, as of any date of determination, the sum of (i) the total Indebtedness as shown on the consolidated balance sheet of Borrower and its Consolidated Subsidiaries, determined without duplication of any Guarantee of Indebtedness of Borrower by any of its Consolidated Subsidiaries or of any Guarantee of Indebtedness of any such Consolidated Subsidiary by Borrower or any other Consolidated Subsidiary of Borrower, and any Mandatory Payment Preferred Stock, less (ii) such amount of Indebtedness attributable to amounts then outstanding under receivables facilities or arrangements to the extent that such amount would not have been shown as Indebtedness on a balance sheet prepared in accordance with GAAP prior to January 1, 1997, less (iii) with respect to any Indexed Debt Securities that are Fully Hedged and the liabilities in respect of which as shown on the consolidated balance sheet of Borrower and its Consolidated Subsidiaries have increased from the amount of liabilities in respect thereof at the time of their issuance by reason of an increase in the price of the Indexed Asset relating thereto, the excess of (a) the aggregate amount of liabilities in respect of such Indexed Debt Securities at the time of determination over (b) the initial amount of liabilities in respect of such Indexed Debt Securities at the time of their issuance, provided that at the time of determination such increase in the price of the Indexed Asset relating to such Indexed Debt Securities has not been recorded on such consolidated balance sheet.

                  "Consolidated Net Tangible Assets" means the total amount of assets of the Company and its Subsidiaries less, without duplication,
         (a) total current liabilities (excluding Indebtedness for Borrowed Money due within 12 months); (b) all reserves for depreciation and other asset valuation reserves, but, excluding reserves for deferred federal income taxes arising from accelerated amortization or otherwise; (c) all intangible assets such as goodwill, trademarks, trade names, patents and unamortized debt discount and expense carried as an asset; and (d) all appropriate adjustments on account of minority interests of other persons holding common stock of any Subsidiary; all as reflected in the Company's audited consolidated balance sheet most recently delivered pursuant hereto prior to the date of a determination of Consolidated Net Tangible Assets hereunder.

                  "Consolidated Shareholders' Equity" means, as of any date of determination, the total assets of Borrower and its Consolidated Subsidiaries less all liabilities of Borrower and its Consolidated Subsidiaries. (As used in this definition, "liabilities" means all obligations that, in accordance with GAAP consistently applied, would be classified on a balance sheet as liabilities, including, without limitation, (a) Indebtedness; (b) deferred liabilities; and (c) Indebtedness of Borrower or any of its Consolidated Subsidiaries that is expressly subordinated in right and priority of payment to other liabilities of Borrower or such Consolidated Subsidiaries, but in any case excluding as at such date of determination any Junior Subordinated Debt owned by any Hybrid Preferred Securities Subsidiary).

                  "Consolidated Subsidiary" means, at any date, any Subsidiary or any other Person, the accounts of which under GAAP would be consolidated with those of Borrower in its consolidated financial statements as of such date.

                  "Controlled" means, with respect to any Person, the ability of another Person (whether directly or indirectly and whether by the ownership of voting securities, contract or otherwise) to appoint and/or remove the majority of the members of the board of directors or other governing body of that Person (and "Control" and "Controls" shall be similarly construed).

                  "Default" means any event that, with the lapse of time or giving of notice, or both, or any other condition, would constitute an Event of Default.

                  "Default Rate" means with respect to any overdue amount owed by Borrower hereunder, a rate per annum equal to (a) in the case of overdue principal with respect to any Loan, the sum of the interest rate in effect at such time with respect to such Loan under Section
         4.04 plus 2%; provided, that in the case of overdue principal with respect to any Committed LIBOR Rate Loan, after the end of the Interest Period with respect to such Loan, the Default Rate shall equal the rate set forth in clause (b) below and (b) in the case of overdue interest with respect to any Loan, Facility Fees or other amounts payable by Borrower hereunder, the sum of the Alternate Base Rate in effect at such time plus 2%.

                  "Dollars" and the symbol "$" mean the lawful currency of the United States of America.

                  "Domestic Lending Office" means, with respect to any Bank, the office of such Bank specified as its "Domestic Lending Office" on
         Schedule I attached hereto, or such other office of such Bank as such Bank may from time to time specify to Borrower and the Agent.

                  "Effective Date" has the meaning specified in Section
         11.06(a).

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "Event of Default" has the meaning specified in Section 9.01.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Facility Fee" has the meaning specified in Section 4.02(a).

                  "Federal Funds Effective Rate" means, for any day, a fluctuating interest rate per annum equal for such day to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three federal funds brokers of recognized standing selected by it.

                  "Fixed Rate Loan" means any CAF Loan made by a Bank pursuant to Section 3.02 based upon a fixed percentage rate per annum offered by such Bank, expressed as a decimal (to no more than four decimal places), and accepted by Borrower.

                  "Fully Hedged" means, with respect to any Indexed Debt Securities, that Borrower or any Consolidated Subsidiary of Borrower either (i) owns or has in effect rights providing substantially the economic effect, in such context, of owning, a sufficient amount of the Indexed Asset relating thereto to satisfy completely its obligations at maturity of the Indexed Debt Securities or (ii) has in effect a hedging arrangement sufficient to enable it to satisfy completely its obligations at maturity of the Indexed Debt Securities.

                  "GAAP" means generally accepted accounting principles in effect from time to time in the United States of America.

                  "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "Guarantee" means, as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any principal of any Indebtedness for Borrowed Money (the "primary obligations") of any other third Person in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds for the purchase or payment of any such primary obligation or (iii) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof. The amount of any Guarantee of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by Borrower in good faith (and "guaranteed" and "guarantor" shall be construed accordingly).

                  "Highest Lawful Rate" means, with respect to each Bank, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received with respect to any Loan or on other amounts, if any, due to such Bank pursuant to this Agreement or any other Loan Document under applicable law. The term "applicable law" as used in this definition means, with respect to each Bank, that law in effect from time to time that permits the charging and collection by such Bank of the highest permissible lawful, nonusurious rate of interest on the transactions herein contemplated including, without limitation, the laws of each State that may be held to be applicable, and of the United States of America, if applicable.

                  "HII" means Houston Industries Incorporated, a Texas corporation.

                  "Hybrid Preferred Securities" means preferred stock issued by any Hybrid Preferred Securities Subsidiary.

                  "Hybrid Preferred Securities Subsidiary" means any Delaware business trust (or similar entity) (i) all of the common equity interest of which is owned (either directly or indirectly through one or more Wholly-Owned Subsidiaries) at all times by Borrower, (ii) that has been formed for the purpose of issuing Hybrid Preferred Securities and (iii) substantially all of the assets of which consist at all times solely of the Junior Subordinated Debt and payments made from time to time on the Junior Subordinated Debt.

                  "Indebtedness" of any Person means the sum of (a) all items (other than capital stock, capital surplus and retained earnings) that, in accordance with GAAP consistently applied, would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as at the date on which the Indebtedness is to be determined and (b) the amount of all Guarantees by such Person; provided, however, that Indebtedness of a Person shall not include any Junior Subordinated Debt owned by any Hybrid Preferred Securities Subsidiary or any Guarantee by Borrower of payments with respect to any Hybrid Preferred Securities.

                  "Indenture" means the Indenture between the Borrower (successor in interest to Arkla, Inc.) and Citibank, as trustee, dated December 1, 1986, as supplemented by the First Supplemental Indenture dated as of September 30, 1988 and by the Second Supplemental Indenture dated as of November 15, 1989 (copies of all of which have been made available by Borrower to each Bank), irrespective of whether such Indenture or either of such Supplemental Indentures is at any time amended, terminated, waived, defeased or otherwise modified or is otherwise no longer in effect.

                  "Indexed Asset" means, with respect to any Indexed Debt Security, (i) any security or commodity that is deliverable upon maturity of such Indexed Debt Security to satisfy the obligations under such Indexed Debt Security at maturity or (ii) any security, commodity or index relating to one or more securities or commodities used to determine or measure the obligations under such Indexed Debt Security at maturity thereof.

                  "Indexed Debt Securities" means any security issued by Borrower or any Consolidated Subsidiary of Borrower that (a) in accordance with GAAP, is shown on the consolidated balance sheet of Borrower and its Consolidated Subsidiaries as Indebtedness or a liability and (b) the obligations at maturity of which may be satisfied completely by the delivery of, or the amount of such obligations are determined by reference to, (1) an equity security issued by an issuer other than Borrower or any such Consolidated Subsidiary or (2) an underlying index, commodity or security.

                  "Insolvency" means, with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA (and "Insolvent" shall be construed accordingly).

                  "Interest Period" means, for each Committed LIBOR Rate Loan comprising part of the same Committed Borrowing, the period commencing on the date of such Committed LIBOR Rate Loan or the date of the conversion of any Committed Loan into such Committed LIBOR Rate Loan, as the case may be, and ending on the last day of the period selected by Borrower pursuant to Section 2.02 or 4.07, as the case may be, and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by Borrower pursuant to Section 4.07. The duration of each such Interest Period shall be one, two, three, six or, with the consent of all the Banks, twelve months, as Borrower may select by notice pursuant to Section 2.02(a) or 4.07 hereof; provided, however, that:

                           (i) any Interest Period that would otherwise extend beyond the Termination Date shall end on the Termination Date;

                           (ii) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day; provided that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

                           (iii) any Interest Period that begins on the last
                  Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

                  "Investment" of any Person means any investment so classified under GAAP, and, whether or not so classified, includes (a) any direct or indirect loan, advance or extension of credit made by it to any other Person, whether by means of purchase of debt or equity securities, loan, advance, Guarantee or otherwise; (b) any capital contribution to any other Person; and (c) any ownership or similar interest in any other Person.

                  "Junior Subordinated Debt" means subordinated debt of Borrower or any Subsidiary of Borrower (i) that is issued at par to a Hybrid Preferred Securities Subsidiary in connection with the issuance of Hybrid Preferred Securities, (ii) the payment of the principal of which and interest on which is subordinated (with certain exceptions) to the prior payment in full in cash or its equivalent of all senior indebtedness of the obligor thereunder and (iii) that has an original tenor no earlier than 30 years from the issuance thereof.

                  "LIBOR Lending Office" means, with respect to any Bank, the office of such Bank specified as its "LIBOR Lending Office" on Schedule I attached hereto (or, if no such office is specified, its Domestic Lending Office), or such other office of such Bank as such Bank may from time to time specify to Borrower and the Agent.

                  "LIBOR Rate" means (a) for any Interest Period for each Committed LIBOR Loan rate comprising part of the same Committed Borrowing, an interest rate per annum (rounded upward to the nearest whole multiple of 1/100 of 1% per annum, if such rate per annum is not such a multiple) equal to the rate per annum at which deposits in Dollars are offered by the principal office of the Reference Bank in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to the Reference Bank's Committed LIBOR Rate Loan comprising part of such Borrowing and for a period equal to such Interest Period and (b) with respect to any CAF LIBOR Rate Loan of a specified maturity requested pursuant to a Competitive Bid Request, an interest rate per annum (rounded upward to the nearest whole multiple of 1/16 of 1% per annum, if such rate per annum is not such a multiple) equal to the rate per annum at which deposits in Dollars are offered by the principal office of the Reference Bank in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the date of borrowing of such CAF LIBOR Rate Loan in an amount substantially equal to the principal amount of such CAF LIBOR Rate Loan and with a maturity comparable to the maturity applicable to such CAF LIBOR Rate Loan.

                  "LIBOR Rate Loan" means a Loan that bears interest at the LIBOR Rate as provided in Section 4.04(b).

                  "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, charge, security interest, encumbrance or lien of any kind whatsoever (including any Capital Lease).

                  "Loan" means a Committed Loan, a Swing Loan or a CAF Loan.

                  "Loan Documents" means this Agreement, any Notes issued hereunder and any document or instrument executed in connection with the foregoing.

                  "MAE Representation Date" means (i) during the period from the date hereof through and including the date the initial Borrowing hereunder is made, September 30, 1997, and (ii) at all times after the date the initial Borrowing hereunder is made, the date of the then most recent financial statements delivered to the Banks pursuant to Section 7.01(m) or to the Agent pursuant to Section 8.01 (a).

                  "Majority Banks" means, at any time, Banks having at least 51% of the aggregate Commitments or, if the Commitments have been terminated, 51% of the aggregate Commitments in effect immediately prior to such termination.

                  "Mandatory Payment Preferred Stock" means any preference or preferred stock of Borrower or of any Consolidated Subsidiary (in each case other than any issued to Borrower or its Subsidiaries and other than Hybrid Preferred Securities or Junior Subordinated Debt) that is subject to mandatory redemption, sinking fund or retirement provisions; provide that any amounts subject to any mandatory redemption, sinking fund or retirement provisions due and payable prior to the Termination Date or within one year following the Termination Date will not be considered Mandatory Payment Preferred Stock.

                  "Margin Stock" means any margin stock (as defined in Regulation U), any margin stock (as defined in Regulation G) and any margin security (as defined in Regulation T).

                  "Material Adverse Effect" means any material adverse effect on the ability of Borrower to perform on a timely basis its obligations under this Agreement or any other Loan Document to which it is a party.

                  "Money Fund" means the Person, accounts or series of accounts in or through which the cash management practices and operations of HII and its Consolidated Subsidiaries are consolidated from time to time for purposes of conducting certain investing and/or borrowing activities for HII and various of such Subsidiaries, consisting primarily of a combination of (i) intercompany advances and related intercompany obligations to repay such advances, (ii) short-term investments and (iii) borrowings from third parties. As of the Effective Date, the Money Fund is operated by Houston Industries FinanceCo GP.

                  "Moody's" means Moody's Investors Service, Inc. or any successor to its debt ratings business.

                  "MRT" means Mississippi River Transmission Corporation, a Delaware corporation.

                  "Multiemployer Plan" means a Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

                  "NGT" means NorAm Gas Transmission Company, a Delaware corporation.

                  "Note" or "Notes" means any promissory note or notes issued pursuant to Section 11.06(i) hereof.

                  "Notice of Borrowing" has the meaning specified in Section 2.02(a).

                  "Notice of Interest Conversion/Continuation" has the meaning specified in Section 4.07(a).

                  "Notice of Swing Loan" has the meaning specified in Section 2.02(e).

                  "Other Taxes" has the meaning specified in Section 5.03(b).

                  "Participant" has the meaning specified in Section 11.06(b).

                  "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor.

                  "Permitted Liens" means (a) Liens permitted by paragraphs (a) through (s) of Section 1007 of the Indenture (which paragraphs are set forth on Schedule 1.01); and (b) mortgage Liens securing Indebtedness in an aggregate amount which, together with all other Indebtedness of the Company or a Restricted Subsidiary secured by a mortgage Lien permitted by this clause (b) (not including Indebtedness permitted to be secured under clause (a) above) and the Value of all Sale and Leaseback Transactions in existence at such time (other than any Sale and Leaseback Transaction which, if such Sale and Leaseback Transaction had been a Lien, would have been permitted by paragraph (k) of Section 1007 of the Indenture), does not at the time of incurrence of such Indebtedness exceed 5% of the Consolidated Net Tangible Assets.

                  "Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, government (or any political subdivision or agency thereof) or any other entity of whatever nature.

                  "Plan" means, at a particular time, any employee benefit plan that is covered by ERISA and in respect of which Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                  "Principal Property" means any natural gas distribution property, natural gas pipeline or gas processing plant located in the United States, except any such property that in the opinion of the Board of Directors of Borrower is not of material importance to the total business conducted by the Company and its Consolidated Subsidiaries. "Principal Property" shall not include any oil or gas property or the production or proceeds of production from an oil or gas producing property or the production or any proceeds of production of gas processing plants or oil or gas or petroleum products in any pipeline or storage field.

                  "Pro Rata Percentage" means, with respect to any Bank, a fraction (expressed as a percentage), the numerator of which is the amount of such Bank's Commitment and the denominator of which is the Commitments of all of the Banks.

                  "Property" means any interest or right in any kind of property or asset, whether real, personal or mixed, owned or leased, tangible or intangible and whether now held or hereafter acquired.

                  "Purchasing Banks" has the meaning specified in Section 11.06(c).

                  "Ratings Level" means the ratings level applicable from time to time as set forth on Schedule II, which is based on the ratings of the Borrower's senior unsecured long-term debt by S&P or Moody's in accordance with Section 1.05 hereof.

                  "Reference Bank" means Citibank or any successor thereto pursuant to Section 4.04(g).

                  "Register" has the meaning specified in Section 11.06(e) hereof.

                  "Regulation G," "Regulation T" and "Regulation U" means Regulation G, T and U, respectively, of the Board or any other regulation hereafter promulgated by the Board to replace the prior Regulation G, T or U, as the case may be, and having substantially the same function.

                  "Reorganization" means, with respect to any Multiemployer Plan, the condition that such Plan is in reorganization within the meaning of Section 4241 of ERISA.

                  "Reportable Event" means any of the events set forth in
         Section 4043(b) of ERISA, other than those events as to which the thirty-day notice period is waived under PBGC Reg. Section 4043.

                  "Responsible Officer" means the chief financial officer, the chief accounting officer, an assistant treasurer, the treasurer or the comptroller of Borrower or any other officer of Borrower whose primary duties are similar to the duties of any of the previously listed officers.

                  "Restricted Subsidiary" means any Subsidiary of the Borrower which owns a Principal Property.

                  "S&P" means Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc. on the date hereof, or any successor to its debt ratings business.

                  "Sale and Leaseback Transaction" means any arrangement with any Person providing for the leasing to the Borrower or any Restricted Subsidiary of any Principal Property (except for temporary leases for a term, including any renewal thereof of not more than three years and except for leases between the Borrower and a Restricted Subsidiary or between Restricted Subsidiaries), which Principal Property has been or is to be sold or transferred by the Borrower or any Restricted Subsidiary to such Person.

                  "SEC" means the Securities and Exchange Commission.

                  "Secured Indebtedness" means, with respect to any Person, all Indebtedness secured (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured) by any Lien on any Property (including, without limitation, accounts and contract rights) owned by such Person or any of its Subsidiaries, even though such Person has not assumed or become liable for the payment of such Indebtedness.

                  "Significant Subsidiary" has the meaning specified in Rule 405 under the Securities Act of 1933, as amended through the Effective Date; provided, however, that no Subsidiary shall be deemed to be a Significant Subsidiary for purposes of this Agreement solely on the basis of its losses. Unless otherwise specifically provided, each reference herein to a Significant Subsidiary shall mean a Significant Subsidiary of the Borrower.

                  "Single Employer Plan" means any Plan that is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

                  "Subsidiary" means, as to any Person, a corporation, partnership or other entity of which more than 50% of the outstanding shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect directors or other managers of such corporation, partnership or other entity are at the time owned, directly or indirectly through one or more Subsidiaries of such Person, by such Person.

                  "Swing Borrowing" means any Swing Loan.

                  "Swing Line Bank" means Citibank.

                  "Swing Line Commitment" has the meaning specified in Section 2.01(b).

                  "Swing Line Facility" has the meaning specified in Section 2.01(b).

                  "Swing Loan" means an advance made by the Swing Line Bank pursuant to Section 2.01(b).

                  "Taxes" has the meaning specified in Section 5.03(a).

                  "Termination Date" means March 31, 2003 or any earlier date on which (a) the Commitments have been cancelled or terminated in accordance with this Agreement or (b) all unpaid principal amounts of the Loans hereunder have been declared due and payable in accordance with this Agreement.

                  "Tranche" means the collective reference to Committed LIBOR Rate Loans, the Interest Period with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

                  "Transferee" has the meaning specified in Section 11.06(g).

                  "Transfer Effective Date" has the meaning specified in Section 11.06(c).

                  "Triggering Event" has the meaning specified in Section
         5.07(b).

                  "Type" refers to the determination of whether a Loan is an ABR Loan or a Committed LIBOR Rate Loan (or a Committed Borrowing comprised of such Loans).

                  "Unrated" means no senior unsecured long-term debt of the Borrower is rated by S&P and no senior unsecured long-term debt of the Borrower is rated by Moody's.

                  "Value" means, with respect to a Sale and Leaseback Transaction, as of any particular time, the amount equal to the greater of (1) the net proceeds from the sale or transfer of the property leased pursuant to such Sale and Leaseback Transaction or (2) the fair value, in the opinion of the Board of Directors, of such property at the time of entering into such Sale and Leaseback Transaction, in either case divided first by the number of full years of the term of the lease and then multiplied by the number of full years of such term remaining at the time of determination, without regard to any renewal or extension options contained in the lease.

                  "Wholly-Owned" means, with respect to any Subsidiary of any Person, a Subsidiary, all the outstanding capital stock (other than directors' qualifying shares required by law) or other ownership interest of which are at the time owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person, or both.

                  SECTION 1.02. Computation of Time Periods. In this Agreement, in the computation of periods of time from a specified date to a later specified date, unless otherwise specified herein, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding."

                  SECTION 1.03. Accounting Terms. Unless otherwise specified in this Agreement, all accounting terms used herein shall be construed in accordance with GAAP as in effect from time to time.

                  SECTION 1.04. Miscellaneous. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article, Section, Schedule and Exhibit references are to Articles and Sections of and Schedules and Exhibits to this Agreement, unless otherwise specified.

                  SECTION 1.05. Ratings. A rating, whether public or private, by S&P or Moody's shall be deemed to be in effect on the date of announcement or publication by S&P or Moody's, as the case may be, of such rating or, in the absence of such announcement or publication, on the effective date of such rating and will remain in effect until the announcement or publication of, or (in the absence of such announcement or publication) the effective date of, any change in such rating. In the event the standards for any rating by Moody's or S&P are revised, or such rating is designated differently (such as by changing letter designations to numerical designations), then the references herein to such rating shall be deemed to refer to the revised or redesignated rating for which the standards are closest to, but not lower than, the standards at the date hereof for the rating which has been revised or redesignated, all as determined by the Majority Banks in good faith. Long-term debt supported by a letter of credit, guaranty or other similar credit enhancement mechanism shall not be considered as senior unsecured long-term debt. If either Moody's or S&P has at any time more than one rating applicable to senior unsecured long-term debt of the Borrower, the lowest such rating shall be applicable for purposes hereof. For example, if Moody's rates some senior unsecured long-term debt of the Borrower Baal and other such debt of the Borrower Baa2, the senior unsecured long-term debt of the Borrower shall be deemed to be rated Baa2 by Moody's.

                                   ARTICLE II

            AMOUNTS AND TERMS OF THE COMMITTED LOANS AND SWING LOANS

                  SECTION 2.01. The Committed Loans and Swing Loans. (a) Each Bank severally agrees, on the terms and subject to the conditions hereinafter set forth, to make revolving credit Loans (the "Committed Loans") to Borrower from time to time on any Business Day during the period from the Effective Date until the Termination Date in an aggregate principal amount not to exceed at any time outstanding an amount equal to such Bank's Commitment minus such Bank's Pro Rata Percentage of the sum of (1) the aggregate principal amount of the Swing Loans then outstanding plus (2) the aggregate principal amount of all CAF Loans then outstanding; provided that no Committed Loan shall be made as a Committed LIBOR Rate Loan after the day that is one month prior to the Termination Date; and provided, further, that in no event shall the aggregate principal amount of Committed Loans, Swing Loans and CAF Loans outstanding at any time exceed the lesser of (i) $350,000,000 and (ii) the aggregate amount of the Commitments at such time. Each Committed Borrowing by Borrower shall be in an aggregate principal amount of $10,000,000 (in the case of Committed LIBOR Rate Loans) or $5,000,000 (in the case of ABR Loans), or an integral multiple of $1,000,000 in excess thereof, and shall consist of Loans of the same Type made on the same day by the Banks ratably according to their respective Pro Rata Percentages. Within the limits of the Commitments and this Section 2.01(a), Borrower may borrow, prepay pursuant to Section 5.05 and reborrow under this Section 2.01(a). The principal amount outstanding on the Committed Loans shall mature and, together with accrued and unpaid interest thereon, shall be due and payable on the Termination Date. The Borrower shall give a Notice of Borrowing each time it desires that a Committed Loan be made. Each such Notice of Borrowing shall provide that the Borrower requests that Committed Loans be made ratably by the Banks in accordance with their respective Pro Rata Percentages. The Borrower may give multiple Notices of Borrowing on the same day.

                  (b) The Swing Line Bank agrees, on the terms and conditions hereinafter set forth, to make Swing Loans to the Borrower from time to time on any Business Day from the Effective Date until the Termination Date (or, if earlier, the date the Swing Line Commitment is terminated or cancelled) in an aggregate principal amount which shall not exceed at any time outstanding the amount set opposite the Swing Line Bank's name on the signature pages hereof under the caption "Swing Line Commitment", as such amount may be reduced pursuant to Section 4.03(b) (such amount, as it may have been so reduced, being the Swing Line Bank's "Swing Line Commitment" and the loan facility provided by this Section 2.01(b) being the "Swing Line Facility"); and, provided further that no Swing Loan shall be made if, following the making of such Swing Loan, the aggregate principal amount of Committed Loans, CAF Loans and Swing Loans would exceed the aggregate amount of the Commitments of the Banks. No Swing Loan shall be used for the purpose of funding the payment of principal of any other Swing Loan. Each Swing Loan shall be in an amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof and shall bear interest as provided in
Section 4.04(a) or, if relevant, Section 4.04(e). The terms and conditions of the Swing Line Commitment and the Swing Loans (other than terms and conditions relating to the interest rate, tenor or term of any such Swing Loan) may be modified from the terms and conditions provided herein upon mutual agreement of Borrower and the Swing Line Bank. Within the limits of the Swing Line Facility and within the limits referred to in this Section, the Borrower may borrow under this Section 2.01(b), repay pursuant to Section 5.02(d) or prepay pursuant to
Section 5.05 and reborrow under this Section 2.01(b).

                  SECTION 2.02. Making the Loans. (a) Each Committed Borrowing under Section 2.01 shall be made on Borrower's oral or written notice given by Borrower to the Agent (i) not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Committed Borrowing in the case of a Committed LIBOR Rate Loan and (ii) not later than 11:00 A.M. (New York City time) on the first Business Day prior to the date of the proposed Committed Borrowing in the case of an ABR Loan. With respect to any oral notice of borrowing given by Borrower, Borrower shall promptly thereafter confirm such notice in writing. Each written notice of borrowing and each confirmation of an oral notice of borrowing shall be in substantially the form of Exhibit 2.02(a) hereto ("Notice of Borrowing"). Each Notice of Borrowing shall be signed by Borrower and shall specify therein the requested (i) date of such Committed Borrowing, (ii) Type of Loans comprising such Committed Borrowing, (iii) aggregate amount of such Committed Borrowing and (iv) with respect to any Committed LIBOR Rate Loan, the Interest Period for each such Loan (which shall be the same for all Loans comprising such Committed Borrowing). The Agent shall promptly deliver a copy of each Notice of Borrowing to each Bank, but in any event the Agent will endeavor to deliver such copy no later than 11:30 A.M. (New York City time) on the relevant borrowing date. Each Bank shall, before 12:00 Noon (New York City time) on the date of such Committed Borrowing, make available to the Agent at its address referred to in Section 11.02, in immediately available funds, such Bank's applicable Pro Rata Percentage of such Committed Borrowing. The Agent shall, no later than 1:00 P.M. (New York City time), make such funds available to Borrower at the Agent's aforesaid address. Each Notice of Borrowing shall be irrevocable and binding on Borrower.

                  (b) Unless the Agent shall have received notice from a Bank prior to the date of any Committed Borrowing that such Bank will not make available to the Agent such Bank's applicable Pro Rata Percentage of such Committed Borrowing, the Agent may assume that such Bank has made such portion available to the Agent on the date of such Committed Borrowing in accordance with Section 2.02(a) and the Agent may, in reliance upon such assumption, make available to Borrower on such date a corresponding amount. If such amount is made available to the Agent on a date after such date of Committed Borrowing, such Bank shall pay to the Agent on demand an amount equal to the product of (i) the daily average Federal Funds Effective Rate during such period, times (ii) the amount of such Bank's applicable Pro Rata Percentage of such Committed Borrowing, times (iii) a fraction, the numerator of which is the number of days that elapse from such date of Committed Borrowing to the date on which such Bank's applicable Pro Rata Percentage of such Committed Borrowing shall have become immediately available to the Agent and the denominator of which is 360. A certificate of the Agent submitted to any Bank with respect to any amounts owing under this Section 2.02(b) shall be conclusive in the absence of manifest error. If such Bank shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Banks Loan as part of such Committed Borrowing for purposes of this Agreement. If such Bank's applicable Pro Rata Percentage of such Committed Borrowing is not in fact made available to the Agent by such Bank within three (3) Business Days of such date of Committed Borrowing, the Agent shall be entitled to recover such amount with interest thereon at the rate per annum, equal to (i) the Alternate Base Rate (in the case of ABR Loans) or (ii) the Federal Funds Effective Rate (in the case of Committed LIBOR Rate Loans), on demand, from Borrower.

                  (c) The failure of any Bank to make the Loan to be made by it as part of any Committed Borrowing shall not relieve any other Bank of its obligation, if any, hereunder to make its Loan on the date of such Committed Borrowing, but no Bank shall be responsible for the failure of any other Bank to make the Loan to be made by such other Bank on the date of any Committed Borrowing.

                  (d) Notwithstanding any other provision of this Agreement, at no time shall there be more than twelve Committed Borrowings outstanding at any time (for purposes of this Section 2.02(d), all ABR Loans shall count as one Committed Borrowing).

                  (e) Each Swing Loan shall be made on notice, given not later than 2:00 P.M. (New York City time), or such later time as agreed to by the Borrower and the Swing Line Bank, on the date of the proposed Swing Loan, by Borrower to the Swing Line Bank and the Agent. Each such notice of a Swing Loan (a "Notice of Swing Loan") shall be by telephone, confirmed immediately in writing, or telecopier, specifying therein the requested (i) date of such Swing Loan, (ii) amount of such Swing Loan and (iii) maturity of such Swing Loan (which maturity shall be no later than the earlier of the Termination Date and the tenth day after the requested date of such Swing Loan). Each written Notice of Swing Loan and each written confirmation of a telephonic Notice of Swing Loan shall be in substantially the form of Exhibit 2.02(e). The Swing Line Bank will make the amount of each Swing Loan available to the Agent at the Agents address referred to in Section 11.02 in same day funds (and the Agent shall promptly make such funds available to Borrower at such address) or make such amount available to Borrower as agreed between the Swing Line Bank and Borrower. Notwithstanding anything herein to the contrary, the Swing Line Bank may suspend its obligation to make Swing Loans so long as the senior unsecured long-term debt of any Bank is rated below BBB- by S&P or below Baa3 by Moody's or if any Bank fails to comply with Section 2.04.

                  SECTION 2.03. Minimum Tranches. All Borrowings, prepayments, conversions and continuations of Committed Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of the Loans comprising each Tranche of Committed LIBOR Rate Loans shall be equal to $10,000,000 or an integral multiple of $1,000,000 in excess thereof.

                  SECTION 2.04. Participation in Swing Loans. Upon written demand by the Swing Line Bank, with a copy of such demand to the Agent, each other Bank shall purchase from the Swing Line Bank, a participating interest in each Swing Loan in an amount equal to such other Bank's Pro Rata Percentage of each Swing Loan as of the date of such purchase, by making available for the account of its Applicable Lending Office to the Agent for the account of the Swing Line Bank, by delivery to the Agent at its address referred to in Section 11.02, in same day funds; an amount equal to the portion of the outstanding principal amount of and interest on the Swing Loans to be purchased by such other Bank. Promptly after receipt of such funds from the purchasing Banks, the Agent shall transfer such funds to the Swing Line Bank. The Borrower hereby agrees to each such purchase. Each Bank agrees to purchase its Pro Rata Percentage of each Swing Loan on (A) the Business Day on which demand therefor is made by the Swing Line Bank, provided notice of such demand is given not later than 11:00 A.M. (New York City time) on such Business Day or (B) the first Business Day next succeeding such demand if notice of such demand is given after such time. Upon any sale by the Swing Line Bank to any other Bank of a participating interest in any Swing Loan pursuant to this Section 2.04, the Swing Line Bank represents and warrants to such other Bank that the Swing Line Bank is the legal and beneficial owner of such interest being sold by it, free and clear of any liens, but makes no other representation or warranty. The Swing Line Bank shall have no responsibility or liability to any other Bank with respect to the Swing Loans, any participation sold, this Agreement or any party hereto, and no Bank shall have any recourse against the Swing Line Bank with respect to the Swing loans, any participation sold, this Agreement or any party hereto, except that the Swing Line Bank shall pay to each Bank that purchases a participation in a Swing Loan pursuant to this Section
2.04 such Bank's ratable share of the payments, if any, actually received by the Swing Line Bank on such Swing Loan. Any sale of a participating interest pursuant to this Section 2.04 may, at the Swing Line Bank's option, be evidenced by a participation agreement or other document in substantially the same form as any participation agreement or other document customarily used by the Swing Line Bank to evidence its sale of a participating interest in a loan. If and to the extent that any Bank shall not have so made the amount required by this Section
2.04 available to the Agent, such Bank agrees to pay to the Agent forthwith on demand such amount together with interest thereon, for each day from the date of demand by the Swing Line Bank until the date such amount is paid to the Agent, at the Federal Funds Rate for the account of the Swing Line Bank.

                                  ARTICLE III

                       AMOUNTS AND TERMS OF THE CAF LOANS

                  SECTION 3.01. The CAF Loans. From time to time on any Business Day during the period from the Effective Date until the Termination Date, Borrower may request CAF Loans from the Banks in amounts such that the aggregate principal amount of Committed Loans, Swing Loans and CAF Loans outstanding at any time shall not exceed the aggregate amount of the Commitments at such time (the "CAF Facility"). Under the terms and conditions set forth below, Borrower may borrow, repay pursuant to Section 3.02(h) and reborrow under this Section 3.01.

                  SECTION 3.02. Competitive Bid Procedure. (a) In order to request a CAF Loan, Borrower shall deliver to the Agent a written notice in the form of Exhibit 3.02-A, attached hereto (a "Competitive Bid Request"), to be received by the Agent (i) in the case of each CAF LIBOR Rate Loan, not later than 3:00 P.M. (New York City time), five (5) Business Days before the borrowing date specified for such CAF LIBOR Rate Loan and (ii) in the case of each Fixed Rate Loan, not later than 11:00 A.M. (New York City time), two (2) Business Days before the borrowing date specified for such Fixed Rate Loan. Each Competitive Bid Request shall in each case refer to this Agreement and specify (i) the date of Borrowing of such CAF Loans (which shall be a Business

Day), (ii) the aggregate principal amount thereof, (iii) whether the CAF Loans then being requested are to be CAF LIBOR Rate Loans or Fixed Rate Loans, (iv) the maturity date for each CAF Loan requested to be made and (v) the interest payment dates for each CAF Loan requested to be made. The Agent shall promptly notify each Bank by telex or facsimile transmission of the contents of each Competitive Bid Request received by it. Each Competitive Bid Request may solicit bids for CAF Loans in an aggregate principal amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof and for not more than three alternative maturity dates for such CAF Loans. The maturity date for each CAF Loan shall be not less than seven (7) days nor more than two hundred seventy
(270) days after the applicable date of CAF Borrowing (and in any event shall not extend beyond the Termination Date). On each date on which the Borrower delivers to the Agent a Competitive Bid Request, Borrower agrees to pay to the Agent, solely for the account of the Agent, a non-refundable fee in the amount of $3,500.

                  (b) Each Bank may, in its sole discretion, irrevocably offer to make one or more CAF Loans to Borrower responsive to each Competitive Bid Request from Borrower. Any such irrevocable offer by a Bank must be received by the Agent, in the form of Exhibit 3.02-B hereto (a "Competitive Bid"), (i) in the case of each CAF LIBOR Rate Loan, not later than 10:30 A.M. (New York City time), four (4) Business Days before the borrowing date specified for such CAF LIBOR Rate Loan and (ii) in the case of each Fixed Rate Loan, not later than 9:30 A.M. (New York City time) on the borrowing date specified for such Fixed Rate Loan. Competitive Bids that do not conform substantially to the format of
Exhibit 3.02-B may be rejected by the Agent after conferring with, and upon the instruction of, Borrower, and the Agent shall notify the Bank of such rejection as soon as practicable. Each Competitive Bid shall refer to this Agreement and
(i) specify the maximum principal amount of CAF Loans for each maturity date (which shall be in an aggregate principal amount not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof and which may equal, but not exceed, the principal amount requested for such maturity date by Borrower) and the aggregate maximum principal amount of CAF Loans for all maturity dates (which amount, with respect to any Bank, may exceed such Bank's Commitment) that the Bank is willing to make to Borrower; and (ii) specify the CAF Rate at which the Bank is prepared to make each such CAF Loan. A Competitive Bid submitted by a Bank pursuant to this Section 3.02(b) shall be irrevocable.

                  (c) The Agent shall (i) in the case of each CAF LIBOR Rate Loan, not later than 11:00 A.M. (New York City time) three (3) Business Days before the borrowing date specified for such CAF LIBOR Rate Loan and (ii) in the case of each Fixed Rate Loan, not later than 10:00 A.M. (New York City time) on the borrowing date specified for such Fixed Rate Loan, notify Borrower in writing of all the Competitive Bids made (arranging each such bid in ascending interest rate order), and the CAF Rate or Rates and the maximum principal amount of each CAF Loan in respect of which a Competitive Bid was made, and the identity of the Bank that made each bid. The Agent shall send a copy of all Competitive Bids to Borrower for its records as soon as practicable after completion of the bidding process set forth in this Section 3.02.

                  (d) Borrower may in its sole and absolute discretion, subject only to the provisions of this Section 3.02(d), accept or reject any Competitive Bid referred to in Section 3.02(c); provided, however, that the aggregate amount of Borrower's Competitive Bids so accepted by Borrower may not exceed the lesser of (i) the principal amount of the CAF Borrowing requested by Borrower or (ii) the amount of the Commitments less the aggregate principal amount of Committed Loans, Swing Loans and CAF Loans made to Borrower and outstanding at such time after giving effect to the application of the proceeds of such CAF Borrowing on the borrowing date therefor. Borrower shall notify the Agent in writing whether and to what extent it has decided to accept or reject any or all of the bids referred to in Section 3.02(c) by delivering to the Agent a written notice in the form of Exhibit 3.02-C hereto (a "Competitive Bid Confirmation"), (i) in the case of each CAF LIBOR Rate Loan, not later than 1:00 P.M. (New York City time), three (3) Business Days before the borrowing date specified for such CAF LIBOR Rate Loan and (ii) in the case of each Fixed Rate Loan, not later than 11:00 A.M. (New York City time) on the borrowing date specified for such Fixed Rate Loan, which Competitive Bid Confirmation shall specify the principal amount of CAF Loans for each relevant maturity date to be made by each such bidding Bank (which amount for each such maturity date shall be equal to or less than the maximum amount for such maturity date specified in the Competitive Bid of such Bank, and for all maturity dates included in such Competitive Bid shall be equal to or less than the aggregate maximum amount specified in such Competitive Bid for all such maturity dates); provided, however, that (A) the failure by Borrower to so deliver a Competitive Bid Confirmation shall be deemed to be a rejection of all the bids referred to in Section 3.02(c); (B) Borrower shall not accept a bid made at a particular CAF Rate for a particular maturity if Borrower has decided to reject a bid made at a lower CAF Rate for such maturity; (C) if Borrower shall accept bids made at a particular CAF Rate for a particular maturity but shall be restricted by other conditions hereof from borrowing the maximum principal amount of CAF Loans in respect of which bids at such CAF Rate have been made, then Borrower shall accept a pro rata portion of each bid made at such CAF Rate based as nearly as possible on the respective maximum principal amounts of CAF Loans offered to be made by the relevant Banks pursuant to such bids; and (D) no bid shall be accepted for a CAF Loan by any Bank unless such CAF Loan is in an aggregate principal amount not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof. Notwithstanding the foregoing, if it is necessary for Borrower to accept a pro rata allocation of the bids made in response to a Competitive Bid Request (whether pursuant to the events specified in clause (C) above or otherwise) and the available principal amount of CAF Loans to be allocated among the Banks is not sufficient to enable CAF Loans to be allocated to each Bank in an aggregate principal amount not less than $5,000,000 or in integral multiples of $1,000,000 in excess thereof, then the Borrower shall, subject to clause (D) above, select the Banks to be allocated such CAF Loans and shall round allocations up or down to the next higher or lower multiple of $1,000,000 as it shall deem appropriate; provided that the allocations among the Banks to be allocated such CAF Loans shall be made pro rata based as nearly as possible on the respective maximum principal amounts of CAF Loans offered to be made by such Banks. The Competitive Bid Confirmation given by Borrower pursuant to this Section 3.02(d) shall be irrevocable.

                  (e) Upon receipt by the Agent from the Reference Bank of the LIBOR Rate applicable to any CAF LIBOR Rate Loan to be made by any Bank pursuant to a Competitive Bid that has been accepted by Borrower pursuant to Section 3.02, the Agent shall notify such Bank of the applicable LIBOR Rate.

                  (f) If the Agent shall at any time elect to submit a Competitive Bid in its capacity as a Bank, it shall submit such bid directly to Borrower by (i) in the case of a CAF LIBOR Rate Loan, not later than 10:15 A.M. (New York City time), and (ii) in the case of a Fixed Rate Loan, not later than 9:15 A.M. (New York City time), in each case, on the Business Day on which the other Banks are required to submit their bids to the Agent pursuant to Section 3.02(b) above.

                  (g) If Borrower accepts pursuant to Section 3.02(d) one or more of the offers made by any Bank or Banks, the Agent shall promptly notify each Bank that has made such an offer of the aggregate amount of such CAF Loans to be made on such borrowing date for each maturity date and of the acceptance or rejection of any offers to make such CAF Loans made by such Bank. Each Bank that is to make a CAF Loan shall, before 12:00 Noon (New York City time) on the borrowing date specified in the Competitive Bid Request applicable thereto, make available to the Agent at its office set forth in Section 11.02 the amount of CAF Loans to be made by such Bank, in immediately available funds. The Agent shall, no later than 1:00 P.M. (New York City time) on such borrowing date, make such funds available to Borrower at the Agents aforesaid address. As soon as practicable after each borrowing date, the Agent shall notify each Bank of the aggregate amount of CAF Loans advanced on such borrowing date and the respective maturity dates thereof.

                  (h) Borrower shall repay to the Agent for the account of each Bank that has made a CAF Loan (or the CAF Loan Assignee in respect thereof, as the case may be) on the maturity date of each CAF Loan (such maturity date being that specified by Borrower for repayment of such CAF Loan in the related Competitive Bid Request) the then unpaid principal amount of such CAF Loan. Borrower shall not have the right to prepay any principal amount of any CAF Loan.

                  (i) All notices required by this Section 3.02 shall be made in accordance with Section 11.02 hereof; provided, however, that each request or notice required to be made under Section 3.02(a) or 3.02(d) by Borrower may be made by the giving of telephone notice to the Agent that is promptly confirmed by delivery of a notice in writing (in substantially the form of Exhibit 3.02-A or Exhibit 3.02-C as the case may be) to the Agent.

                                   ARTICLE IV

                        PROVISIONS RELATING TO ALL LOANS

                  SECTION 4.01. The Loans. (a) Each Bank shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of Borrower to such Bank resulting from each Committed Loan, each Swing Loan and each CAF Loan of such Bank from time to time, including the amounts of principal and interest payable and paid to such Bank from time to time under this Agreement.

                  (b) The Agent shall maintain the Register pursuant to subsection 11.06(e) and a subaccount therein for each Bank, in which shall be recorded (i) the amount of each Committed Loan, Swing Loan and CAF Loan made by the Banks through the Agent hereunder, the type thereof and each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from Borrower to each Bank hereunder and (iii) both the amount of any sum received by the Agent hereunder from Borrower and each Bank's share thereof.

                  (c) The entries made in the Register and the accounts of each Bank maintained pursuant to subsection 4.01(a) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of Borrower therein recorded; provided, however, that the failure of any Bank or the Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of Borrower to repay (with applicable interest) the Loans actually made to Borrower in accordance with the terms of this Agreement.

                  SECTION 4.02. Fees. (a) Borrower agrees to pay to the Agent for the account of each Bank a facility fee (the "Facility Fee") on the average daily amount of such Bank's Commitment (whether used or unused), from the date hereof in the case of each Bank listed on the signature pages hereof and from the effective date specified in the Committed Loan Assignment and Acceptance pursuant to which it became a Bank in the case of each other Bank until the Termination Date, payable in arrears beginning on June 30, 1998 and continuing quarterly thereafter on the last day of each March, June, September and December during the term of this Agreement, and on the Termination Date, at a rate per annum equal to the Applicable Facility Fee Rate in effect from time to time.

                  (b) The Facility Fees payable under Section 4.02(a) and the fees payable under Section 4.02(c) shall be calculated by the Agent on the basis of a 365- or 366-day year, as the case may be, for the actual days (including the first day but excluding the last day) occurring in the period for which such fee is payable.

                  (c) Borrower agrees to pay to the Agent for the account of each Bank a usage fee at a rate of 1/8% per annum on the aggregate outstanding principal amount of all Loans owed to such

Bank (other than CAF Loans) at all times during which the aggregate outstanding principal amount of all Loans (other than CAF Loans) exceeds 50% of the Commitments of the Banks, payable quarterly in arrears on the last day of each March, June, September and December hereafter, commencing March 31, 1998, and on the Termination Date.

                  (d) Borrower shall pay to the Agent for its own account, the fees in the amounts and on the dates agreed to in writing by Borrower and the Agent from time to time.

                  SECTION 4.03. Termination or Reduction of the Commitments. (a) Borrower shall have the right, upon at least three (3) Business Days' irrevocable notice to the Agent, to terminate in whole or permanently reduce ratably in part the unused portions of the Commitments, provided that (a) each partial reduction shall be in the aggregate principal amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof, (b) no such termination or reduction shall be permitted if, after giving effect thereto and to any prepayments made under Section 5.05 hereof by Borrower on the effective date thereof, the aggregate principal amount of Loans made to Borrower and then outstanding would exceed the Commitments then in effect, and (c) no such termination or reduction shall be permitted if, after giving effect thereto, the Swing Line Commitment would exceed the Commitments then in effect. Any termination or reduction of any of the Commitments shall be permanent.

                  (b) Borrower shall have the right, upon at least three (3) Business Days' irrevocable notice to the Agent and the Swing Line Bank, to terminate in whole or permanently reduce ratably in part the unused portion of the Swing Line Commitment, provided that (a) each partial reduction shall be in the aggregate principal amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof and (b) no such termination or reduction shall be permitted if, after giving effect thereto and to any prepayments made under
Section 5.05 hereof by Borrower on the effective date thereof, the aggregate principal amount of Swing Loans made to Borrower and then outstanding would exceed the Swing Line Commitment then in effect. Any termination or reduction of the Swing Line Commitment shall be permanent.

                  SECTION 4.04. Interest. Borrower shall pay interest on the unpaid principal amount of each Loan made by each Bank from the date of such Loan until such principal amount shall be paid in full, at the times and at the rates per annum set forth below:

                  (a) Each ABR Loan and each Swing Loan shall bear interest at a rate per annum equal at all times to the lesser of (i) the Alternate Base Rate and (ii) the Highest Lawful Rate, payable quarterly in arrears on the last day of each March, June, September and December, commencing on March 31, 1998 and on the Termination Date. Additionally, accrued interest on each ABR Loan shall be payable when such ABR Loan is converted pursuant to Section 4.07, and accrued interest on each Swing Loan shall be payable on each date on which principal of such Swing Loan is paid.

                  (b) Each LIBOR Rate Loan shall bear interest at a rate per annum equal at all times to (i) in the case of each Committed LIBOR Rate Loan, the lesser of (A) the sum of the LIBOR Rate for the applicable Interest Period for such Loan plus the Applicable Margin in effect from time to time and (B) the Highest Lawful Rate, payable on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, quarterly on each day that is at the end of each three month period within such Interest Period, and on the Termination Date and (ii) in the case of each CAF LIBOR Rate Loan, the lesser of (A) the sum of the LIBOR Rate applicable to such Loan plus or minus, as the case may be, the CAF Margin specified by the Bank making such Loan with respect to such Loan in its Competitive Bid submitted pursuant to Section 3.02(b) and (B) the Highest Lawful Rate, payable on the date or dates specified in the relevant Competitive Bid Request.

                  (c) Each Fixed Rate Loan shall bear interest at a rate per annum equal at all times to the lesser of (i) the fixed rate of interest offered by the Bank making such Loan and accepted by Borrower pursuant to Section 3.02 and (ii) the Highest Lawful Rate, payable on the date or dates specified in the relevant Competitive Bid Request.

                  (d) Interest payable under Sections 4.04(a) and 4.04(e) (to the extent that the calculation of the Default Rate thereunder is based on the Alternate Base Rate) shall be calculated by the Agent on the basis of a 365- or 366-day year, as the case may be, for the actual days (including the first day but excluding the last day) occurring in the period in which such interest is payable. Interest payable under Sections 4.04(b), (c) and (e) (to the extent that the calculation of the Default Rate is based on either the LIBOR Rate or the rate set forth in Section 4.04(c)) shall be calculated by the Agent on the basis of a 360-day year for the actual days (including the first day and excluding the last day) occurring in the period for which such interest is payable.

                  (e) Notwithstanding the foregoing, if all or a portion of (i) the principal amount of any Loan, (ii) any interest payable thereon, or (iii) any Facility Fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest, payable from time to time on demand, at a rate per annum equal to the lesser of (A) the Highest Lawful Rate and (B) the Default Rate, in each case from the date of such non-payment until such amount is paid in full (as well after as before judgment).

                  (f) Each determination of an interest rate by the Agent pursuant to any provisions of this Agreement shall be conclusive and binding on Borrower and the Banks in the absence of manifest error. The Agent shall, at the request of Borrower, deliver to Borrower a statement showing in reasonable detail the quotations used by the Agent in determining LIBOR Rates.

                  (g) The Reference Bank shall use its best efforts to finish quotations of rates to the Agent as contemplated hereby. If the Reference Bank shall be unable or shall otherwise fail to supply such rates to the Agent upon its request, (i) the Agent (after consultation with Borrower and the Banks) shall, by notice to Borrower and Banks, designate another Bank as the Reference Bank, and upon such designation, such Bank that is unable or fails to supply such rates shall cease to be the Reference Bank; and (ii) until the new Reference Bank is so designated no LIBOR Rate Loans shall be made and no Loans shall be continued as or converted into Committed LIBOR Rate Loans. If the Reference Bank shall for any reason no longer have a Commitment, Swing Line Commitment or any Loans, the Agent (after consultation with Borrower and the Banks) shall, by notice to Borrower and the Banks, designate another Bank as the Reference Bank, and upon such designation such Bank that no longer has a Commitment, Swing Line Commitment or any Loans shall cease to be the Reference Bank.

                  SECTION 4.05. Reserve Requirements. (a) Borrower agrees to pay to each Bank that requests compensation under this Section 4.05 in accordance with the provisions set forth in Section 5.07(b), so long as such Bank shall be required to maintain reserves against "Eurocurrency liabilities" under Regulation D of the Board (or, so long as such Bank shall be required by the Board or by any other Governmental Authority to maintain reserves against any other category of liabilities that includes deposits by reference to which the interest rate on LIBOR Rate Loans is determined as provided in this Agreement or against any category of extensions of credit or other assets of such Bank that includes any LIBOR Rate Loans), an additional amount (determined by such Bank and notified to Borrower pursuant to the provisions set forth in Section 5.07(b)) representing such Bank's calculation or, if an accurate calculation is impracticable, reasonable estimate (using such method of allocation to such Loans of Borrower as such Bank shall determine in accordance with Section 5.07(a)) of the actual costs, if any, incurred by such Bank during the relevant Interest Period or during the period a CAF LIBOR Rate Loan made by such Bank was outstanding, as the case may be, as a result of the applicability of the foregoing reserves to such Committed LIBOR Rate Loans or CAF LIBOR Rate Loans, which amount in any event shall not exceed the product of the following for each day of such Interest Period or each day during the period such CAF LIBOR Rate Loan was outstanding, as the case may be:

                           (i) the principal amount of the relevant Committed LIBOR Rate Loans or CAF LIBOR Rate Loans made by such Bank outstanding on such day; and

                           (ii) the difference between (A) a fraction, the numerator of which is the LIBOR Rate (expressed as a decimal) applicable to such Committed LIBOR Rate Loan or CAF LIBOR Rate Loan, as the case may be (expressed as a decimal), and the denominator of which is one minus the maximum rate (expressed as a decimal) at which such reserve requirements are imposed by the Board or other Governmental Authority on such date, minus (B) such numerator; and

                           (iii) a fraction, the numerator of which is one and
                  the denominator of which is 360.

                  (b) The agreements in this Section 4.05 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                  SECTION 4.06. Interest Rate Determination and Protection. (a) The rate of interest for each Committed LIBOR Rate Loan shall be determined by the Agent two (2) Business Days before the first day of each Interest Period applicable to such Loan. The Agent shall give prompt notice to Borrower and the Banks of the applicable interest rate determined by the Agent for purposes of
Section 4.04(b) hereof.

                  (b) If, with respect to any Committed LIBOR Rate Loans, prior to the first day of an Interest Period (i) the Agent shall have determined (which determination shall be conclusive and binding upon Borrower) that, by reason of circumstances affecting the London interbank market, adequate and reasonable means do not exist for ascertaining the LIBOR Rate for such Interest Period or (ii) the Agent shall have received notice from the Majority Banks that the LIBOR Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Banks (as determined in good faith and certified by such Banks) of making or maintaining their affected Committed LIBOR Rate Loans during such Interest Period or that Dollar deposits for the relevant amounts and Interest Period for the respective Committed LIBOR Rate Loans are not available to them in the London interbank market, the Agent shall give telecopy or telephonic notice thereof to Borrower and the Banks as soon as practicable thereafter. If such notice is given, (A) any Committed LIBOR Rate Loans requested to be made on the first day of such Interest Period shall be made as ABR Loans, (B) any Committed Loans that were to have been converted on the first day of such Interest Period to Committed LIBOR Rate Loans shall be continued as ABR Loans and (C) any outstanding Committed LIBOR Rate Loans shall be converted, on the first day of such Interest Period, to ABR Loans. Until such notice has been withdrawn by the Agent, no further Committed LIBOR Rate Loans shall be made or continued as such, nor shall Borrower have the right to convert Committed Loans to Committed LIBOR Rate Loans.

                  SECTION 4.07. Voluntary Interest Conversion or Continuation of Committed Loans. (a) Borrower may on any Business Day, upon its irrevocable oral or written notice of interest conversion/continuation given by it to the Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed interest conversion or continuation in the case of conversion into or continuation as a Committed LIBOR Rate Loan, (i) convert Committed Loans of one Type into Committed Loans of another Type; (ii) convert Committed LIBOR Rate Loans for a specified Interest Period into Committed LIBOR Rate Loans for a different Interest Period; or (iii) continue Committed LIBOR Rate Loans for a specified Interest Period as Committed LIBOR Rate Loans for the same Interest Period; provided, however, that (A) any conversion of any Committed LIBOR Rate Loans into Committed LIBOR Rate Loans for a different Interest Period, or into ABR Loans, or any continuation of Committed LIBOR Rate Loans for the same Interest Period shall be made on, and only on, the last day of an Interest Period for such Committed LIBOR Rate Loans; (B) no Committed Loan may be converted into or continued as a

Committed LIBOR Rate Loan by Borrower so long as an Event of Default has occurred and is continuing; (C) no Committed Loan may be converted into or continued as a Committed LIBOR Rate Loan after the date that is one month prior to the Termination Date, (D) no Committed Loan may be converted into or continued as a Committed LIBOR Rate Loan if, after giving effect thereto,
Section 2.03 would be contravened, and (E) each conversion and each continuation shall treat all Loans comprising a particular Committed Borrowing alike, with the result that at all times (except as contemplated by Section 4.09(a)) each Committed Borrowing will consist of a Loan of the same Type, having (in the case of Committed LIBOR Rate Loans) the same Interest Period and originally made on the same day by the Banks. With respect to any oral notice of interest conversion/ continuation given by Borrower under this Section 4.07(a), Borrower shall promptly thereafter confirm such notice in writing. Each written notice of interest conversion/continuation given by Borrower under this Section 4.07(a) and each confirmation of an oral notice of interest conversion/ continuation given by Borrower under this Section 4.07(a) shall be in substantially the form of Exhibit 4.07 hereto ("Notice of Interest Conversion/Continuation"). Each such Notice of Interest Conversion/Continuation shall specify therein the requested
(x) date of such interest conversion or continuation; (y) the Committed Loans to be converted or continued; and (z) if such interest conversion or continuation is into Committed LIBOR Rate Loans, the duration of the Interest Period for each such Committed LIBOR Rate Loan. The Agent shall promptly deliver a copy of each Notice of Interest Conversion/Continuation to each Bank. Each Notice of Interest Conversion/Continuation shall be irrevocable and binding on Borrower. Inasmuch as a conversion or continuation pursuant to this Section 4.07(a) does not require any Bank to advance additional amounts, the Borrower shall not be required to satisfy the conditions in Section 6.02 as a condition to giving a Notice of Interest Conversion/Continuation.

                  (b) If Borrower shall fail to deliver to the Agent a Notice of Interest Conversion/Continuation in accordance with Section 4.07(a) hereof, or to select the duration of any Interest Period for the principal amount outstanding under any Committed LIBOR Rate Loan by 11:00 A.M. (New York City time) on the third Business Day prior to the last day of the Interest Period applicable to such Loan in accordance with Section 4.07(a), the Agent will forthwith so notify Borrower and the Banks (provided that the failure to give such notice shall not affect the conversion referred to below) and such Committed Loans will automatically, on the last day of the then existing interest Period therefor, convert into ABR Loans.

                  SECTION 4.08. Funding Losses Relating to LIBOR Rate Loans. (a) Borrower agrees, without duplication of any other provision under this Agreement, to indemnify each Bank and to hold each Bank harmless from any loss or expense that such Bank may sustain or incur as a consequence of (i) default by Borrower in payment when due of the principal amount of or interest on any LIBOR Rate Loan, (ii) default by Borrower in making a borrowing of, conversion into or continuation of LIBOR Rate Loans after Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (iii) default by Borrower in making any prepayment after Borrower has given a notice thereof in accordance with the provisions of this

Agreement or (iv) the making of a prepayment of LIBOR Rate Loans or the conversion of Committed LIBOR Rate Loans into ABR Loans, on a day that is not the last day of an Interest Period with respect thereto, including, without limitation, in each case, any such loss or expense arising from the reemployment of funds obtained by it or from fees payable to terminate the deposits from which such funds were obtained. The calculation of all amounts payable to a Bank under this Section 4.08(a) shall be made pursuant to the method described in
Section 5.07(a), but in no event shall such amounts exceed the amounts that would have been payable assuming such Bank had actually funded its relevant LIBOR Rate Loan through the purchase of a deposit bearing interest at the LIBOR Rate in an amount equal to the amount of such LIBOR Rate Loan and having a maturity comparable to (A) with respect to any Committed LIBOR Rate Loan, the relevant Interest Period and (B) with respect to any CAF LIBOR Rate Loan, the maturity set forth in the Competitive Bid applicable thereto; provided, that each Bank may find each of its LIBOR Rate Loans in any manner it sees fit, and the foregoing assumption shall be utilized only for the calculation of amounts payable under this Section 4.08(a).

                  (b) The agreements in this Section 4.08 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                  SECTION 4.09. Change in Legality. (a) Notwithstanding any other provision of this Agreement, if any Bank shall notify the Agent that the introduction of or any change in or in the interpretation or application of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for any Bank or its LIBOR Lending Office to perform its obligations hereunder to make LIBOR Rate Loans or to find or maintain LIBOR Rate Loans hereunder, (i) the obligation of such Bank to make, or to convert Committed Loans into, or to continue Committed LIBOR Rate Loans as, LIBOR Rate Loans shall be suspended until the Agent shall notify Borrower that the circumstances causing such suspension no longer exist; (ii) Borrower shall, at its option, either prepay in full all Committed LIBOR Rate Loans of such Bank then outstanding, or convert all such Loans to ABR Loans, on the respective last days of the then current Interest Periods with respect to such Loans (or within such earlier period as required by law), accompanied, in the case of any prepayments, by interest accrued thereon (and, in the case of any such conversion, the Borrower shall pay accrued interest thereon at the time of such conversion and such converted Loans will otherwise continue to be considered as a part of the respective Borrowings that they were a part of prior to such conversion); (iii) Borrower shall, with respect to each CAF LIBOR Rate Loan of such Bank, take such action as such Bank shall reasonably request; (iv) any request by Borrower for a Borrowing comprised of Committed LIBOR Rate Loans shall, as to such Bank, be deemed a request for an ABR Loan to be made on the same day as the Committed LIBOR Rate Loans of the other Banks and such ABR Loan shall be considered as part of such Borrowing; and (v) all payments and prepayments of principal that would otherwise have been applied to repay the LIBOR Rate Loans that would have been made by such Bank or the converted LIBOR Rate Loans shall instead be applied to repay the ABR Loans made by such Bank in lieu of such LIBOR Rate Loans or resulting from the conversion of such LIBOR Rate Loans and shall be made at the time that payments on the Committed LIBOR Rate Loans of the other Banks are made. Each Bank agrees that it will use reasonable efforts to designate a different Applicable Lending Office for the LIBOR Rate Loans due to it affected by this Section 4.09, if such designation will avoid the illegality described in this Section 4.09 so long as such designation will not be disadvantageous to such Bank as determined by such Bank in its sole discretion acting in good faith.

                  (b) For purposes of this Section 4.09, a notice to Borrower (with a copy to the Agent) by any Bank pursuant to paragraph (a) above shall be effective on the date of receipt thereof by Borrower.

                                   ARTICLE V

                        INCREASED COSTS, TAXES, PAYMENTS
                                 AND PREPAYMENTS

                  SECTION 5.01. Increased Costs; Capital Adequacy. (a) If after the date of this Agreement the adoption of or any change in any law or regulation or in the interpretation or application thereof or compliance by any Bank with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date of this Agreement:

                           (i) shall subject any Bank to any tax of any kind whatsoever with respect to this Agreement, any Note or any LIBOR Rate Loan made by it, or change the basis of taxation of payments to such Bank in respect thereof (except for (A) Taxes covered by Section 5.03, (B) net income taxes and franchise taxes imposed on such Bank as a result of a present or former connection between the jurisdiction of the government or taxing authority imposing such tax and such Bank other than a connection arising solely from such Bank having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or the Loans and (C) changes in the rate of tax on the overall net income of such
                  Bank);

                           (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Bank that is not otherwise included in the determination of the LIBOR Rate hereunder (except for amounts covered by Section 4.05 or any other Section hereof); or

                           (iii) shall impose on such Bank any other condition;

and the result of any of the foregoing is to increase the actual cost to such Bank of making, converting into, continuing or maintaining LIBOR Rate Loans or to reduce any amount receivable hereunder in respect thereof, then, in any such case, Borrower shall promptly pay such Bank, upon its demand in the manner set forth in Section 5.07(b), any additional amounts, computed by such Bank in accordance with Section 5.07(a), necessary to compensate such Bank for such actual increased cost or reduced amount receivable that is attributable to Loans or Commitments (to the extent that such Bank has not already been compensated or reimbursed for such amounts pursuant to any other provision of this Agreement). If any Bank becomes entitled to claim any additional amounts pursuant to this
Section 5.0 1 (a) from Borrower and elects to do so, it shall promptly notify Borrower, through the Agent, of the event by reason of which it has become so entitled in the manner set forth in Section 5.07(b).

                  (b) If any Bank determines in good faith that the introduction of or any change in or in the interpretation or application of any law or regulation regarding capital adequacy after the date of this Agreement or compliance by such Bank or any corporation controlling such Bank with any law or regulation or any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) made or issued after the date of this Agreement does or shall have the effect, as a result of such Bank's obligations under this Agreement, of reducing the rate of return on such Bank's or such corporation's capital to a level below that which such Bank or such corporation could have achieved but for such change or compliance (taking into consideration such Bank's or such corporation's policies with respect to capital adequacy), Borrower shall pay to the Agent for the account of such Bank, from time to time as specified by such Bank in the manner set forth in Section 5.07(b), additional amounts, computed by such Bank in accordance with
Section 5.07(a), sufficient to compensate such Bank or such corporation in the light of such circumstances, to the extent that such Bank reasonably determines such reduction in rate of return is allocable to the existence of such Banks obligations hereunder.

                  (c) The agreements contained in this Section 5.01 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                  SECTION 5.02. Payments and Computations. (a) All Committed Loans shall be due and payable on March 31, 2003 or such earlier date as they may become due pursuant hereto. Borrower shall make each payment (including each prepayment) hereunder and under the Loans, whether on account of principal, interest, fees or otherwise, without setoff, counterclaim or other deduction, not later than 12:00 Noon (New York City time) on the day when due, in Dollars to the Agent at its address referred to in Section 11.02 in immediately available funds. The Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal, interest, usage fees under Section 4.02(c) or Facility Fees (to the extent received by the Agent) ratably to the Banks for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Bank (to the extent received by the Agent) to such

Bank for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement.

                  (b) Whenever any payment hereunder or under the Loans shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fees, as the case may be; provided, however, if such extension would cause payment of interest on or principal of LIBOR Rate Loans to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

                  (c) Unless the Agent shall have received notice from Borrower prior to the date on which any payment is due to the Banks hereunder that Borrower will not make such payment in full, the Agent may assume that Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent Borrower shall not have so made such payment in full to the Agent, each Bank shall pay to the Agent on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Agent at the Federal Funds Effective Rate.

                  (d) The Borrower shall repay to the Agent for the account of the Swing Line Bank the outstanding principal amount of each Swing Loan made by it on the maturity date specified in the applicable Notice of Swing Loan (which maturity shall be no later than the earlier of the tenth day after the requested date of such Swing Loan and the Termination Date).

                  SECTION 5.03. Taxes. (a) Except with respect to withholdings of United States taxes as provided in Section 5.03(d), any and all payments by Borrower hereunder or under the Loans shall be made, in accordance with Section 5.02, free and clear of and without deduction or withholding for or on account of any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Bank and the Agent, net income taxes and franchise taxes imposed on it as a result of a present or former connection between the jurisdiction of the government or taxing authority imposing such tax and the Agent or such Bank, as the case may be, other than a connection arising solely from the Agent or such Bank having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or the Loans (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). Except with respect to withholdings of United States taxes as provided in Section 5.03(d), if Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Loans to any Bank or the Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 5.03) such Bank or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made; (ii) Borrower shall make such deductions; and (iii) Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law. If requested by any Bank, Borrower shall confirm that all applicable Taxes, if any, imposed on it by virtue of the transactions under this Agreement have been properly and legally paid by it to the appropriate taxing authorities by sending either (A) official tax receipts or notarized copies of such receipts to such Bank within thirty (30) days after payment of any applicable tax or (B) a certificate executed by a Responsible Officer of Borrower confirming that such Taxes have been paid, together with evidence of such payment.

                  (b) In addition, Borrower agrees to pay, in the manner set forth in Section 5.07(b), any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or under the Loans or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, any Note or the Loans and for which such Bank or the Agent (as the case may be) has not been otherwise reimbursed by Borrower under this Agreement (hereinafter referred to as "Other Taxes").

                  (c) Borrower will indemnify each Bank and the Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 5.03) paid by such Bank or the Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, including, without limitation or duplication, any incremental taxes, interest or penalties that may become payable by the Agent or any Bank as a result of any failure by Borrower to pay any Taxes or Other Taxes when due to the appropriate taxing authority or to remit to any Bank the receipts or other evidence of payment of Taxes or Other Taxes.

                  (d) Each Bank and each CAF Loan Assignee registered in the Register that is organized under the laws of any jurisdiction other than the United States of America or a state thereof agrees that it will deliver to Borrower and the Agent (i) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224 or successor applicable form, as the case may be, and (ii) an Internal Revenue Service Form W-8 or W-9 or successor applicable form. Each such Bank and each such CAF Loan Assignee also agrees to deliver to Borrower and the Agent two further copies of the said Form 1001 or 4224 and Form W-8 or W-9, or successor applicable forms or other manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to Borrower, and such extensions or renewals thereof as may reasonably be requested by Borrower or the Agent, unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required that renders all such forms inapplicable or that would prevent such Bank or such CAF Loan Assignee from duly completing and delivering any such form with respect to it and such Bank or such CAF Loan Assignee so advises Borrower and the Agent. Each such Bank and each such CAF Loan Assignee shall certify (A) in the case of a Form 1001 or 4224, that it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes and (B) in the case of a Form W-8 or W-9, that it is entitled to an exemption from United States backup withholding tax. In the event that any such Bank or CAF Loan Assignee fails to deliver any forms required under this Section 5.03(d), Borrower's obligation to pay additional amounts under this Section 5.03 to such Bank or CAF Loan Assignee shall be reduced to the amount that it would have been obligated to pay had such forms been provided.

                  (e) The agreements in this Section 5.03 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder. Nothing contained in this Section 5.03 shall require Borrower to pay any amount to any Bank or the Agent in addition to that for which it has already reimbursed any Bank or the Agent under any other provision of this Agreement.

                  SECTION 5.04. Sharing of Payments, Etc. If any Bank (a "benefited Bank") shall at any time receive any payment (other than pursuant to
Section 4.05, 4.08, 5.01 or 5.03) of all or part of its Committed Loans, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by setoff, pursuant to events or proceedings of the nature referred to in Section 9.01 (g) or 9.01(h), or otherwise), in a greater proportion than any such payment to or collateral received by any other Bank, if any, in respect of such other Bank's Committed Loans, or interest thereon, such benefited Bank shall purchase for cash from the other Banks a participating interest in such portion of each such other Bank's Committed Loans or shall provide such other Banks with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefited Bank to share the excess payment or benefits of such collateral or proceeds ratably with each of the Banks; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefited Bank, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. Borrower agrees that any Bank so purchasing a participation from another Bank pursuant to this Section 5.04 or
Section 2.04 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of setoff) with respect to such participation as fully as if such Bank were the direct creditor of Borrower in the amount of such participation.

                  SECTION 5.05. Voluntary Prepayments. Subject to Section 4.08, Borrower may, upon notice delivered to the Agent not later than 11:00 A.M. (New York City time) three (3) Business Days (or, in the case of a prepayment of ABR Loans or Swing Loans, one (1) Business Day) prior to the date of prepayment stating the aggregate principal amount of the prepayment and the Committed Loans or Swing Loans, as the case may be, to be prepaid, prepay the outstanding principal amounts of such Committed Loans comprising part of the same Committed Borrowing in whole or ratably in part or Swing Loans in whole or in part, as the case may be, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that all such prepayments shall be made without premium or penalty thereon; and provided further that losses incurred by any Bank under Section 4.08 shall be payable with respect to each such prepayment in the manner set forth in Section 4.08. Such notice shall be irrevocable, and the payment amount specified in such notice shall be due and payable on the prepayment date described in such notice, together with accrued and unpaid interest on the amount prepaid. Partial prepayments with respect to any Tranche of Committed LIBOR Rate Loans shall be in an aggregate principal amount equal to the lesser of (a) $10,000,000 or an integral multiple of $1,000,000 in excess thereof or (b) the aggregate principal amount of such Tranche of Committed LIBOR Rate Loans then outstanding, as the case may be; provided, that, no partial prepayment of any Tranche of Committed LIBOR Rate Loans may be made if, after giving effect thereto, Section 2.03 would be contravened. Partial prepayments with respect to the ABR Loans and Swing Loans shall be made in an aggregate principal amount equal to the lesser of (i) $5,000,000 or an integral multiple of $1,000,000 in excess thereof or (ii) the aggregate principal amount of ABR Loans or Swing Loans then outstanding, as the case may be; provided, that, no partial prepayment of ABR Loans may be made if, after giving effect thereto, any Committed Borrowing would have an outstanding principal amount less than $5,000,000.

                  SECTION 5.06. Mitigation of Losses and Costs. Any Bank claiming reimbursement from Borrower under Sections 4.05, 4.08, 5.01 and 5.03 hereof shall use reasonable efforts (including, without limitation, if requested by Borrower, reasonable efforts to designate a different Applicable Lending Office of such Bank) to mitigate the amount of such losses, costs, expenses and liabilities, if such efforts can be made and such mitigation can be accomplished without such Bank suffering (a) any economic disadvantage for which such Bank does not receive full indemnity from Borrower under this Agreement or (b) any legal or regulatory disadvantage.

                  SECTION 5.07. Determination and Notice of Additional Costs and Other Amounts. (a) In determining the amount of any claim for reimbursement or compensation under Sections 4.05, 4.08 and 5.01, each Bank may use any reasonable averaging, attribution and allocation methods consistent with such methods customarily employed by such Bank in similar situations.

                  (b) Each Bank or, with respect to compensation claimed by the Agent pursuant to Section 5.03, the Agent, as the case may be, will (i) use best efforts to notify Borrower through the Agent (in the case of each Bank) of any event occurring after the date of this Agreement promptly after the occurrence thereof and (ii) notify Borrower through the Agent (in the case of each Bank) promptly after such Bank or the Agent, as the case may be, becomes aware of any event occurring after the date of this Agreement, in either case if such event (for purposes of this Section 5.07(b), a "Triggering Event") will entitle such Bank or the Agent, as the case may be, to compensation pursuant to Section 4.05, 4.08, 5.01 or 5.03, as the case may be, and such Bank or the Agent, as the case may be, elects to request compensation pursuant to Section 4.05, 4.08, 5.01 or 5.03, as the case may be, in respect of such event. Each such notification of a Triggering Event shall be accompanied by a certificate of such Bank or the Agent, as the case may be, (1) setting forth in reasonable detail such amount or amounts as shall be necessary to compensate such Bank or the Agent, as the case may be, as specified in Section 4.05, 4.08, 5.01 or 5.03, as the case may be, and

(2) in the case of compensation claimed pursuant to Section 5.01 (a), stating that such Bank or the Agent is generally requesting similar compensation (to the extent it is legally entitled to do so) from its similarly situated customers, which certificate shall be conclusive absent manifest error. Borrower shall pay to such Bank or to the Agent for its own account, as the case may be, the amount shown as due on any such certificate within ten (10) Business Days after its receipt of the same, but in no event will the Borrower be required to pay any portion of such compensation incurred more than 180 days prior to such notification, unless such Bank or the Agent, as the case may be, neither had actual knowledge of, nor should have known of, the circumstances entitling it to such compensation.

                                   ARTICLE VI

                              CONDITIONS OF LENDING

                  SECTION 6.01. Conditions Precedent to Initial Loans. The obligation of each Bank to make its initial Loan to Borrower is subject to the conditions precedent that (a) the Agent shall have received on or before the day of the initial Borrowing the documents, instruments and opinions set forth in subsections (i) through (vi) below, in form and substance satisfactory to the Agent and the Banks and in sufficient copies for each Bank and (b) the conditions set forth in subsections (vii) through (ix) below shall have been satisfied:

                           (i) This Agreement, duly executed by Borrower and each Bank.

                           (ii) A certificate dated as of the Effective Date of the Assistant Secretary of Borrower certifying (A) the names and true signatures of the officers of Borrower authorized to sign each Loan Document to which Borrower is a party and the notices and other documents to be delivered by Borrower pursuant to any such Loan Document; (B) the Bylaws and Certificate of Incorporation of Borrower as in effect on the date of such certification; (C) the resolutions of the Board of Directors of Borrower approving and authorizing the execution, delivery and performance by Borrower of this Agreement and authorizing the borrowings and other transactions contemplated hereunder; and (D) that attached thereto is a true and correct copy of the Indenture;

                           (iii) A certificate dated as of the Effective Date of
                  a Responsible Officer of Borrower certifying that the representations and warranties of the Borrower contained in
                  Section 7.01 are true and correct in all material respects and no Default or Event of Default exists and certifying the rating on the Effective Date of the senior unsecured long-term debt of Borrower by S&P (which shall be no lower than BBB) and by Moody's (which shall be no lower than Baal).

                           (iv) Certificates dated on or about the Effective Date of the Secretary of State of the State of Delaware as to the existence and good standing of Borrower.

                           (v) A favorable opinion of Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P., counsel for Borrower, substantially in the form of Exhibit 6.01(v)(i) hereto, and a favorable opinion of in-house counsel of the Borrower, substantially in the form of Exhibit 6.01(v)(ii) hereto.

                           (vi) Such other customary supporting documents as the Agent or the Banks, through the Agent, may reasonably request.

                           (vii) All governmental and third-party approvals necessary in connection with the execution, delivery and performance by Borrower of this Agreement shall have been obtained and be in full force and effect.

                           (viii) Except as disclosed on Schedule 6.01(viii)
                  attached hereto, Borrower shall, as of the Effective Date, own, directly or indirectly through one or more of its Subsidiaries, all of the outstanding capital stock of each Significant Subsidiary of Borrower, free and clear of any Liens.

                           (ix) The Credit Agreement dated as of December 11, 1995 among the Borrower, Citibank, as agent, and various banks providing a $400,000,000 revolving credit facility shall have been terminated and all principal, interest and other amounts owed in connection therewith shall have been paid in full. Each Bank that is a "Bank" under such Credit Agreement hereby waives the requirement of notice of termination set forth in
                  Section 2.04 of such Credit Agreement.

                  SECTION 6.02. Conditions Precedent to Each Borrowing. The obligation of each Bank to make a Loan to Borrower (including, without limitation, the initial Loan) shall be subject to the further conditions precedent that (a) on or prior to the date of such Loan, the Agent shall have received from Borrower a Notice of Borrowing, Notice of Swing Loan or a Competitive Bid Confirmation, as the case may be, in accordance with the terms of this Agreement and (b) on the date of such Loan, the following statements shall be true and correct (and each of the giving of any applicable Notice of Borrowing, Notice of Swing Loan or Competitive Bid Confirmation, as the case may be, and the acceptance by Borrower of the proceeds of such Loan, shall constitute a representation and warranty by Borrower that on the date of such Loan such statements are true and correct):

                           (i) The representations and warranties of Borrower contained in Section 7.01 of this Agreement are true and correct in all material respects on and as of the date of such Loan (except for (1) those representations or warranties or parts thereof that, by their terms, expressly relate solely to a specific date, in which case such representations and warranties shall be true and correct in all material respects as of such specific date; and (2) if such Loan is not a part of the initial Borrowing hereunder and if at the time of such Loan
                  (I) all senior unsecured long-term debt of the Borrower is rated BBB or higher by S&P or is rated Baa2 or higher by Moody's, (II) the Borrower is not Unrated and (III) either (x) all senior unsecured long-term debt of the Borrower is rated BBB+ or higher by S&P and is rated Baal or higher by Moody's or (y) the Borrower is not on credit watch with negative implications with S&P or Moody's (and no similar comment has been made by S&P or Moody's regarding a potential downgrade of any of the Borrower's debt ratings), the representation and warranty set forth in clause (i) of Section 7.01(j)), before and after giving effect to such Loan and to any other Loans to be made on such date, and to the application of the proceeds from such Loan and such other Loans, as though made on and as of such date;

                           (ii) Borrower shall be in compliance with and shall have performed all agreements and covenants made by it under this Agreement; and

                           (iii) No Default or Event of Default shall have
                  occurred and be continuing or would result from such Loan or any other Loan to be made on such date.

                                  ARTICLE VII

                         REPRESENTATIONS AND WARRANTIES

                  SECTION 7.01. Representations and Warranties of Borrower. Borrower represents and warrants as follows:

                  (a) Corporate Status of Borrower. Borrower (i) is validly organized and existing as a corporation and in good standing under the laws of the State of Delaware; (ii) is duly authorized or qualified to do business in and is in good standing in each other jurisdiction in which the conduct of its business or the ownership or leasing of its Property requires it to be so authorized or qualified to do business, except where the failure to be so duly authorized or qualified or in good standing, individually or in the aggregate, would not have a Material Adverse Effect on Borrower; and (iii) has the corporate power and authority to conduct its business, as presently conducted.

                  (b) Corporate Status of Subsidiaries of Borrower. Each Subsidiary of Borrower (i) is validly organized and existing as a corporation and in good standing under the laws of the jurisdiction of its incorporation and is duly authorized or qualified to do business in and is in good standing in each other jurisdiction in which the conduct of its business or the ownership or leasing of its Property requires it to be so authorized or qualified to do business, except where the failure to be so validly organized and existing or duly authorized or qualified or in good standing, individually or in the aggregate, would not have a Material Adverse Effect and (ii) has the corporate power and authority to conduct its business, as presently conducted, except where the failure to have such corporate power and authority, individually or in the aggregate, would not have a Material Adverse Effect.

                  (c) Corporate Powers. Borrower has the corporate power to execute, deliver and perform and comply with its obligations under this Agreement, any Notes and the other Loan Documents to which it is a party. This Agreement has been, and each other Loan Document to which Borrower is a party will be, duly executed and delivered on behalf of Borrower.

                  (d) Authorization; No Conflict, Etc. The borrowings by Borrower contemplated by this Agreement, the execution and delivery by Borrower of this Agreement and the other Loan Documents to which it is a party and the performance by Borrower of its obligations hereunder and thereunder have been duly authorized by all requisite corporate action on the part of Borrower and do not and will not (i) violate any law, any order to which Borrower or any Subsidiary of Borrower is subject of any court or other Governmental Authority, or the certificate of incorporation or bylaws (each as amended from time to time) of Borrower or any Subsidiary of Borrower; (ii) violate, conflict with, result in a breach of or constitute (with due notice or lapse of time or both, or any other condition) a default under, any indenture, loan agreement or other agreement to which Borrower or any Subsidiary of Borrower is a party or by which Borrower or any Subsidiary of Borrower, or any of their respective Property, is bound (except for such violations, conflicts, breaches or defaults that, individually or in the aggregate, do not have or would not have a Material Adverse Effect); or (iii) result in, or require, the creation or imposition of any Lien not permitted hereby upon any of the Properties of Borrower or any Significant Subsidiary.

                  (e) Approvals and Consents. No authorization or approval or action by, and no notice to or filing with, any Governmental Authority or other third party is required for the due execution, delivery and performance by Borrower of this Agreement and the other Loan Documents to which it is a party.

                  (f) Obligations Binding. This Agreement and the other Loan Documents to which Borrower is a party are the legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms (assuming due and valid authorization, execution and delivery of this Agreement by any party other than Borrower), except as such enforceability may be (i) limited by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the enforcement of creditors' rights generally and (ii) subject to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  (g) Use of Proceeds; Margin Stop. Neither the Borrower nor any Subsidiary of the Borrower is engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock. Following the application of the proceeds of each Loan, not more than 25% of the value of the assets of the Borrower will consist of Margin Stock and not more than 25% of the value of the assets of the Borrower and its Subsidiaries will consist of Margin Stock.

                  (h) Title to Properties. Each of Borrower and any Subsidiary of Borrower has good title to the Properties reflected in the financial statements referred to in Section 7.01 (m) and in any financial statements delivered pursuant to Section 8.01(a), except for such Properties that have been disposed of subsequent to the dates of the balance sheets included in such financial statements and that are no longer used or useful in the conduct of the business of Borrower or any Subsidiary of Borrower or that have been disposed of in the ordinary course of their respective business. As of the date hereof, the Borrower is the record and beneficial owner of all of the outstanding capital stock of MRT and NGT, and there are no outstanding options, warrants or other rights to acquire any capital stock of MRT or NGT.

                  (i) Investment Company Act; PUHC Act of 1935. Neither Borrower nor any Subsidiary of Borrower is (i) an "investment company" as defined in, or otherwise subject to regulation under, the Investment Company Act of 1940, as amended, or (ii) subject to regulation under the Public Utility Holding Company Act of 1935, as amended, except Section 9(a)(2) thereof relating to the acquisition of securities of other public utility companies or public utility holding companies.

                  (j) Material Adverse Change. Since the MAE Representation Date, there has been no change (i) in the consolidated financial position of the Borrower or any Consolidated Subsidiary that would have a Material Adverse Effect or (ii) in the results of operations, business or prospects of Borrower or any Consolidated Subsidiary that would have a Material Adverse Effect.

                  (k) Litigation. There is no litigation, action, suit or other legal or governmental proceeding pending or, to the best knowledge of Borrower, threatened, at law or in equity, or before or by any arbitrator or Governmental Authority, (i) relating to the transactions under this Agreement or (ii) in which there is a reasonable possibility of an adverse decision that is likely to have a Material Adverse Effect.

                  (l) ERISA. Neither Borrower nor any Significant Subsidiary has incurred any material liability or deficiency arising out of or in connection with (i) any Reportable Event or "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) with respect to any Plan that has occurred during the five-year period immediately preceding the date on which this representation is made or deemed made, (ii) any failure of a Plan to comply with the applicable provisions of ERISA and the Code, (iii) any termination of a Single Employer Plan, (iv) any complete or partial withdrawal by Borrower or any Commonly Controlled Entity from any Multiemployer Plan or (v) any Lien in favor of the PBGC or any Plan that has arisen during the five-year period referred to in clause (i) above. In addition, no Multiemployer Plan is in Reorganization or is Insolvent, where such Reorganization or Insolvency, individually or when aggregated with the events described in the first sentence of this Section 7.01(l), is likely to result in a material liability or deficiency of Borrower or any Significant Subsidiary. As used in this Section 7.01(l), any liability or deficiency shall be deemed not to be "material" so long as the sum of all liabilities and deficiencies referred to in this Section 7.01(l) at any one time outstanding, individually and in the aggregate, is less than $25,000,000.

                  (m) Financial Statements. The audited financial statements of Borrower as of and for the year ended December 31, 1996 and the unaudited financial statements of Borrower as of and for the nine months ended September 30, 1997, copies of which have been delivered to the Banks, present fairly the financial condition and results of operations of Borrower as of such dates and for the year and nine months, respectively, then ended, in conformity with GAAP and, except as otherwise stated therein, consistently applied.

                  (n) Accuracy of Information. None of the documents or written information (including financial statements, but excluding financial projections and forecasts) provided by Borrower to the Banks in connection with or pursuant to this Agreement contains as of the date thereof or will contain as of the date thereof any untrue statement of a material fact or omits or will omit to state as of the date thereof a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial projections and forecasts furnished to the Banks by Borrower with respect to the transactions contemplated under this Agreement were prepared in good faith and on the basis of information and assumptions that Borrower believed to be reasonable as of the date of such information.

                  (o) No Violation. Borrower is not in violation of any order, writ, injunction or decree of any court or any order, regulation or demand of any Governmental Authority that, individually or in the aggregate, reasonably could be expected to have a Material Adverse Effect.

                                  ARTICLE VIII

                       AFFIRMATIVE AND NEGATIVE COVENANTS

                  SECTION 8.01. Affirmative Covenants of Borrower. Borrower covenants that, so long as any Loan remains unpaid or any other amount is owing by Borrower hereunder or under any other Loan Documents to which it is a party or any Bank shall have any Commitment or Swing Line Commitment outstanding to Borrower under this Agreement, Borrower will:

                  (a) Delivery of Financial Statements. Deliver to the Agent for distribution to the Banks sufficient copies for each of the Banks of the following:

                           (i) as soon as practicable and in any event within 100 days after the end of each fiscal year of Borrower, an audited consolidated balance sheet of Borrower and the Consolidated Subsidiaries of Borrower as of the end of such fiscal year and the related audited statements of consolidated income, retained earnings and cash flows for such year prepared in conformity with GAAP consistently applied, setting forth in comparative form the figures for the previous fiscal year, together with a report thereon by independent certified public accountants of nationally recognized standing selected by Borrower (which requirement may be satisfied by delivering Borrower's annual report on Form 10-K with respect to such fiscal year as filed with the SEC);

                           (ii) as soon as practicable and in any event within 55 days after the end of each of the first three quarters of each fiscal year of Borrower, unaudited consolidated financial statements of Borrower and the Consolidated Subsidiaries of Borrower consisting of at least a consolidated balance sheet as at the close of such quarter and statements of consolidated income, retained earnings and cash flows for such quarter and for the period from the beginning of such fiscal year to the close of such quarter (which requirement may be satisfied by delivering Borrower's quarterly report on Form 10-Q with respect to such fiscal quarter as filed with the SEC) and accompanied by a certificate of a Responsible Officer of Borrower to the effect that such unaudited financial statements present fairly the consolidated financial condition and results of operations of Borrower and the Consolidated Subsidiaries of Borrower as of such date and for such quarter and for such period and have been prepared in conformity with GAAP in a manner consistent with the financial statements referred to in paragraph (a)(i) above;

                           (iii) with each set of statements to be delivered
                  above, a certificate in a form satisfactory to the Agent, signed by a Responsible Officer of Borrower confirming compliance with Section 8.02(a) and setting out in reasonable detail the calculations necessary to demonstrate such compliance as at the date of the most recent balance sheet included in such financial statements and stating that no Default or Event of Default has occurred and is continuing or, if there is any Default or Event of Default, describing it and the steps, if any, being taken to cure it; and

                           (iv) (A) within 10 days of the filing thereof, copies of all periodic reports (other than (x) reports on Form 11-K or any successor form and (y) current reports on Form 8-K that contain no information other than exhibits filed therewith) under the Exchange Act (in each case other than exhibits thereto and documents incorporated by reference therein)) filed by Borrower with the SEC; (B) promptly, and in any event within seven (7) days after a Responsible Officer of Borrower becomes aware of the occurrence thereof, written notice of (w) any change in, or withdrawal or termination of, the rating of any senior unsecured long-term debt of the Borrower by S&P or Moody's or either S&P or Moody's putting the Borrower on credit watch with negative implications (or making any similar comment regarding a potential downgrade of any of the Borrower's debt ratings), (x) any Event of Default or any Default, (y) the institution of any litigation, action, suit or other legal or governmental proceeding involving Borrower or any Subsidiary of Borrower as to which there is a reasonable possibility of an adverse decision that is likely to have a Material Adverse Effect or any final adverse determination in any litigation, action, suit or other legal or governmental proceeding involving Borrower or any Subsidiary of Borrower that would have a Material Adverse Effect, or (z) the incurrence by Borrower or any Significant Subsidiary of a material liability or deficiency, or the existence of a reasonable possibility of incurring a material liability or deficiency, arising out of or in connection with (1) any Reportable Event with respect to any Plan, (2) the failure to make any required contribution to a Plan, (3) the creation of any Lien in favor of the PBGC or a Plan, (4) any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (5) the institution of proceedings or the taking of any other action by the PBGC or Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Plan; provided, that as used in this clause
                  (z), any liability or deficiency shall be deemed not to be "material" so long as the sum of all liabilities and deficiencies referred to in this clause (z) at any one time outstanding, individually and in the aggregate, is less than $20,000,000; and (C) such other information relating to Borrower or its business, properties, condition, Subsidiaries or operations as the Agent (or any Bank through the Agent) may reasonably request.

                  (b) Use of Proceeds. Use the proceeds of each Loan in accordance with Section 8.02(d) and only for general corporate purposes of Borrower, including, without limitation, support for commercial paper issued by Borrower and advances and loans to Affiliates of Borrower.

                  (c) Existences Laws. And will cause each Subsidiary of Borrower to, do or cause to be done all things necessary (i) to preserve, renew and keep in fall force and effect its corporate existence and all rights, licenses, permits and franchises and (ii) to comply with all laws and regulations applicable to it, in each case where the failure to do so, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; provided that the Borrower agrees to maintain its existence at all times irrespective of whether failure to do so could reasonably be expected to have a Material Adverse Effect.

                  (d) Maintenance of Business Line. Maintain Borrower's fundamental business of being a local gas distribution company and an owner and operator of natural gas pipeline systems.

                  (e) Access. And will cause each Significant Subsidiary to, at any reasonable time and from time to time, permit up to six representatives of the Banks designated by the Majority Banks, or representatives of the Agent, on not less than five Business Days' notice, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, Borrower and each Significant Subsidiary and to discuss the general business affairs of Borrower and each Significant Subsidiary with their respective officers and independent certified public accountants; subject, however, in all cases to the imposition of such conditions as Borrower and each Significant Subsidiary shall deem necessary based on reasonable considerations of safety and security. Notwithstanding the foregoing, none of the conditions precedent to the exercise of the right of access described in the preceding sentence that relate to notice requirements or limitations on the Persons permitted to exercise such right shall apply at any time when a Default or an Event of Default shall have occurred and be continuing.

                  (f) Insurance. And will cause each Significant Subsidiary to, maintain insurance with responsible and reputable insurance companies or associations, or to the extent that Borrower or such Significant Subsidiary deems it prudent to do so, through its own program of self-insurance, in such amounts and covering such risks as is usually carried by companies engaged in similar businesses, of comparable size and financial strength and with comparable risks.

                  (g) Payment of Taxes, Etc. And will cause each Significant Subsidiary to, pay and discharge, before the same shall become delinquent, all taxes, assessments, charges, levies and other liabilities, where the failure to so pay and discharge, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, except so long as the same shall be contested diligently in good faith.

                  (h) Books and Records. And will cause each Significant Subsidiary to, maintain adequate books and records in accordance with sound business practices and GAAP.

                  SECTION 8.02. Negative Covenants of Borrower. Borrower covenants that, so long as any Loan remains unpaid or any other amount is owing to Borrower hereunder or under any other Loan Document to which it is a party or any Bank shall have any Commitment or Swing Line Commitment outstanding to Borrower under this Agreement, Borrower will not:

                  (a) Financial Ratio. Permit the ratio of Consolidated Indebtedness for Borrowed Money to Consolidated Capitalization to exceed .55 to 1.0.

                  (b) Restrictions on Liens. And will not permit any Restricted Subsidiary to, pledge, mortgage or hypothecate, or permit to exist, except in favor of Borrower or any Restricted Subsidiary, any Lien upon, any Principal Property at any time owned by Borrower or a Restricted Subsidiary, to secure any Indebtedness; provided, however, that this restriction shall not apply to or prevent the creation or existence of any Permitted Lien.

                  (c) Consolidation, Merger or Disposal of Assets. And will not permit any Significant Subsidiary to, (i) consolidate with, or merge into or amalgamate with or into, any other Person; (ii) liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution); or (iii) convey, sell, transfer, lease or otherwise dispose of all or substantially all of its Properties to any Person; provided, however, that nothing contained in this
Section 8.02(c) shall prohibit (A) a merger in which Borrower is the surviving entity thereof; (B) mergers involving Significant Subsidiaries in which Borrower or, if the Borrower is not a party to such merger, a Wholly-Owned Significant Subsidiary is the surviving entity; (C) the liquidation, winding up or dissolution of a Significant Subsidiary if all of the Properties of such Significant Subsidiary are conveyed, transferred or distributed to Borrower or a Wholly-Owned Significant Subsidiary; (D) the conveyance, sale, transfer, lease or other disposal of all or substantially all (or any lesser portion) of the Properties of any Significant Subsidiary to Borrower or a Wholly-Owned Significant Subsidiary; or (E) the conveyance, sale, transfer, lease or other disposal of all or substantially all (or any lesser portion) of the Properties of any Significant Subsidiary to any Subsidiary of Borrower or Affiliate of Borrower if, in each such case, such Subsidiary or Affiliate is owned 50% or more by Borrower and if, in each such case, either (1) both (x) the aggregate book value (determined in accordance with GAAP) of all properties conveyed, sold, transferred, leased or otherwise disposed of pursuant to this clause (E) does not exceed $500,000,000 and (y) the aggregate equity value (being aggregate book value determined in accordance with GAAP minus all related liabilities transferred) of all properties conveyed, sold, transferred, leased or otherwise disposed of pursuant to this clause (E) does not exceed $200,000,000, or (2) at the time of such conveyance, sale, transfer, lease or other disposition, both
(x) the senior unsecured long-term debt of the Borrower is rated BBB or higher by S&P and Baa2 or higher by Moody's and (y) the Borrower has provided written evidence to the Agent from S&P and Moody's that such conveyance, sale, transfer, lease or other disposal will not result in a reduction of the Borrower's senior long-term unsecured debt ratings by S&P or Moody's or in the Borrower being put on credit watch with negative implications or similar status; provided that, in each case covered by this Section 8.02(c), immediately before and after giving effect to any such merger, dissolution or liquidation, or conveyance, sale, transfer, lease or other disposition, no Event of Default or Default shall have occurred and be continuing.

                  (d) Use of Proceeds; Regulation U. Use of the proceeds of any Loan (i) to purchase or carry, within the meaning of Regulation U, any Margin Stock, (ii) to participate in any tender offer for the securities of any Person, unless such tender offer has been approved by the board of directors, general partners or other governing body of such Person, (iii) for any purpose that would violate or result in a violation of any law or regulation or (iv) for any purpose other than general corporate purposes of the Borrower as contemplated by
Section 8.01(b). Borrower will not, and will not permit any of its Subsidiaries to engage principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying, within the meaning of Regulation U, any Margin Stock. Borrower will not use the proceeds of any Swing Loan to fund the payment of principal of any other Swing Loan.

                  (e) Subsidiary Debt. Permit any Significant Subsidiary to be a party to, guarantee, assume, create, incur, issue or otherwise be liable in any manner in connection with or suffer to exist, any Indebtedness or preferred stock other than (i) Indebtedness and preferred stock which does not exceed at any time outstanding an aggregate amount for all Significant Subsidiaries of $100,000,000 (for purposes of this clause (i), the amount of Indebtedness will be the outstanding principal amount thereof, and the amount of any preferred stock will be the greater of the par value thereof or the consideration received in the issuance thereof), (ii) assumed Indebtedness and preferred stock of any Person that becomes a Subsidiary after the date hereof, if such Indebtedness or preferred stock is in existence at the time such Person becomes a Subsidiary and was not created in contemplation thereof and no other Subsidiary is liable therefor, (iii) Indebtedness owed to and held by, and preferred stock held by, the Borrower or any Wholly-Owned Subsidiary of the Borrower, (iv) Indebtedness that is non-recourse to all Significant Subsidiaries, (v) borrowings by Significant Subsidiaries from the Money Fund, and (vi) Indebtedness existing on the date hereof, any refinancing thereof in an amount not greater than the outstanding amount thereof at the time of such refinancing and any preferred stock existing on the date hereof.

                  (f) Restrictions on Dividends, Intercompany Loans, or Investments. And will not permit any Significant Subsidiary to, create or otherwise cause or permit to exist or become effective any explicit and direct restriction (other than this Agreement) on the ability of any Significant Subsidiary to (i) pay dividends or make any other distributions on its capital stock or pay any Indebtedness owed to the Borrower or any Subsidiary of the Borrower, (ii) make any loans or advances to or investments in the Borrower or any Subsidiary of the Borrower, or (iii) transfer any of its property or assets to the Borrower or any Subsidiary of the Borrower.

                  (g) Affiliate Transaction. And will not permit any Subsidiary of Borrower to, make, directly or indirectly, (i) any transfer, sale, lease or other disposition of any Property to any Affiliate of Borrower or any Subsidiary of Borrower or any purchase or acquisition of any Property from any such Affiliate; or (ii) any other arrangement or transaction directly or indirectly with or for the benefit of any such Affiliate (including without limitation, guaranties and assumptions of obligations of any such Affiliate); provided, that
(A) Borrower and any such Subsidiary may enter into any arrangement or other transaction with any such Affiliate if the monetary or business consideration arising therefrom would be substantially at least as advantageous to Borrower or such Subsidiary as the monetary or business consideration which would be obtained in a comparable arm's length transaction with a Person not an Affiliate of Borrower or any Subsidiary of Borrower; (B) Borrower and any Subsidiary of Borrower may become liable in connection with guaranties of the obligations of any such Affiliate in the ordinary course of business, other than guaranties of Indebtedness for Borrowed Money; (C) Borrower may make purchases of receivables of any kind from Subsidiaries of Borrower on terms that any of them deem acceptable; (D) intercompany borrowings between Borrower and any Subsidiary of Borrower may be on terms that they deem acceptable, except that loans to HII shall be subject to section 8.02(i); (E) Borrower may enter into any arrangement or other transaction with any Wholly-Owned Subsidiary of Borrower, and any

Wholly-Owned Subsidiary of Borrower may enter into any arrangement or other transaction with Borrower or any other Wholly-Owned Subsidiary of Borrower, in each case under this clause (E) only if such arrangements and other transactions do not involve any Person other than Borrower and Wholly-Owned Subsidiaries of Borrower; and (F) Borrower may enter into arrangements or other transactions permitted by Section 8.02(c)(E).

                  (h) Payments on Preferred Stock. And will not permit any Subsidiary of Borrower to, make or agree to make any payment or other distribution on or in connection with, or purchase, redeem or otherwise acquire or agree to do so, or convert or exchange or agree to convert or exchange, in whole or in part, any capital stock or other equity interest of Borrower or any Subsidiary of Borrower, in whole or in part (including, without limitation, dividends), in each case if prior to and immediately after giving effect thereto, any Default or Event of Default exists or would occur.

                  (i) HII Loans. And will not permit any Subsidiary of Borrower to, make any loan or advance to HII or any Subsidiary of HII (other than Borrower or any Subsidiary of Borrower), unless (i) such loan or advance is not subordinated, (ii) no Event of Default exists at the time such loan or advance is made and none would result therefrom, (iii) the recipient of such loan or advance is not in default under any material agreement evidencing or relating to any Indebtedness, and (iv) no event or circumstance of the type referred to in
Section 9.01(g) or 9.01(h) has occurred with respect to such recipient.

                  (j) Additional Mortgage Bonds. Issue any additional mortgage bonds under the Indenture of Mortgage and Deed of Trust of Borrower dated as of September 1, 1953, as supplemented, or the Indenture of Mortgage and Deed of Trust of Entex, Inc. dated as of June 30, 1970, as supplemented, assumed by Borrower upon the merger of Entex, Inc. with and into the Borrower on February 2, 1988 (together the "Mortgage Indentures") or have outstanding mortgage bonds under the Mortgage Indentures in excess of the aggregate principal amount thereof outstanding on September 30, 1988 or extend the stated maturities or sinking fund redemption dates (beyond their original stated dates) of outstanding mortgage bonds under the Mortgage Indentures; provided, that Borrower may issue mortgage bonds under the Mortgage Indentures upon registration of transfer or exchange of mortgage bonds under the Mortgage Indentures or in replacement of mutilated, destroyed, lost or stolen mortgage bonds or in respect of the unredeemed portion of any series of mortgage bonds under the Mortgage Indentures partially called for redemption, in each case as provided in the Mortgage Indentures.

                                   ARTICLE IX

                                EVENTS OF DEFAULT

                  SECTION 9.01. Events of Default. The occurrence of any of the following events with respect to Borrower shall constitute an "Event of Default":

                  (a) Non-Payment of Principal, Interest and Facility Fee. Borrower fails to pay, in the manner provided in this Agreement, (i) any principal payable by it hereunder when due or (ii) any interest, fee or other amount payable by it under any Loan Document within five (5) Business Days after its due date; or

                  (b) Change of Control. For any reason, (i) HII fails to own, directly or indirectly, at least 50% of the economic interest in Borrower or
(ii) HII fails to own, directly or indirectly, at least 50% of the outstanding shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect directors or other managers of Borrower or (iii) the Borrower fails to own, directly or indirectly, at least 50% of the economic interest in MRT or (iv) the Borrower fails to own, directly or indirectly, at least 50% of the economic interest in NGT or (v) the Borrower fails to own at least 50% of the outstanding shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect directors or other managers of MRT or (vi) the Borrower fails to own at least 50% of the outstanding shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect directors or other managers of NGT; or

                  (c) Breach of Representation or Warranty. Any representation or warranty by Borrower in Section 7.01 or in any certificate, document or instrument delivered under this Agreement shall have been incorrect in any material respect when made or when deemed hereunder to have been made; or

                  (d) Breach of Certain Covenants. Borrower fails to perform or comply with any one or more of its obligations under Section 8.01(a)(iv)(B)(x) or Section 8.02; or

                  (e) Breach of Other Obligations. Borrower does not perform or comply with any one or more of its other obligations under this Agreement (other than those set forth in this Section 9.01) and such failure to perform or comply shall not have been remedied within 30 days after the earlier of notice thereof to it by the Agent or the Majority Banks or discovery thereof by a Responsible Officer of Borrower; or

                  (f) Other Indebtedness. The maturity of any Indebtedness for Borrowed Money or Secured Indebtedness of Borrower or any Significant Subsidiary is accelerated or Borrower or any Significant Subsidiary fails to pay when due (either at stated maturity or by acceleration or otherwise but subject to applicable grace periods) any principal or interest in respect of any Indebtedness for Borrowed Money or Secured Indebtedness of Borrower (other than Indebtedness of Borrower under this Agreement) or any Significant Subsidiary if the aggregate principal amount of all such Indebtedness which is accelerated or for which such failure to pay shall have occurred and be continuing exceeds $30,000,000; or

                  (g) Involuntary Bankruptcy, Etc. (i) There shall be commenced against Borrower or any Significant Subsidiary any case, proceeding or other action (A) seeking a decree or order for relief in respect of Borrower or any Significant Subsidiary under any applicable domestic or foreign bankruptcy, insolvency, reorganization or other similar law, (B) seeking a decree or order adjudging Borrower or any Significant Subsidiary a bankrupt or insolvent, (C) seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or similar relief of or in respect of Borrower or any Significant Subsidiary or the debts of Borrower or any Significant Subsidiary under any applicable domestic or foreign law or (D) seeking the appointment of a custodian, receiver, conservator, liquidator, assignee, trustee, sequestrator or other similar official of Borrower or any Significant Subsidiary or of any substantial part of the Properties of Borrower or any Significant Subsidiary, or the liquidation of the affairs of Borrower or any Significant Subsidiary, and such petition is not dismissed within 60 days or (ii) a decree, order or other judgment is entered in respect of any remedies, reliefs or other matters for which any petition referred to in (i) above is presented or (iii) there shall be commenced against Borrower or any Significant Subsidiary any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of the assets of Borrower or any Significant Subsidiary that results in the entry of an order for any such relief that shall not have been vacated, discharged or stayed or bonded pending appeal within 60 days from the entry thereof; or

                  (h) Voluntary Bankruptcy, Etc. (i) The commencement by Borrower or any Significant Subsidiary of a voluntary case, proceeding or other action under any applicable domestic or foreign bankruptcy, insolvency, reorganization or other similar law (A) seeking to have an order of relief entered with respect to Borrower or any Significant Subsidiary, (B) seeking to be adjudicated a bankrupt or insolvent, (C) seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other similar relief with respect to Borrower or any Significant Subsidiary or the debts of Borrower or any Significant Subsidiary under any applicable domestic or foreign law or (D) seeking the appointment of or the taking possession by a custodian, receiver, conservator, liquidator, assignee, trustee, sequestrator or similar official of Borrower or of any substantial part of the Properties of Borrower or any Significant Subsidiary; or (ii) the making by Borrower or any Significant Subsidiary of a general assignment for the benefit of creditors; or (iii) Borrower or any Significant Subsidiary shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts described in clause
(i) or (ii) above or in Section 9.01(g); or (iv) the admission by Borrower or any Significant Subsidiary in writing of its inability to pay its debts generally as they become due or the failure by Borrower or any Significant Subsidiary generally to pay its debts as such debts become due; or

                  (i) Enforcement Proceedings. A final judgment or decree for the payment of money which, together with all other such judgments or decrees against Borrower or any of its Significant Subsidiaries then outstanding and unsatisfied, exceeds $30,000,000 in aggregate amount shall be rendered against Borrower or any Significant Subsidiary and the same shall remain undischarged for a period of 60 days, during which the execution thereon shall not effectively be stayed, released, bonded or vacated; or

                  (j) ERISA Events. (i) Borrower or any Significant Subsidiary shall incur any liability arising out of (A) any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan,
(B) the occurrence of any "accumulated funding deficiency" (as defined in Section 302 of ERISA) by a Plan, whether or not waived, or any Lien in favor of the PBGC or a Plan on the assets of Borrower or any Commonly Controlled Entity,
(C) the occurrence of a Reportable Event with respect to, or the commencement of proceedings under Section 4042 of ERISA to have a trustee appointed, or the appointment of a trustee under Section 4042 of ERISA, to administer or to terminate any Single Employer Plan, which Reportable Event, commencement of proceedings or appointment of a trustee is likely to result in the termination of such Plan for purposes of Title IV of ERISA, (D) the termination of any Single Employer Plan for purposes of Title IV of ERISA, (E) withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (F) the occurrence of any other event or condition with respect to a Plan, and any of such items
(A) through (F) above results in or is likely to result in a material liability or deficiency of Borrower or any Significant Subsidiary; provided, however, that for purposes of this Section 9.01(j), any liability or deficiency of Borrower or any Significant Subsidiary shall be deemed not to be material so long as the sum of all liabilities or deficiencies referred to in this Section 9.01(j) at any one time outstanding, individually and in the aggregate, is less than $20,000,000, or (ii) the occurrence of any one or more of the events specified in clauses (A) through (F) above if, individually or in the aggregate, such event or events would have a Material Adverse Effect; or

                  (k) Any event or circumstance of the type referred to in
Section 9.01(g) or 9.01(h) occurs with respect to HII if, at the time of such event or circumstance or any time thereafter during the pendency of such event or circumstance, the writedown to zero of all amounts advanced to HII or any of its Subsidiaries by Borrower or any of its Subsidiaries (other than amounts advanced to Borrower and any of its Subsidiaries) would result in a Default or an Event of Default.

                  SECTION 9.02. Cancellation/Acceleration. If at any time and for any reason (whether within or beyond the control of any party to this Agreement):

                  (a) any of the Events of Default specified in Section 9.01(g) or 9.01(h) occurs with respect to Borrower, then automatically:

                           (i) the Commitments, the Swing Line Commitment and the CAF Facility shall immediately be cancelled; and

                           (ii) all Loans made to Borrower, all unpaid accrued
                  interest or fees and any other sum payable by Borrower under this Agreement shall become immediately due and payable; or

                  (b) any other Event of Default specified in Section 9.01 occurs (1) the Swing Line Bank may, while such Event of Default is continuing, by notice to Borrower, cancel the Swing Line Commitment (whereupon the Swing Line Commitment shall be deemed to be immediately cancelled) and/or declare all Swing Loans and all unpaid accrued interest thereon to be immediately due and payable (whereupon all Swing Loans and all such interest shall be immediately due and payable), and (2) the Agent, if it has been instructed to do so by the Majority Banks while such Event of Default is continuing, by notice to Borrower:

                           (i) shall declare that the Commitments, the Swing Line Commitment and the CAF Facility shall immediately be cancelled (whereupon the Commitments, the Swing Line Commitment and the CAF Facility shall be deemed to be immediately cancelled); and/or

                           (ii) shall declare that all Loans made to Borrower, all unpaid accrued interest or fees and any other sum payable by Borrower under this Agreement shall become immediately due and payable (whereupon all Loans, all such interest, all such fees and all other sums payable by Borrower under this Agreement shall be immediately due and payable); or

                           (iii) shall declare that all Loans made to Borrower,
                  all unpaid accrued interest or fees and any other sum payable by Borrower under this Agreement shall become due and payable at any time thereafter immediately on demand by the Agent (acting on the instructions of the Majority Banks) (and upon any such demand all Loans, all such interest, all such fees and all other sums payable by Borrower under this Agreement shall be immediately due and payable).

Except as expressly provided above in this Section 9.02, presentment, demand, protest, notice of intent to accelerate, notice of acceleration and all other notices of any kind whatsoever are hereby expressly waived by Borrower.

                                   ARTICLE X

                                   THE AGENT

                  SECTION 10.01. Authorization and Action. Each Bank hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Agent by the terms hereof or of any other Loan Document, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement (including, without limitation, enforcement or collection of the Notes or payment obligations hereunder), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Banks and such instructions shall be binding upon all Banks and all holders of Notes; provided, however, that the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to any Loan Document or applicable law. The Agent agrees to give to each Bank prompt notice of each notice given to it by Borrower pursuant to the terms of this Agreement. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent.

                  SECTION 10.02. Agent's Reliance, Etc. Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with any Loan Document, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Agent:
(i) may treat the payee of any Note or any loan account in the Register as the owner thereof for all purposes until the Agent receives and accepts a written notice of assignment or transfer thereof; (ii) may consult with legal counsel (including counsel for Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Bank and shall not be responsible to any Bank for any statements, warranties or representations (whether written or oral) made in or in connection with any of the Loan Documents or any other instrument or document; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any of Loan Documents or any other instrument or document on the part of Borrower or any Subsidiary or to inspect the Property (including the books and records) of Borrower or any Subsidiary; (v) shall not be responsible to any Bank for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of any of the Loan Documents or any other instrument or document; and (vi) shall incur no liability under or in respect of any of the Loan Documents or any other instrument or document by acting upon any notice (including telephonic notice), consent, certificate or other instrument or writing (which may be by telecopier, telegram or telex) believed by it to be genuine and signed, given or sent by the proper party or parties. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Agent has received notice from a Bank or Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default".

                  SECTION 10.03. Citibank and Affiliates. With respect to its Commitment, the Loans owed to it and the Notes issued to it, Citibank shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not the Agent; and the term "Bank" or "Banks" shall, unless otherwise expressly indicated, include Citibank in its individual capacity. Citibank and its affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, Borrower, any Subsidiary and any Person who may do business with or own securities of Borrower or any Subsidiary, all as if Citibank were not the Agent and without any duty to account therefor to the Banks.

                  SECTION 10.04. Bank Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank and based on such financial statements and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents or any other instrument or document.

                  SECTION 10.05. INDEMNIFICATION. THE BANKS AGREE TO INDEMNIFY THE AGENT (TO THE EXTENT NOT REIMBURSED BY BORROWER), RATABLY ACCORDING TO THE RESPECTIVE PRINCIPAL AMOUNTS OF THE COMMITTED LOANS THEN HELD BY EACH OF THEM (OR IF NO COMMITTED LOANS ARE AT THE TIME OUTSTANDING OR IF ANY COMMITTED LOANS ARE HELD BY PERSONS WHICH ARE NOT BANKS, RATABLY ACCORDING TO EITHER (A) THE RESPECTIVE AMOUNTS OF THEIR COMMITMENTS, OR (B) IF NO COMMITMENTS ARE AT THE TIME OUTSTANDING, THE RESPECTIVE AMOUNTS OF THE COMMITMENTS IMMEDIATELY PRIOR TO THE TIME THE

COMMITMENTS CEASED TO BE OUTSTANDING), FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES AND DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER WHICH MAY BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST THE AGENT IN ANY WAY RELATING TO OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OTHER INSTRUMENT OR DOCUMENT FURNISHED PURSUANT HERETO OR IN CONNECTION HEREWITH, OR ANY ACTION TAKEN OR OMITTED BY THE AGENT UNDER ANY OF THE LOAN DOCUMENTS OR ANY OTHER INSTRUMENT OR DOCUMENT FURNISHED PURSUANT HERETO OR IN CONNECTION HEREWITH, PROVIDED THAT NO BANK SHALL BE LIABLE FOR ANY PORTION OF SUCH LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS RESULTING FROM THE AGENT'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. WITHOUT LIMITATION OF THE FOREGOING, EACH BANK AGREES TO REIMBURSE THE AGENT PROMPTLY UPON DEMAND FOR ITS RATABLE SHARE OF ANY OUT-OF-POCKET EXPENSES (INCLUDING COUNSEL FEES) INCURRED BY THE AGENT IN CONNECTION WITH THE PREPARATION, EXECUTION, DELIVERY, ADMINISTRATION, MODIFICATION, AMENDMENT OR ENFORCEMENT (WHETHER THROUGH NEGOTIATIONS, LEGAL PROCEEDINGS OR OTHERWISE) OF, OR LEGAL ADVICE IN RESPECT OF RIGHTS OR RESPONSIBILITIES UNDER, ANY OF THE LOAN DOCUMENTS OR ANY OTHER INSTRUMENT OR DOCUMENT FURNISHED PURSUANT HERETO OR IN CONNECTION HEREWITH TO THE EXTENT THAT THE AGENT IS NOT REIMBURSED FOR SUCH EXPENSES BY BORROWER, PROVIDED THAT NO BANK SHALL BE LIABLE FOR ANY PORTION OF SUCH EXPENSES RESULTING FROM THE AGENT'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. IN THE EVENT THAT THE AGENT RECEIVES REIMBURSEMENT FOR SUCH EXPENSES FROM BORROWER AT ANY TIME SUBSEQUENT TO THE AGENT'S RECEIPT OF THE INDEMNIFICATION REQUIRED BY THE PRECEDING SENTENCE FROM ANY BANK, THE AGENT SHALL PROMPTLY REFUND TO SUCH BANK ITS RATABLE SHARE OF SUCH REIMBURSED AMOUNT. THIS INDEMNIFICATION INCLUDES THE ORDINARY NEGLIGENCE OF THE BANKS.

                  SECTION 10.06. Successor Agent. The Agent may resign as Agent upon 30 days' written notice thereof to the Banks and Borrower and may be removed at any time with or without cause by the Majority Banks. Upon any such resignation or removal, the Majority Banks shall have the right to appoint a successor Agent which, if such successor Agent is not a Bank, is approved by Borrower (which approval will not be unreasonably withheld). If no successor Agent shall have been so appointed by the Majority Banks (and, if not a Bank, approved by Borrower), and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation or the Majority Banks' removal of the retiring Agent, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article X shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

                                   ARTICLE XI

                                  MISCELLANEOUS

                  SECTION 11.01. Amendments and Waivers. Neither this Agreement, any Note, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except pursuant to an instrument or instruments in writing executed in accordance with the provisions of this
Section 11.01. The Majority Banks may, from time to time, (a) enter into with Borrower written amendments, supplements or modifications hereto and to any Notes and the other Loan Documents for the purpose of adding or changing any provisions to this Agreement or any Notes or the other Loan Documents or changing in any manner the rights of the Banks or of Borrower hereunder or thereunder or (b) waive, on such terms and conditions as the Majority Banks (and the Agent, with respect to Article X) may specify in such instrument, any of the requirements of this Agreement or any Notes or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) reduce the amount or extend the scheduled date of maturity of any Note or Loan, or reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof or increase the amount or extend the expiration date of any Banks Commitment or Swing Loan Commitment, in each case without the consent of each Bank affected thereby, (ii) amend, modify or waive any provision of this Section or reduce the percentage specified in the definition of Majority Banks, or consent to the assignment or transfer by Borrower of any of its respective rights and obligations under this Agreement and the other Loan Documents, in each case without the written consent of all the Banks, (iii) amend, modify or waive any provision of Article X, or otherwise affect any right or duty of the Agent, without the written consent of the Agent, or (iv) amend, modify or waive any provision pertaining to the Swing Line Bank or the Swing Loans, or otherwise affect any right or duty of the Swing Line Bank, without the written consent of the Swing Line Bank. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Banks and shall be binding upon Borrower, the Banks, the Agent and all future holders of the amounts payable hereunder. In the case of any waiver, Borrower, the Banks and the Agent shall be restored to their former position and rights hereunder and under any outstanding Notes and any Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing, but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

                  SECTION 11.02. Notices. Unless otherwise expressly provided herein, all notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, shall be deemed to have been duly given or made when delivered by hand, or three days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of Borrower and the Agent, and as set forth in Schedule I in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the amounts payable hereunder:

         Borrower:                  1111 Louisiana
                                    Houston, Texas 77002
         Attention:                 Linda Geiger
                                    Assistant Treasurer
         Telecopy:                  (713) 207-3301

         With a copy to:            Marc Kilbride
                                    Treasurer
         Telecopy:                  (713) 207-3301

         The Agent:                 2 Penn's Way, Suite 200
                                    New Castle, Delaware 19720
         Attention:                 Jennifer Klemaszewski
         Telecopy:                  (302) 894-6120

         With a copy to:            Citicorp Securities, Inc.
                                    1200 Smith, Suite 2000
                                    Houston, Texas 77002
         Attention:                 David B. Gorte, Vice President
         Telecopy:                  (713) 654-2849

provided that any notice, request or demand to or upon the Agent or the Banks pursuant to Sections 2.02, 3.02, 4.03, 4.07, 5.02 and 5.05 shall not be effective until received. References herein to the address of the Agent for purposes of payments or making available funds or for purposes of Section 11.06(e) shall not include the address to which copies of notices to the Agent are to be sent. An oral notice received by the Agent or a Bank shall be effective if the Agent or Bank, as the case may be, believes in good faith that it was given by an authorized representative of the Borrower or the Agent, as the case may be, and acts pursuant thereto, notwithstanding the absence of written confirmation or any contradictory provision thereof.

                  SECTION 11.03. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Agent or any Bank, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

                  SECTION 11.04. Survival of Representations and Warranties. All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement.

                  SECTION 11.05. Payment of Expenses and Taxes; INDEMNIFICATION. Borrower agrees (a) to pay or reimburse the Agent, the Arranger and each Affiliate of the Agent for all of their respective reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation, negotiation, execution, delivery, syndication and administration of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of Bracewell & Patterson, L.L.P., special counsel to the Agent (but excluding the fees or expenses of any other counsel), (b) to pay or reimburse each Bank and the Agent for all its costs and expenses incurred, during the continuance of any Event of Default, in connection with the enforcement or preservation of any rights under this Agreement, any Notes, the other Loan Documents and any such other documents, including, without limitation, the reasonable fees and disbursements of counsel incurred during the continuance of any Event of Default and (c) without duplication of any other provision contained in this Agreement or any Notes, to pay, indemnify, and hold each Bank and the Agent harmless from, any and all recording and filing fees, if any, and any and all liabilities (for which each Bank has not been otherwise reimbursed under this Agreement) with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, that may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, any Notes, the other Loan Documents and any such other documents; and THE BORROWER FURTHER AGREES, WITHOUT DUPLICATION OF ANY OTHER PROVISION CONTAINED IN THIS AGREEMENT OR ANY NOTES, TO PAY, INDEMNIFY, AND HOLD EACH BANK, THE ARRANGER, THE CO-AGENTS AND THE

AGENT AND THEIR RESPECTIVE AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS AND ADVISORS (EACH AN "INDEMNIFIED PARTY") HARMLESS FROM AND AGAINST, ANY AND ALL OTHER LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER (INCLUDING, WITHOUT LIMITATION, REASONABLE LEGAL FEES AND DISBURSEMENTS OF COUNSEL) WHICH MAY BE IMPOSED BY, INCURRED BY, OR ASSERTED AGAINST THE INDEMNIFIED PARTIES IN ANY WAY RELATING TO OR ARISING OUT OF THIS AGREEMENT, ANY NOTES, THE OTHER LOAN DOCUMENTS AND ANY SUCH OTHER DOCUMENTS, INCLUDING THE EXECUTION, DELIVERY, ENFORCEMENT, PERFORMANCE AND ADMINISTRATION THEREOF (ALL THE FOREGOING IN THIS CLAUSE (D), COLLECTIVELY, THE "INDEMNIFIED LIABILITIES"); PROVIDED, THAT BORROWER SHALL HAVE NO OBLIGATION HEREUNDER TO ANY INDEMNIFIED PARTY WITH RESPECT TO INDEMNIFIED LIABILITIES ARISING FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNIFIED PARTY; AND PROVIDED FURTHER, THAT IT IS THE INTENTION OF BORROWER TO INDEMNIFY THE AGENT AND THE BANKS AGAINST THE CONSEQUENCES OF THEIR OWN NEGLIGENCE. The agreements in this
Section 11.05 shall survive repayment of the Loans and all other amounts payable hereunder.

                  SECTION 11.06. Effectiveness; Successors and Assigns; Participations; Assignments. (a) This Agreement shall become effective on March 31, 1998 (the "Effective Date") and thereafter shall be binding upon and inure to the benefit of Borrower, the Banks, the Agent, all future holders of the Loans and their respective successors and assigns, except that Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Bank.

                  (b) Any Bank may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to one or more banks or other financial institutions (a "Participant") participating interests in any Loan owing to such Bank, any Note held by such Bank, any Commitment of such Bank or any other interest of such Bank hereunder and under the other Loan Documents. In the event of any such sale by a Bank of a participating interest to a Participant, such Bank's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Bank shall remain solely responsible for the performance thereof, such Bank shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, Borrower and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement and the other Loan Documents and except with respect to the matters set forth in Section 11.01, the amendment of which requires the consent of all of the Banks, the participation agreement between the selling Bank and the Participant may not restrict such Bank's voting rights hereunder. Borrower agrees that each Participant, to the extent provided in its participation, shall be entitled to the benefits of

Sections 4.05, 4.08, 5.01 and 5.03 with respect to its participation in the Commitments and the Loans outstanding from time to time; provided, that no Participant shall be entitled to receive any greater amount pursuant to such Sections than the selling Bank would have been entitled to receive in respect of the amount of the participation sold by such selling Bank to such Participant had no such sale occurred. Except as expressly provided in this Section 11.06(b), no Participant shall be a third-party beneficiary of or have any rights under this Agreement or under any of the other Loan Documents.

                  (c) Any Bank may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to any Affiliate of such Bank that is a bank (a "Bank Affiliate" of such Bank) and, with the consent of Borrower and the Agent (which in each case shall not be unreasonably withheld), to one or more additional banks or other Persons (any such Bank Affiliate, additional bank or other Person purchasing pursuant to this
Section 11.06(c) being a "Purchasing Bank") all or any part of its rights and obligations under this Agreement pursuant to a Committed Loan Assignment and Acceptance ("Committed Loan Assignment and Acceptance"), substantially in the form of Exhibit 11.06(c) executed by such Purchasing Bank, the Swing Line Bank and such transferor Bank (and, in the case of a Purchasing Bank that is not a Bank Affiliate of such transferor Bank, by Borrower and the Agent) and delivered to the Agent for its acceptance and recording in the Register; provided, that each such sale shall be of a uniform, and not a varying, percentage of all rights and obligations under and in respect of the Commitment of such Bank; provided further that each such sale shall be subject to the consent of the Swing Line Bank (which in each case shall not be unreasonably withheld); provided further, that the amount of the Commitment assigned in connection with any such sale shall be not less than 2.5% of the aggregate Commitments of the Banks, unless such sale is of the entire interest of the transferor Bank, and the transferor Bank (if it retains any Commitment) shall have a Commitment of not less than 51% of (a) the total amount of such Bank's Commitment as of the date on which such Bank first had a Commitment hereunder less (b) the amount of permanent reductions (other than reductions as a result of sales pursuant to this Section 11.06) after such date in the amount of such Commitment; provided further, that in the case of a sale to a Bank Affiliate of such transferor Bank, Borrower shall not be responsible to such Bank Affiliate for any additional cost resulting from such sale which is foreseeable at the time of such sale. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Committed Loan Assignment and Acceptance (the "Transfer Effective Date"), (i) the Purchasing Bank thereunder shall be a party hereto and, to the extent provided in such Committed Loan Assignment and Acceptance, have the rights and obligations of a Bank hereunder with the Commitments as set forth therein and (ii) the transferor Bank thereunder shall, to the extent provided in such Committed Loan Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of a Committed Loan Assignment and Acceptance covering all or the remaining portion of a transferor Bank's rights and obligations under this Agreement, such transferor Bank shall cease to be a party hereto). Such

Committed Loan Assignment and Acceptance shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Bank and the resulting adjustment of Pro Rata Percentages arising from the purchase by such Purchasing Bank of all or a portion of the rights and obligations of such transferor Bank under this Agreement and the Loans. On or prior to the Transfer Effective Date determined pursuant to such Committed Loan Assignment and Acceptance, (i) appropriate entries shall be made in the accounts of the transferor Bank and the Register evidencing such assignment and releasing Borrower from any and all obligations to the transferor Bank in respect of the assigned Loan or Loans and (ii) appropriate entries evidencing the assigned Loan or Loans shall be made in the accounts of the Purchasing Bank and Register as required by Section 4.01 hereof. In the event that any Notes have been issued in respect of the assigned Loan or Loans, such Notes shall be marked "cancelled" and surrendered by the transferor Bank to the Agent for return to Borrower.

                  (d) Any Bank may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time assign to one or more banks or other financial institutions (a "CAF Loan Assignee") any CAF Loan owing to such Bank, pursuant to a CAF Loan Assignment and Acceptance executed by the assignor Bank and the CAF Loan Assignee. Upon such execution, from and after the date of such CAF Loan Assignment and Acceptance, the CAF Loan Assignee shall, to the extent of the assignment provided for in such CAF Loan Assignment and Acceptance, be deemed to have the same rights and benefits of payment and enforcement with respect to such CAF Loan and the same obligation to share and rights of setoff pursuant to Sections 5.04 and 11.07 as it would have had if it were a Bank hereunder; provided that unless such CAF Loan Assignment and Acceptance shall otherwise specify and a copy of such CAF Loan Assignment and Acceptance shall have been delivered to the Agent for its acceptance and recording in the Register in accordance with Section 11.06(e), the assignor thereunder shall act as collection agent for the CAF Loan Assignee thereunder, and the Agent shall pay all amounts received from Borrower that are allocable to the assigned CAF Loan directly to such assignor without any further liability to such CAF Loan Assignee; provided further, that if the CAF Loan Assignee is a Bank Affiliate of the assignor Bank, Borrower shall not be responsible to such Bank Affiliate for any additional cost resulting from such assignment which is foreseeable at the time of such assignment. A CAF Loan Assignee under a CAF Loan Assignment and Acceptance shall not, by virtue of such CAF Loan Assignment and Acceptance, become a party to this Agreement or have any rights to consent to or refrain from consenting to any amendment, supplement, waiver or other modification of any provision of this Agreement or any related document; provided that (i) the assignor under such CAF Loan Assignment and Acceptance and such CAF Loan Assignee may, in their discretion, agree between themselves upon the manner in which such assignor will exercise its rights under this Agreement and any related document and (ii) if a copy of such CAF Loan Assignment and Acceptance shall have been delivered to the Agent for its acceptance and recording in the Register in accordance with Section 11.06(e), neither the principal amount of, the interest rate on, nor the maturity date of any CAF Loan assigned to the CAF Loan Assignee thereunder will be reduced or postponed, as the case may be, without the written consent of such CAF Loan Assignee. If a CAF Loan Assignee has caused a CAF Loan Assignment and Acceptance to be recorded in the Register in accordance with Section 11.06(e), such CAF Loan Assignee may thereafter, in the ordinary course of its business and in accordance with applicable law, assign such individual CAF Loan to any Bank, to any Affiliate or Subsidiary of such CAF Loan Assignee or to any other financial institution that has total assets in excess of $1,000,000,000 and that in the ordinary course of its business extends credit of the type evidenced by such Individual CAF Loan, and the foregoing provisions of this Section 11.06(d) shall apply, mutatis mutandis, to any such assignment by a CAF Loan Assignee. Except in accordance with the preceding sentence, CAF Loans may not be further assigned by a CAF Loan Assignee, subject to any legal or regulatory requirement that the CAF Loan Assignee's assets must remain under its control.

                  (e) The Agent shall maintain at its address referred to in
Section 11.02 a copy of each CAF Loan Assignment and Acceptance and each Committed Loan Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of (i) the names and addresses of the Banks and the Commitments of, and principal amount of the Loans owing to, each Bank from time to time and (ii) with respect to each CAF Loan Assignment and Acceptance delivered to the Agent, the name and address of the CAF Loan Assignee and the principal amount of each CAF Loan owing to such CAF Loan Assignee. To the extent permitted by applicable law, the entries in the Register shall be conclusive, in the absence of manifest error, and Borrower, the Agent and the Banks may (and, in the case of any Loan or other obligation hereunder not evidenced by a Note, shall) treat, each Person whose name is recorded in the Register as the owner of a Loan or other obligation hereunder as the owner thereof for all purposes of this Agreement and the other Loan Documents, notwithstanding any notice to the contrary. Any assignment of any Loan or other obligation hereunder not evidenced by a Note shall be effective only upon appropriate entries with respect thereto being made in the Register. The Register shall be available for inspection by Borrower or any Bank or any CAF Loan Assignee at any reasonable time and from time to time upon reasonable prior notice.

                  (f) Upon its receipt of a Committed Loan Assignment and Acceptance executed by a transferor Bank, the Swing Line Bank and Purchasing Bank (and, in the case of a Purchasing Bank that is not then a Bank Affiliate of such transferor Bank, by Borrower and the Agent) together with payment to the Agent, for its sole account, of a registration and processing fee of $3,000 (which fee shall not be for the account of Borrower), the Agent shall promptly accept such Committed Loan Assignment and Acceptance on the Transfer Effective Date determined pursuant thereto, record the information contained therein in the Register and give notice of such acceptance and recordation to the Banks and Borrower. Upon its receipt of a CAF Loan Assignment and Acceptance executed by an assignor Bank and a CAF Loan Assignee, together with payment to the

Agent of a registration and processing fee of $500 (which fee shall not be for the account of Borrower), the Agent shall promptly accept such CAF Loan Assignment and Acceptance, record the information contained therein in the Register and give notice of such acceptance and recordation to the assignor Bank, the CAF Loan Assignee and Borrower. The Borrower shall not be responsible for any legal or other expenses in connection with the preparation and execution of any Committed Loan Assignment and Acceptance or CAF Loan Assignment and Acceptance.

                  (g) Each Bank agrees to exercise its best efforts to keep, and to cause any third party recipient of the information described in this Section 11.06(g) to keep, any information delivered or made available by Borrower to it (including any information obtained pursuant to Section 8.01) that is clearly indicated to be confidential information, confidential from anyone other than Persons employed or retained by such Bank who are or are expected to become engaged in evaluating, approving, structuring or administering the transactions contemplated hereunder; provided that nothing herein shall prevent any Bank from disclosing such information (i) to any other Bank or any Affiliate of any Bank,
(ii) pursuant to subpoena or upon the order of any court or administrative agency, (iii) upon the request or demand of any Governmental Authority having jurisdiction over such Bank, (iv) if such information has been publicly disclosed, (v) to the extent reasonably required in connection with any litigation to which either the Agent, any Bank, Borrower or their respective Affiliates may be a party, (vi) to the extent reasonably required in connection with the exercise of any remedy hereunder, (vii) to such Bank's legal counsel, independent auditors and other professional advisors, (viii) to any actual or proposed Participant, Purchasing Bank or CAF Loan Assignee (each, a "Transferee") that has agreed in writing to be bound by the provisions of this
Section 11.06(g), or (ix) as may be required by law. Unless prohibited from doing so by applicable law, each Bank will use its best efforts to notify Borrower of any information that it is required or requested to deliver pursuant to clause (ii) of this Section 11.06(g) and, if Borrower is not a party to any such litigation, clause (v) of this Section 11.06(g), prior to such Bank's delivery of such information.

                  (h) If, pursuant to this Section, any interest in this Agreement or any Loan is transferred to any Transferee that is organized under the laws of any jurisdiction other than the United States or any state thereof, the transferor Bank shall cause such Transferee, concurrently with the effectiveness of such transfer, (i) to represent to the transferor Bank (for the benefit of the transferor Bank, the Agent and Borrower) that under applicable law and treaties no taxes will be required to be withheld by the Agent, Borrower or the transferor Bank with respect to any payments to be made to such Transferee in respect of the Loans, (ii) to furnish to the transferor Bank (and, in the case of any Purchasing Bank or CAF Loan Assignee registered in the Register, the Agent and Borrower) either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 (wherein such Transferee claims entitlement to complete exemption from U.S. federal withholding tax on all interest payments hereunder) and (iii) to agree (for the benefit of the transferor

Bank, the Agent and Borrower) to provide the transferor Bank (and, in the case of any Purchasing Bank or CAF Loan Assignee registered in the Register, the Agent and Borrower) a new Form 4224 or Form 1001 upon the expiration or obsolescence of any previously delivered form and comparable statements in accordance with applicable U.S. laws and regulations and amendments duly executed and completed by such Transferee, and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

                  (i) Nothing herein shall prohibit any Bank from pledging or assigning all or any portion of its Loans to any Federal Reserve Bank in accordance with applicable law. In order to facilitate such pledge or assignment, Borrower hereby agrees that, upon request of any Bank at any time and from time to time after Borrower has made its initial Borrowing hereunder, Borrower shall provide to such Bank, at Borrower's own expense, a promissory note, substantially in the form of Exhibit 11.06(i)(a), 11.06(i)(b) or 11.06(i)(c) as the case may be, evidencing the Committed Loans, Swing Loans or CAF Loans, as the case may be, owing to such Bank.

                  SECTION 11.07. Setoff. In addition to any rights and remedies of the Banks provided by law, each Bank shall have the right, without prior notice to Borrower, any such notice being expressly waived by Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by Borrower hereunder or under the Loans (whether at the stated maturity, by acceleration or otherwise) to setoff and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Bank or any branch or agency thereof to or for the credit or the account of Borrower. Each Bank agrees promptly to notify Borrower and the Agent after any such setoff and application made by such Bank, provided that the failure to give such notice shall not affect the validity of such setoff and application.

                  SECTION 11.08. Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

                  SECTION 11.09. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  SECTION 11.10. Integration. This Agreement and the other Loan Documents represent the agreement of Borrower, the Agent and the Banks with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Agent or any Bank relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

                  SECTION 11.11. GOVERNING LAW. (a) THIS AGREEMENT AND ANY NOTES AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND ANY NOTES SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                  (b) Notwithstanding anything in Section 11.11(a) to the contrary, nothing in this Agreement or in any Note or any other Loan Documents shall be deemed to constitute a waiver of any rights which any Bank may have under applicable federal law relating to the amount of interest which any Bank may contract for, take, receive or charge in respect of any Loans, including any right to take, receive, reserve and charge interest at the rate allowed by the laws of the state where such Bank is located. To the extent that Texas law is applicable to the determination of the Highest Lawful Rate, the Banks and Borrower agree that (i) if Article 1.04, Subtitle 1, Title 79, of the Revised Civil Statutes of Texas, 1925, as amended, is applicable to such determination, the indicated rated ceiling computed from time to time pursuant to Section (a) of such Article shall apply, provided that, to the extent permitted by such Article, the Agent may from time to time by notice to Borrower revise the election of such interest rate ceiling as such ceiling affects the then current or future balances of the Loans; and (ii) the provisions of Chapter 15 of Subtitle 3, Title 79, of the Revised Civil Statutes of Texas, 1925, as amended, shall not apply to this Agreement or any Note issued hereunder.

                  SECTION 11.12. Submission to Jurisdiction; Waivers. Borrower hereby irrevocably and unconditionally:

                  (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, in each case located in the county of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

                  (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                  (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to Borrower at its address set forth in Section 11.02 or at such other address of which the Agent shall have been notified pursuant thereto;

                  (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                  (e) waives, to the maximum extent permitted by applicable law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 11.12 any special, exemplary, punitive or consequential damages.

                  SECTION 11.13. Acknowledgments. Borrower hereby acknowledges that:

                  (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement, any Notes and the other Loan Documents;

                  (b) neither the Agent nor any Bank has any fiduciary relationship with or duty to Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Agent and the Banks, on one hand, and Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

                  (c) no joint venture exists among the Banks or among Borrower and the Banks.

                  SECTION 11.14. Limitation on Agreements. All agreements between Borrower, the Agent or any Bank, whether now existing or hereafter arising and whether written or oral, are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of demand being made in respect of an amount due under any Loan Document or otherwise, shall the amount paid, or agreed to be paid, to the Agent or any Bank for the use, forbearance, or detention of the money to be loaned under this Agreement, any Notes or any other Loan Document or otherwise or for the payment or performance of any covenant or obligation contained herein or in any other Loan Document exceed the Highest Lawful Rate. If, as a result of any circumstances whatsoever, fulfillment of any provision hereof or of any of such documents, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by applicable usury law, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if, from any such circumstance, the Agent or any Bank shall ever receive interest or anything that might be deemed interest under applicable law that would exceed the Highest Lawful Rate, such amount that would be excessive interest shall be applied to the reduction of the principal amount owing on account of such Bank's Loans or the amounts owing on other obligations of Borrower to such Bank under any Loan Document and not to the payment of interest, or if such excessive interest exceeds the unpaid principal balance of such Loans and such amounts, such excess shall be refunded to Borrower. All sums paid or agreed to be paid to the Agent or any Bank for the use, forbearance or detention of the indebtedness of Borrower to the Agent or any Bank shall, to the fullest extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full of the principal (including the period of any renewal or extension thereof) so that the interest on account of such indebtedness shall not exceed the Highest Lawful Rate. Notwithstanding anything to the contrary contained in any Loan Document, it is understood and agreed that if at any time the rate of interest that accrues on the outstanding principal balance of any Loan shall exceed the Highest Lawful Rate, the rate of interest that accrues on the outstanding principal balance of any Loan owed to any Bank shall be limited to the Highest Lawful Rate, but any subsequent reductions in the rate of interest that accrues on the outstanding principal balance of any Loan owed to such Bank shall not reduce the rate of interest that accrues on the outstanding principal balance of such Loan below the Highest Lawful Rate until the total amount of interest accrued on the outstanding principal balance of the Loans owed to such Bank equals the amount of interest that would have accrued if such interest rate had at all times been in effect. The terms and provisions of this Section 11.14 shall control and supersede every other provision of all Loan Documents.

                  SECTION 11.15. Removal of Bank. Notwithstanding anything herein to the contrary, Borrower may at any time, for valid business reasons (as determined by it in its sole discretion), remove any Bank upon 15 Business Days' written notice to such Bank and the Agent (the contents of which notice shall be promptly communicated by the Agent to each other Bank), such removal to be effective at the expiration of such 15-day notice period; provided, however, that no Bank may be removed hereunder at a time when a Default or an Event of Default shall have occurred and be continuing. Each notice by Borrower under this Section 11.15 shall constitute a representation by Borrower that the removal described in such notice is permitted under this Section 11.15. Concurrently with such removal, Borrower shall pay to such removed Bank all amounts owing to such Bank hereunder and under any Notes in immediately available funds. Upon full and final payment hereunder of all amounts owing to such removed Bank, such Bank shall make appropriate entries in its accounts evidencing payment of all its Loans hereunder and releasing Borrower from all obligations owing to the removed Bank in respect of the Loans hereunder and surrender to the Agent for return to Borrower any Notes of Borrower then held by it. Effective immediately upon such full and final payment, such removed Bank will not be considered to be a "Bank" for purposes of this Agreement except for the purposes of any provision hereof that by its terms survives the termination of this Agreement and the payment of the amounts payable hereunder. Effective immediately upon such removal, the Commitment and Swing Line Commitment (if any) of such removed Bank shall immediately terminate. Such removal will not, however, affect the Commitment of any other Bank hereunder.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers or agents thereunto duly authorized, as of the date first above written.

                            BORROWER:

                            NORAM ENERGY CORP.


                            By: /s/ Marc Kilbride
                               -------------------------------------------------
                            Name: Marc Kilbride
                                 -----------------------------------------------
                            Title: Treasurer
                                  ----------------------------------------------


                            AGENT:

                            CITIBANK, N.A., as Agent


                            By: /s/ Mark Stanfield Packard
                               -------------------------------------------------
                                              Authorized Officer


Swing Line Commitment:      BANKS:

$100,000,000                CITIBANK, N.A.


                            By: /s/ Mark Stanfield Packard
                               -------------------------------------------------
                                              Authorized Officer

                            BARCLAYS BANK PLC


                            By: /s/ Sydney G. Dennis
                               -------------------------------------------------
                                              Authorized Officer

                            THE FIRST NATIONAL BANK OF CHICAGO


                            By: /s/ Madeleine N. Pember
                               -------------------------------------------------
                                                Authorized Officer


                            NATIONSBANK OF TEXAS, N.A.


                            By: /s/ (illegible)
                               -------------------------------------------------
                                                Authorized Officer


                            THE BANK OF NEW YORK


                            By: /s/ Nathan S. Howard
                               -------------------------------------------------
                                                Authorized Officer


                            THE BANK OF TOKYO-MITSUBISHI, LTD.,
                               HOUSTON AGENCY


                            By: /s/ (illegible)
                               -------------------------------------------------
                                                Authorized Officer


                            THE CHASE MANHATTAN BANK


                            By: /s/ (illegible)
                               -------------------------------------------------
                                                Authorized Officer

                            CREDIT SUISSE FIRST BOSTON





                            By: /s/ J. Moran            /s/ S. Karro
                               -------------------------------------------------
                                    J. Moran                S. Karro
                                    Director                Associate


                            DEPOSIT GUARANTY NATIONAL BANK


                            By: /s/ Herbert J. Doughty
                               -------------------------------------------------
                                              Authorized Officer


                            FLEET NATIONAL BANK


                            By: /s/ (illegible)
                               -------------------------------------------------
                                              Authorized Officer


                            TORONTO DOMINION (TEXAS), INC.


                            By: /s/ Jimmy Simien
                               -------------------------------------------------
                                              Authorized Officer


                            UNION BANK OF SWITZERLAND,
                              HOUSTON AGENCY


                            By: /s/ Andrew N. Taylor
                               -------------------------------------------------
                                              Authorized Officer


                            By: /s/ Robert L. Wells
                               -------------------------------------------------
                                              Authorized Officer

                            THE BANK OF NOVA SCOTIA


                            By: /s/ F. C. H. Ashby
                               -------------------------------------------------
                                              Authorized Officer


                            WESTDEUTSCHE LANDESBANK
                              GIROZENTRALE, NEW YORK BRANCH


                            By: /s/ (illegible)
                               -------------------------------------------------
                                              Authorized Officer



                            By: /s/ (illegible)
                               -------------------------------------------------
                                              Authorized Officer


                            MELLON BANK, N.A.


                            By: /s/ Brad S. Miller
                               -------------------------------------------------
                                              Authorized Officer

                                                                 EXHIBIT 2.02(a)

                           FORM OF NOTICE OF BORROWING

__________________________ , __________

Citibank, N.A., as Agent for the
  Banks parties to the Credit
    Agreement referred to below
2 Penn's Way, Suite 200
New Castle, Delaware 19720

Attention:  __________________________________

Ladies and Gentlemen:

         Reference is made to the Revolving Credit Agreement, dated as of March 31, 1998 (the "Credit Agreement") among NorAm Energy Corp., a Delaware corporation, the Banks named therein, and Citibank, N.A., as Agent (the "Agent"). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The undersigned hereby gives you notice pursuant to Section 2.02(a) of the Credit Agreement that it requests a Committed Borrowing (a "Committed Loan Borrowing") under the Credit Agreement, and in that connection sets forth below the terms on which such Committed Loan Borrowing is requested to be made.

(A)      Borrowing Date of Committed Loan
         Borrowing (which is a Business Day)         ___________________________

(B)      Principal Amount of Committed Loan
         Borrowing(1)                                ___________________________

(C)      Interest rate basis(2)                      ___________________________

(D)      Interest Period and the last day thereof(3) ___________________________

         By each of the delivery of this Notice of Borrowing and the acceptance of any or all of the Loans made by the Banks in response to this request, the undersigned shall be deemed to have represented and warranted that the conditions to lending applicable to the undersigned and specified

--------
(1) Not less than (a) $5,000,000 for ABR Loans and (b) $ 10,000,000 for Committed LIBOR Rate Loans, and in integral multiples of $1,000,000 in excess thereof.

(2) Committed LIBOR Rate Loan or ABR Loan.

(3) Which shall have a duration in the case of a Committed LIBOR Rate Loan, of one, two, three or six months, or with the approval of all of the Banks, twelve months and shall end not later than the Termination Date.

in Article VI of the Credit Agreement have been satisfied with respect to the Committed Loan Borrowing requested hereby. The undersigned requests that the Committed Loan Borrowing requested hereby consist of Committed Loans made ratably by the Banks in accordance with their respective Pro Rata Percentages.

                                   Very truly yours,

                                   NORAM ENERGY CORP.


                                   By:
                                      ------------------------------------------
                                   Name:
                                        ----------------------------------------
                                   Title:
                                         ---------------------------------------

                                                                 EXHIBIT 2.02(e)

                          FORM OF NOTICE OF SWING LOAN

__________________________ , ____

Citibank, N.A., as Swing Line
  Bank under the Credit
    Agreement referred to below
2 Penn's Way, Suite 200
New Castle, Delaware 19720

Attention:  ____________________________________

Ladies and Gentlemen:

         Reference is made to the Revolving Credit Agreement dated as of March 31, 1998 (the "Credit Agreement") among NorAm Energy Corp., a Delaware corporation, the Banks named therein, and Citibank, N.A., as Agent (the "Agent"). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The undersigned hereby gives you notice pursuant to Section 2.02(e) of the Credit Agreement that it requests a Swing Loan ("Proposed Swing Loan") under the Credit Agreement, and in that connection sets forth below the terms on which such Proposed Swing Loan is requested to be made.

(A)      Borrowing Date of Proposed Swing Loan
         (which is a Business Day)                 _____________________________

(B)      Principal Amount of Proposed Swing
         Loan(4)                                   _____________________________

         By each of the delivery of this Notice of Swing Loan and the acceptance of any Loan made in response to this request, the undersigned shall be deemed to have represented and warranted that the conditions to lending applicable to the undersigned and specified in Article VI of the Credit Agreement have been satisfied with respect to the Proposed Swing Loan requested hereby.

                               Very truly yours,

                               NORAM ENERGY CORP.


                               By:
                                  ---------------------------------------------
                               Name:
                                    -------------------------------------------
                               Title:
                                     ------------------------------------------


------------
(4) $5,000,000 or an integral multiple of $1,000,000 in excess thereof.

                                                                  EXHIBIT 3.02-A

                        [FORM OF COMPETITIVE BID REQUEST]

__________________________ , ____

Citibank, N.A., as Agent
2 Penn's Way, Suite 200
New Castle, Delaware 19720

Ladies and Gentlemen:

         Reference is made to the Revolving Credit Agreement, dated as of March 31, 1998 among NorAm Energy Corp., a Delaware corporation, the Banks named therein and Citibank, N.A., as Agent for such Banks (the "Credit Agreement"). Terms defined in the Credit Agreement are used herein as therein defined.

         This is a Competitive Bid Request pursuant to Section 3.02 of the Credit Agreement requesting quotes for the following CAF Loans:


Aggregate Principal Amount                $                         $                         $
                                          --------------------      ---------------------     -------------------
CAF Loan Date
                                          --------------------      ---------------------     -------------------
Type of CAF Loan*
                                          --------------------      ---------------------     -------------------
Maturity Date**
                                          --------------------      ---------------------     -------------------
Interest Payment Dates
                                          --------------------      ---------------------     -------------------


                                        Very truly yours,

                                        NORAM ENERGY CORP.


                                        By:
                                                --------------------------------
                                        Title:
                                                --------------------------------

--------------

*        Fixed Rate Loan or CAF LIBOR Rate Loan.

**       A period of at least 7 days and no longer than 270 days.

Note: Pursuant to the Credit Agreement, a Competitive Bid Request may be transmitted in writing, by telex or by facsimile transmission, or by telephone, immediately confirmed by telex or facsimile transmission. In any case, a Competitive Bid Request shall contain the information specified in the second paragraph of this form.

                                                                  EXHIBIT 3.02-B

                            [FORM OF COMPETITIVE BID]

__________________________ , ____
Citibank, N.A., as Agent
2 Penn's Way, Suite 200
New Castle, Delaware 19720

Ladies and Gentlemen:

         Reference is made to the Revolving Credit Agreement, dated as of March 31, 1998 among NorAm Energy Corp., a Delaware corporation (the "Company"), the Banks named therein, and Citibank, N.A., as Agent (as the same may be amended, supplemented or otherwise modified, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein as therein defined.

         In accordance with Section 3.02 of the Credit Agreement, the undersigned Bank offers to make CAF Loans thereunder in the following amounts with the following maturity dates:

CAF Loan Date:  ____________________, 19____

Aggregate Maximum Amount:  $_________________________


Maturity Date 1:                         Maturity Date 2:                       Maturity Date 3:
----------------                         ----------------                       ----------------
Maximum Amount $___________              Maximum Amount $___________            Maximum Amount $___________


Rate* Amount $_____________              Rate* Amount $____________             Rate* Amount $____________

Rate* Amount $____________               Rate* Amount $____________             Rate* Amount $____________

         The undersigned hereby confirms that it is prepared to extend credit to the Company upon acceptance by the Company of this bid in accordance with
Section 3.02(d) of the Credit Agreement.

                                     Very truly yours,

                                     [NAME OF BIDDING BANK]


                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:
                                        Telephone No.:
                                        Fax:


----------------------
     * In the case of CAF Loans which are CAF LIBOR Rate Loans, insert CAF Margin. In the case of CAF Loans which are Fixed Rate Loans, insert fixed rate bid.

                                                                  EXHIBIT 3.02-C

                     [FORM OF COMPETITIVE BID CONFIRMATION]

__________________________ , ____

Citibank, N.A., as Agent
2 Penn's Way, Suite 200
New Castle, Delaware 19720

Ladies and Gentlemen:

         Reference is made to the Revolving Credit Agreement, dated as of March 31, 1998 among NorAm Energy Corp., a Delaware corporation, the Banks named therein, and Citibank, N.A., as Agent (the "Agent") (as the same may be amended, supplemented or otherwise modified, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein as therein defined.

         In accordance with Section 3.02 of the Credit Agreement, the undersigned accepts and confirms the offers by the Bank(s) to make CAF Loans to the undersigned on _________, ____ [CAF Loan Date] under said Section 3.02 in the (respective) amount(s) set forth on the attached list of CAF Loans offered.

         By delivery of this Competitive Bid Confirmation and the acceptance of any or all of the CAF Loans offered by the Banks in response to this Competitive Bid Confirmation, the undersigned shall be deemed to have represented and warranted that the applicable conditions to lending specified in Article VI of the Credit Agreement have been satisfied with respect to such CAF Loans.

                                    Very truly yours,

                                    NORAM ENERGY CORP.


                                    By:
                                            ------------------------------------
                                    Title:
                                            ------------------------------------




         [Borrower to attach CAF Loan offer list prepared by Agent with accepted amount entered by Borrower to the right of each CAF Loan offer].

                                                                    EXHIBIT 4.07

                   NOTICE OF INTEREST CONVERSION/CONTINUATION

TO: Citibank, N.A., in its capacity as Agent (the "Agent") under that certain Revolving Credit Agreement dated as of March 31, 1998 (as the same may from time to time be amended, supplemented or otherwise modified, the "Credit Agreement"; terms defined therein being used herein as so defined) entered into by and among NorAm Energy Corp., a Delaware corporation (the "Borrower"), the Banks and the Agent.

         Pursuant to Section 4.07 of the Credit Agreement, this Notice of Interest Conversion/ Continuation (the "Notice") represents the Borrower's election to [insert one or more of the following]:

         1. Convert $___________ in aggregate principal amount of Committed LIBOR Rate Loans with a current Interest Period ending on _____________, to ABR Loans on ______________.

         2. Convert $____________ in aggregate principal amount of ABR Loans to Committed LIBOR Rate Loans on _______________. The initial Interest Period for such Committed LIBOR Rate Loans is requested to be a ____________ (__) month period.

         3. Convert $____________ in aggregate principal amount of Committed LIBOR Rate Loans with a current Interest Period ending on ____________, to Committed LIBOR Rate Loans on ______________. The Interest Period for such Committed LIBOR Rate Loans is requested to be a _______________ (__) month period.

         4. Continue $____________ in aggregate principal amount of Committed LIBOR Rate Loans with a current Interest Period ending on _______________ as Committed LIBOR Rate Loans. The Interest Period for such Committed LIBOR Rate Loans is requested to be a ________________ (__) month period.

         5. The Borrower hereby certifies that no Event of Default has occurred and is continuing.

         6. The specific Committed Loans to be converted or continued pursuant to this Notice are as follows: [identify, separately for each of the foregoing paragraphs 1, 2, 3 and 4, the specific Committed Loans to which each such paragraph is to apply.]

Dated:
         ----------------------

                                    NORAM ENERGY CORP.


                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------


         The undersigned Banks hereby consent to the Borrower's request for a twelve (12) month Interest Period for the Committed LIBOR Rate Loans made by the Banks to the Borrower specified in Paragraph [2] [3] [4] above.

Dated:
         ----------------------


                                    --------------------------------------------

                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------



                                    --------------------------------------------

                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------



                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------

                                   ---------------------------------------------

                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------

                                                              EXHIBIT 6.01(v)(a)

            [OPINION OF LIDDELL, SAPP, ZIVLEY, HILL & LABOON, L.L.P.]






                                 March 30, 1998

To each of the Banks party to the Revolving Credit Agreement referred to below

         Re: Revolving Credit Agreement among NorAm Energy Corp., Citibank, N.A.
             and various banks

Ladies and Gentlemen:

         We have acted as counsel to NorAm Energy Corp., a Delaware corporation (the "Borrower"), in connection with that certain Revolving Credit Agreement dated as of March 30, 1998 (the "Credit Agreement") among the Borrower, the banks party thereto as "Banks," and Citibank, N.A. as Agent. This opinion is furnished to you pursuant to Section 6.01(v) of the Credit Agreement. Capitalized terms used but not defined herein have the respective meanings given to such terms in the Credit Agreement.

         In connection with the opinions hereinafter expressed, we have examined signed counterparts of the Credit Agreement. In addition, we have examined the originals, or copies certified or otherwise identified, of (i) the articles or certificate of incorporation and bylaws, as amended or restated to the date hereof, of the Borrower and each Significant Subsidiary, (ii) certain corporate records of the Borrower as furnished to us by the Borrower, (iii) certificates of public officials and of representatives of the Borrower, (iv) statutes and
(v) other instruments and documents, as a basis for the opinions hereinafter expressed.

         In our examination of all agreements and other instruments and documents in connection with the opinions expressed herein, we have assumed, without independent investigation, (i) the due execution and delivery pursuant to due authorization on behalf of the parties thereto, other than the Borrower, of the Credit Agreement, (ii) the genuineness of all signatures, other than the signatures of officers and agents of the Borrower and (iii) the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all copies submitted to us as certified, conformed or photostatic copies.

         Based upon the foregoing and subject to the assumptions, limitations and qualifications hereinafter stated, we are of the opinion that:

         1. The Borrower is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware and the State of Texas.

         2. To the best of our knowledge, the Borrower does not conduct any business or own or lease any Property in such a manner or to such an extent as would require it to be authorized or qualified to do business in any jurisdiction in which it is not qualified to do business except where the failure to be so duly authorized or qualified to do business, individually or in the aggregate, would not have a Material Adverse Effect on the Borrower.

         3. The Borrower has all requisite corporate power and authority to conduct its business as presently conducted and to execute and deliver, and to perform its obligations and borrow under, the Credit Agreement.

         4. The execution, delivery and performance by the Borrower of the Credit Agreement have been duly authorized by all requisite corporate action on the part of the Borrower, and the Credit Agreement has been duly executed and delivered by or on behalf of the Borrower.

         5. To the best of our knowledge, the execution, delivery and performance by the Borrower of the Credit Agreement do not and will not, (i) violate the articles or certificate of incorporation or bylaws of the Borrower or any Significant Subsidiary, (ii) violate any order of any Texas, New York, Delaware or United States federal court or other agency of government having jurisdiction over the Borrower or any Significant Subsidiary, (iii) violate any provision of any existing Texas, Delaware, New York or United States federal law (including without limitation, Regulation G, T, U and X) applicable to the Borrower or any Significant Subsidiary, (iv) conflict with, result in a breach of or constitute (with due notice or lapse of time or both or any other condition) a default under any indenture, agreement or other instrument to which the Borrower or any Significant Subsidiary is a party and that evidences Indebtedness for Borrowed Money of the Borrower or any Significant Subsidiary, except for such conflicts, breaches or defaults that do not have or would not have a Material Adverse Effect on the Borrower, or (v) result in the creation or imposition of any material Lien upon any of the Properties of the Borrower or any Significant Subsidiary.

         6. The Credit Agreement is the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms.

         7. If, notwithstanding the provisions of the Credit Agreement selecting the laws of the State of New York as the governing law for the Credit Agreement, the Credit Agreement were held by a court to be governed by the laws of the State of Texas, the Credit Agreement would, under the laws of the State of Texas, constitute the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with its terms.

         8. To the best of our knowledge, there is no action, suit or proceeding pending or threatened, at law or in equity, or before or by any Texas, Delaware, New York or United States federal court or any Texas, Delaware, New York or United States federal government agency, body or official, (i) relating to the transactions provided for in the Credit Agreement or (ii) in which there is a reasonable probability of an adverse decision that is likely to have a Material Adverse Effect on the Borrower.

         9. To the best of our knowledge, no authorization or approval of, or action by, and no notice to or filing with, any Texas, Delaware, New York or United States federal governmental authority or regulatory body is required for the due execution, delivery and performance by the Borrower of the Credit Agreement.

         10. Neither the Borrower nor any Significant Subsidiary is an "investment company" within the meaning of, or otherwise subject to regulation under, the Investment Company Act of 1940, as amended.

         The opinions set forth above are subject to the following additional assumptions, limitations and qualifications:

         (A) The opinions set forth above that are stated "to the best of our knowledge" are based upon reasonable inquiries of an officer or representative of the Borrower, but are given without any other independent investigation.

         (B) The opinion set forth in Paragraph 1 above as to the good standing of the Borrower is based solely on a review of certificates of public officials of the State of Texas and Delaware.

         (C) The opinions as to enforceability set forth in Paragraphs 6 and 7 above are subject to the qualifications that (i) the enforceability of the Credit Agreement may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws in effect from time to time affecting the rights of creditors generally and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) the enforceability of the indemnity provisions contained in the Credit Agreement may be limited by considerations of public policy or to the extent claims therefor arise under any applicable securities laws, and the opinion set forth in Paragraph 6 above is also subject to the qualification that the enforceability of the Credit Agreement may be limited by the judicial imposition of an implied covenant of good faith.

         (D) For the purposes of rendering the opinions expressed in Paragraph 7 above, we have assumed that (i) the Agent and the Banks will at all times (including, without limitation, in connection with any prepayment of any part of the Loans) comply strictly with the provisions of Section 11.14 of the Credit Agreement, (ii) all fees and charges, including, but not limited to, commitment fees and attorneys' fees, that under applicable laws might constitute interest on the Loans and that may be collected in connection with the Loans are as set forth in the Credit Agreement and are, or will be, for services actually rendered, (iii) that Borrower has not been requested by the Agent and the Banks, as a condition to the extension of the credit described in the Credit Agreement, to guarantee, assume or otherwise become liable in any way in respect of, or to secure in any respect, any indebtedness of any other person to the Agent and the Banks, or to agree to do so and (iv) that there are not, nor shall there be, any compensating balances, deposits or other funds frozen, pledged or hypothecated as security for or otherwise required in connection with the indebtedness incurred pursuant to the Credit Agreement, which balances, deposits or other sums have been acquired with loan proceeds.

         (E) We express no opinion with respect to the availability or enforceability of the following provisions set forth in the Credit Agreement:
(i) any provisions of the Credit Agreement purporting to establish any evidentiary standard or to waive either illegality as a defense to the performance of contract obligations or any other defense to such performance that cannot, as a matter of law, be effectively waived, (ii) any provision of the Credit Agreement purporting to waive objection to venue, or (iii) any severability provisions set forth in the Credit Agreement.

         (F) The opinions as to Significant Subsidiaries set forth in Paragraphs 5 and 10 above are based upon the list of Significant Subsidiaries attached hereto as Attachment 1 which list was provided to us by the Borrower.

         (G) We have not been called upon to, and accordingly do not, express any opinion as to the various state and federal laws regulating banks or the conduct of their business that may relate to the Credit Agreement and the transactions provided for therein.

         (H) The opinion set forth in Paragraph 6 above, insofar as it relates to the enforceability of New York choice of law provisions set forth in the Credit Agreement, is subject to the discussion set forth below.

         While the matter is not entirely free from doubt, under Texas choice of law principles in a properly presented case, a Texas court (or a federal court applying Texas conflict of law rules) should recognize and give effect to the governing law provisions in the Credit Agreement, except for matters of procedure.

         As a factual basis for the conclusion expressed in the preceding paragraph, we have assumed that the chief executive office of the Agent is located in the State of New York and that the parties have not conspired to evade Texas usury laws. No facts have come to our attention that are inconsistent with these assumptions.

         We are qualified to practice law in the States of Texas and New York, and we do not hold ourselves out as experts on, or express any opinion herein concerning, the laws of any jurisdiction other than the existing laws of the State of Texas and the State of New York, the General Corporation Law of the State of Delaware and the existing applicable federal laws of the United States. This opinion is being furnished to each of the Banks, the Agent and Bracewell & Patterson, L.L.P., as counsel for the Agent, solely for their use. This opinion speaks as of the date hereof, and we disclaim any obligation to update this opinion.

                                        Very truly yours,

                                                                    Attachment I
                                                                      to Opinion

                            Significant Subsidiaries

Mississippi River Transmission Corporation

NorAm Energy Management, Inc.

NorAm Field Services Corp.

NorAm Gas Transmission Company

                                                              EXHIBIT 6.01(v)(b)

                           [IN-HOUSE COUNSEL OPINION]






                                 March 30, 1998

To each of the Banks party to the Revolving Credit Agreement referred to below

         Re: Revolving Credit Agreement among NorAm Energy Corp., Citibank, N.A.
             and various banks

Ladies and Gentlemen:

         As assistant corporate secretary of NorAm Energy Corp., a Delaware corporation (the "Borrower"), I am furnishing this opinion to you in connection with that certain Revolving Credit Agreement dated as of March 30, 1998 (the "Credit Agreement") among the Borrower, the banks party thereto as "Banks," and Citibank, N.A. as Agent. Capitalized terms used but not defined herein have the respective meanings given to such terms in the Credit Agreement.

         In connection with the opinions hereinafter expressed, I have examined, either personally or through other attorneys under my supervision, direction and control, signed counterparts of the Credit Agreement and the originals, or copies certified or otherwise identified, of (i) the certificate of incorporation and bylaws, as amended or restated to the date hereof, of the Borrower and each Significant Subsidiary, (ii) certain corporate records of the Borrower, (iii) certificates of public officials, (iv) statutes and (v) other instruments and documents, as a basis for the opinions hereinafter expressed.

         In my examination of all agreements and other instruments and documents in connection with the opinions expressed herein, I have assumed, without independent investigation, (i) the due execution and delivery pursuant to due authorization on behalf of the parties thereto, other than the Borrower, of the Credit Agreement, (ii) the genuineness of all signatures, other than the signatures of officers and agents of the Borrower and (iii) the authenticity of all documents submitted to me as originals and the conformity to authentic original documents of all copies submitted to me as certified, conformed or photostatic copies.

         Based upon the foregoing and subject to the assumptions, limitations and qualifications hereinafter stated, I am of the opinion that:

         1. The Borrower is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware and the State of Texas.

         2. The Borrower does not conduct any business or own or lease any Property in such a manner or to such an extent as would require it to be authorized or qualified to do business in any jurisdiction in which it is not qualified to do business, except where the failure to be so authorized or qualified would not, individually or in the aggregate, have a Material Adverse Effect on the Borrower.

         3. The Borrower has all requisite corporate power and authority to conduct its business as presently conducted and to execute and deliver, and to perform its obligations and borrow under, the Credit Agreement.

         4. The execution, delivery and performance by the Borrower of the Credit Agreement have been duly authorized by all requisite corporate action on the part of the Borrower, and the Credit Agreement has been duly executed and delivered by or on behalf of the Borrower.

         5. The execution, delivery and performance by the Borrower of the Credit Agreement do not and will not, (i) violate the articles or certificate of incorporation or bylaws of the Borrower or any Significant Subsidiary, (ii) violate any order of any Texas, New York, Delaware or United States federal court or other agency of government having jurisdiction over the Borrower or any Significant Subsidiary, (iii) violate any provision of any existing Texas, Delaware, New York or United States federal law (including without limitation, Regulation G, T, U and X) applicable to the Borrower or any Significant Subsidiary, (iv) conflict with, result in a breach of or constitute (with due notice or lapse of time or both or any other condition) a default under any indenture, agreement or other instrument to which the Borrower or any Significant Subsidiary is a party and that evidences Indebtedness for Borrowed Money of the Borrower or any Significant Subsidiary, except for such conflicts, breaches or defaults that do not have or would not have a Material Adverse Effect on the Borrower, or (v) result in the creation or imposition of any material Lien upon any of the Properties of the Borrower or any Significant Subsidiary.

         6. There is no action, suit or proceeding pending or, to the best of my knowledge, threatened, at law or in equity, or before or by any Texas, Delaware, New York or United States federal court or any Texas, Delaware, New York or United States federal government agency, body or official, (i) relating to the transactions provided for in the Credit Agreement or (ii) in which there is a reasonable probability of an adverse decision that is likely to have a Material Adverse Effect on the Borrower.

         7. No authorization or approval of, or action by, and no notice to or filing with, any Texas, Delaware, New York or United States federal governmental authority or regulatory body is required for the due execution, delivery and performance by the Borrower of the Credit Agreement.

         8. Neither the Borrower nor any Significant Subsidiary is subject to regulation under the Public Utility Holding Company Act of 1935, as amended, except Section 9(a)(2) thereof relating to the acquisition of securities of other public utility companies or public utility holding companies.

         The opinions set forth above are subject to the following additional assumptions, limitations and qualifications:

         (A) The opinion set forth in Paragraph 1 above as to the good standing of the Borrower is based solely on a review of certificates of public officials of the State of Texas and Delaware.

         (B) The opinions as to Significant Subsidiaries set forth in Paragraphs 5 and 8 above are based upon the list of Significant Subsidiaries attached hereto as Attachment 1.

         (C) I have not been called upon to, and accordingly do not, express any opinion as to the various state and federal laws regulating banks or the conduct of their business that may relate to the Credit Agreement and the transactions provided for therein.

         I am qualified to practice law in the State of Texas, and I do not hold myself out as an expert on, or express any opinion herein concerning, the laws of any jurisdiction other than the existing laws of the State of Texas, the existing General Corporation Law of the State of Delaware and the existing applicable federal laws of the United States. This opinion is being furnished to each of the Banks, the Agent and Bracewell & Patterson, L.L.P., as counsel for the Agent, solely for their use. This opinion speaks as of the date hereof, and I disclaim any obligation to update this opinion.

                                         Very truly yours,


                                         Rufus Scott
                                         Attorney at Law

                                                                    Attachment I
                                                                      to Opinion

                            Significant Subsidiaries

Mississippi River Transmission Corporation

NorAm Energy Management, Inc.

NorAm Field Services Corp.

NorAm Gas Transmission Company

                                                                EXHIBIT 11.06(c)

                    COMMITTED LOAN ASSIGNMENT AND ACCEPTANCE

         COMMITTED LOAN ASSIGNMENT AND ACCEPTANCE (the "Assignment and Acceptance"), dated as of the date set forth in Item 1 of Schedule I hereto, among the Transferor Bank set forth in Item 2 of Schedule I hereto (the "Transferor Bank"), each Purchasing Bank set forth in Item 3 of Schedule I hereto (each, a "Purchasing Bank"), and Citibank, N.A., as agent for the Banks under the Credit Agreement described below (in such capacity, the "Agent").

                              W I T N E S S E T H :

         WHEREAS, this Assignment and Acceptance is being executed and delivered in accordance with Section 11.06(c) of the Revolving Credit Agreement, dated as of March 31, 1998 among NorAm Energy Corp., a Delaware corporation (the "Borrower"), the Transferor Bank and the other Banks party thereto, and the Agent (as from time to time further amended, supplemented or otherwise modified in accordance with the terms thereof, the "Credit Agreement"; terms defined therein being used herein as therein defined);

         WHEREAS, each Purchasing Bank (if it is not already a Bank party to the Credit Agreement) wishes to become a Bank party to the Credit Agreement; and

         WHEREAS, the Transferor Bank is selling and assigning to each Purchasing Bank, rights, obligations and commitments under the Credit Agreement;

         NOW, THEREFORE, the parties hereto hereby agree as follows:

         1. Upon receipt by the Agent of five counterparts of this Assignment and Acceptance, to each of which is attached a fully completed Schedule I and
Schedule II, and each of which has been executed by the Transferor Bank, each Purchasing Bank (and any other person required by the Credit Agreement to execute this Assignment and Acceptance), the Agent will transmit to the Borrower, the Transferor Bank and each Purchasing Bank a Transfer Effective Notice, substantially in the form of Schedule III to this Assignment and Acceptance (a "Transfer Effective Notice"). Such Transfer Effective Notice shall set forth, inter alia, the date on which the transfer effected by this Assignment and Acceptance shall become effective (the "Transfer Effective Date"), which date shall be the fifth Business Day following the date of such Transfer Effective Notice or such other date as may be specified therein. From and after the Transfer Effective Date, each Purchasing Bank shall be a Bank party to the Credit Agreement for all purposes thereof.

         2. At or before 12:00 Noon, local time of the Transferor Bank, on the Transfer Effective Date, each Purchasing Bank shall pay to the Transferor Bank, in immediately available funds, an amount equal to the purchase price, as agreed between the Transferor Bank and such Purchasing Bank (the "Purchase Price"), of the portion being purchased by such Purchasing Bank (such Purchasing Bank's "Purchased Percentage") of the outstanding Committed Loans, the outstanding participations purchased by the Transferor Bank pursuant to Section 2.04 or 5.04 of the Credit Agreement and the other amounts owing to the Transferor Bank under the Credit Agreement. Effective upon receipt by the Transferor Bank of the Purchase Price from a Purchasing Bank, the Transferor Bank hereby irrevocably sells, assigns and transfers to such Purchasing Bank, without recourse, representation or warranty, and each Purchasing Bank hereby irrevocably purchases, takes and assumes from the Transferor Bank, such Purchasing Bank's Purchased Percentage of the Commitments of the Transferor Bank and of the outstanding Committed Loans, such outstanding participations and the other amounts owing to the Transferor Bank under the Credit Agreement, together with all instruments, documents and collateral security pertaining thereto.

         3. The Transferor Bank has made arrangements with each Purchasing Bank with respect to (i) the portion, if any, to be paid, and the date or dates for payment, by the Transferor Bank to such Purchasing Bank of any fees heretofore received by the Transferor Bank pursuant to the Credit Agreement prior to the Transfer Effective Date and (ii) the portion, if any, to be paid, and the date or dates for payment, by such Purchasing Bank to the Transferor Bank of fees or interest received by such Purchasing Bank pursuant to the Credit Agreement from and after the Transfer Effective Date.

         4. (a) All principal payments that would otherwise be payable from and after the Transfer Effective Date to or for the account of the Transferor Bank pursuant to the Credit Agreement shall, instead, be payable to or for the account of the Transferor Bank and the Purchasing Banks, as the case may be, in accordance with their respective interests as reflected in this Assignment and Acceptance.

         (b) All interest, fees and other amounts that would otherwise accrue for the account of the Transferor Bank from and after the Transfer Effective Date pursuant to the Credit Agreement shall, instead, accrue for the account of, and be payable to, the Transferor Bank and the Purchasing Banks, as the case may be, in accordance with their respective interests as reflected in this Assignment and Acceptance. In the event that any amount of interest, fees or other amounts accruing prior to the Transfer Effective Date was included in the Purchase Price paid by any Purchasing Bank, the Transferor Bank and each Purchasing Bank will make appropriate arrangements for payment by the Transferor Bank to such Purchasing Bank of such amount upon receipt thereof from the relevant Borrower.

         5. Concurrently with the execution and delivery hereof, the Transferor Bank will provide to each Purchasing Bank (if it is not already a Bank party to the Credit Agreement) conformed copies of all documents delivered on the Effective Date in satisfaction of the conditions precedent set forth in the Credit Agreement.

         6. Each of the parties to this Assignment and Acceptance agrees that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Assignment and Acceptance.

         7. By executing and delivering this Assignment and Acceptance, the Transferor Bank and each Purchasing Bank confirm to and agree with each other and the Agent and the Banks as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned hereby free and clear of any adverse claim, the Transferor Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto; (ii) the Transferor Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under the Agreement or any other instrument or document furnished pursuant hereto; (iii) each Purchasing Bank confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 7.01(m), the financial statements delivered pursuant to Section 8.01(a), if any, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (iv) each Purchasing Bank will, independently and without reliance upon the Agent, the Transferor Bank or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (v) each Purchasing Bank appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Agreement as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto, all in accordance with Article X of the Credit Agreement; and (v) each Purchasing Bank agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank.

         8. Each party hereto represents and warrants to and agrees with the Agent that it is aware of and will comply with the provisions of Sections 11.06
(g) and 11.06(h) of the Credit Agreement.

         9. Schedule II hereto sets forth the revised Commitments and Pro Rata Percentages of the Transferor Bank and each Purchasing Bank as well as administrative information with respect to each Purchasing Bank.

         10. THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed by their respective duly authorized officers or agents on Schedule I hereto as of the date set forth in Item 1 or Schedule I hereto.

                                                                   SCHEDULE I TO
                                        COMMITTED LOAN ASSIGNMENT AND ACCEPTANCE

                            COMPLETION OF INFORMATION
                            SIGNATURES FOR ASSIGNMENT
                                 AND ACCEPTANCE

         Re: Revolving Credit Agreement, dated as of March 31, 1998, with NorAm
             Energy Corp.

Item 1            (Date of Assignment
                    and Acceptance):                 [Insert date of Assignment and Acceptance]

Item 2            (Transferor Bank):                 [Insert name of Transferor Bank]

Item 3            (Purchasing Bank[s]):              [Insert name[s] of Purchasing Bank[s]]

Item 4            (Signatures of Parties to
                  Assignment and
                  Acceptance):

                                                     ___________________________________________, as
                                                            Transferor Bank


                                                     By___________________________________________
                                                            Title:


                                                     ___________________________________________, as a
                                                            Purchasing Bank


                                                     By___________________________________________
                                                            Title:


                                                     ___________________________________________, as a
                                                            Purchasing Bank


                                                     By___________________________________________
                                                            Title:


CONSENTED TO AND ACKNOWLEDGED:

CITIBANK, N.A., as Agent


By _________________________________________
         Title:


NORAM ENERGY CORP.


By _________________________________________
         Title:


[Consents required only to the
extent specified in the Credit
Agreement]

ACCEPTED FOR RECORDATION IN REGISTER:

CITIBANK, N.A., as Agent

By _________________________________________
         Title:

                                                                  SCHEDULE II TO
                                        COMMITTED LOAN ASSIGNMENT AND ACCEPTANCE

                       LIST OF LENDING OFFICES, ADDRESSES
                       FOR NOTICES AND COMMITMENT AMOUNTS


[Name of Transferor Bank]            Revised Commitment:               $________

                                     Revised Pro Rata Percentage:      $________


[Name of Purchasing Bank]            New Commitment:                   $________

                                     New Pro Rata Percentage:          $________


Address for Notices:

[Address]
Attention: ________________________
Telex:_____________________________
Answerback:________________________
Telephone:_________________________
Telecopier:________________________

LIBOR Lending Office:


____________________________________

____________________________________

____________________________________


Domestic Lending Office:

____________________________________

____________________________________

____________________________________

                                                                 SCHEDULE III TO
                                        COMMITTED LOAN ASSIGNMENT AND ACCEPTANCE

                       [Form of Transfer Effective Notice]

To:      NorAm Energy Corp., [Transferor Bank and each Purchasing Bank]

         The undersigned, as Agent [delegate of the Agent performing administrative functions of the Agent] under the Revolving Credit Agreement, dated as of March 31, 1998, among NorAm Energy Corp., the Banks parties thereto and Citibank, N.A., as Agent, acknowledges receipt of five executed counterparts of a completed Assignment and Acceptance, as described in Schedule I hereto. [Note: attach copy of Schedule I from Assignment and Acceptance.] Terms defined in such Assignment and Acceptance are used herein as therein defined.

         1. Pursuant to such Assignment and Acceptance, you are advised that the Transfer Effective Date will be _____________.

         2. Pursuant to such Assignment and Acceptance, each Purchasing Bank is required to pay its Purchase Price to the Transferor Bank at or before 12:00 Noon on the Transfer Effective Date in immediately available funds.

                            Very truly yours,

                            CITIBANK, N.A., as Agent


                            By
                                ------------------------------------------------
                                     Title:

                                                             EXHIBIT 11.06(i)(a)

                          [FORM OF COMMITTED LOAN NOTE]

$___________                  REVOLVING CREDIT NOTE             __________, ____

         FOR VALUE RECEIVED, the undersigned, NorAm Energy Corp., a Delaware corporation (the "Company"), hereby unconditionally promises to pay to the order of _________________ (the "Bank") at the office of Citibank, N.A. located at 2 Penn's Way, New Castle, Delaware 19720, in lawful money of the United States of America and in immediately available funds, the principal amount of the lesser of (a) _________ DOLLARS ($_______) or (b) the aggregate unpaid principal amount of all Committed Loans made by the Bank to the Company pursuant to Section 2.01 of the Revolving Credit Agreement dated as of March 31, 1998 among the Company, Citibank, N.A., as Agent, the Bank and the other banks that are or may become parties thereto (as the same may from time to time be amended, supplemented or otherwise modified, the "Credit Agreement"; terms defined therein being used herein as so defined), which sum shall be due and payable on such date or dates as determined in accordance with the Credit Agreement. The final maturity date of this Revolving Credit Note is the Termination Date.

         The Company further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time from the date hereof at the rates and on the dates specified in Section 4.04 of the Credit Agreement until such principal amount is paid in full. Interest on any principal amount hereof which is not paid when due (whether at the stated maturity thereof, by acceleration or otherwise) shall bear interest at the rate provided in Section
4.04 of the Credit Agreement until such past due principal is paid in full.

         The holder of this Revolving Credit Note is authorized to record the date, Type and amount of each Committed Loan made by the Bank pursuant to
Section 2.01 of the Credit Agreement, each continuation thereof, each conversion of all or a portion thereof to another Type, the date and amount of each payment or prepayment of principal thereof, and, in the case of Committed LIBOR Rate Loans, the length of each Interest Period with respect thereto, on the schedule annexed hereto and made a part hereof and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded; provided that the failure of the Bank to make such recordation or any error in such recordation shall not limit or otherwise affect the obligations of the Company hereunder or under the Credit Agreement.

         This Revolving Credit Note is one of the Notes referred to in the Credit Agreement and is entitled to the benefits thereof, is subject to optional prepayment in whole or in part as provided therein and is subject to the terms and conditions thereof.

         Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement, all amounts remaining unpaid on this Revolving Credit Note shall become, or may be declared to be, immediately due and payable, all as provided therein.

         All parties now and hereafter liable with respect to this Revolving Credit Note, whether maker, principal, surety or guarantor, waive notice of dishonor, notice of acceleration, notice of intent to accelerate the maturity hereof, presentment, demand, protest and notice of protest and all other notices of any kind.

         THIS REVOLVING CREDIT NOTE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                                      NORAM ENERGY CORP.


                                      By:
                                         --------------------------------------
                                            Title:
                                                  -----------------------------

                           SCHEDULE OF COMMITTED LOANS

                                                                     Date of             Date of         Amount of
    Date of        Amount of       Type of         Interest        Conversion/         Prepayment        Prepayment
     Loan            Loan            Loan           Period         Continuation        or Payment        or Payment
     ----            ----            ----           ------         ------------        ----------        ----------



                                                             EXHIBIT 11.06(i)(b)

                            [FORM OF SWING LOAN NOTE]

                                 PROMISSORY NOTE

$___________                                                    __________, ____

         FOR VALUE RECEIVED, the undersigned, NorAm Energy Corp., a Delaware corporation (the "Company"), hereby unconditionally promises to pay to the order of Citibank, N.A. (the "Bank") at the Bank's office located at 2 Penn's Way, New Castle, Delaware 19720, in lawful money of the United States of America and in immediately available funds, the principal amount of (a) ____________________ DOLLARS ($___________), or, if less, (b) the aggregate unpaid principal amount of each Swing Loan which is made by the Bank to the Company pursuant to Section 2.01(b) of the Revolving Credit Agreement dated as of March 31, 1998, among the Company, the Bank, the other banks that are or may become parties thereto and Citibank, N.A., as Agent (as the same may from time to time be amended, supplemented or otherwise modified, the "Credit Agreement"; terms defined therein being used herein as so defined).

         The principal amount of each Swing Loan evidenced hereby shall be payable on the maturity date therefor set forth on the schedule annexed hereto (or, if earlier, the Termination Date) and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof (the "Grid"). The Company further agrees to pay interest in like money at such office on the unpaid principal amount of each Swing Loan evidenced hereby, at the rate per annum determined in accordance with Section 4.04 of the Credit Agreement until such principal amount is paid in full. Interest on any principal amount hereof which is not paid when due (whether at the stated maturity thereof, by acceleration or otherwise) shall bear interest at the rate provided in Section
4.04 of the Credit Agreement until such past due principal is paid in full.

         The holder of this Note is authorized to endorse on the Grid the date, amount and maturity date in respect of each Swing Loan made pursuant to Section 2.01(b) of the Credit Agreement, and each payment of principal with respect thereto, which endorsement shall constitute prima facie evidence of the accuracy of the information endorsed; provided, however, that the failure to make any such endorsement or any error in such endorsement shall not affect the obligations of the Company in respect of such Swing Loan.

         This Note is one of the Notes referred to in the Credit Agreement, and is entitled to the benefits thereof.

         Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided therein.

         All parties now and hereafter liable with respect to this Note, whether maker, principal, surety or guarantor, waive notice of dishonor, notice of acceleration, notice of intent to accelerate the maturity hereof, presentment, demand, protest and notice of protest and all other notices of any kind.

         Terms defined in the Credit Agreement are used herein with their defined meanings unless otherwise defined herein. This Note shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

                                       NORAM ENERGY CORP.


                                       By:
                                           -------------------------------------
                                               Title:
                                                      --------------------------

                             SCHEDULE OF SWING LOANS

        Date of                 Amount of               Maturity                Payment
          Loan                    Loan                    Date                   Date               Authorization
          ----                    ----                    ----                   ----               -------------
------------------------- ---------------------- ----------------------- ---------------------- ----------------------

------------------------- ---------------------- ----------------------- ---------------------- ----------------------

------------------------- ---------------------- ----------------------- ---------------------- ----------------------

------------------------- ---------------------- ----------------------- ---------------------- ----------------------

------------------------- ---------------------- ----------------------- ---------------------- ----------------------

------------------------- ---------------------- ----------------------- ---------------------- ----------------------

------------------------- ---------------------- ----------------------- ---------------------- ----------------------

------------------------- ---------------------- ----------------------- ---------------------- ----------------------

------------------------- ---------------------- ----------------------- ---------------------- ----------------------

------------------------- ---------------------- ----------------------- ---------------------- ----------------------

------------------------- ---------------------- ----------------------- ---------------------- ----------------------

------------------------- ---------------------- ----------------------- ---------------------- ----------------------

------------------------- ---------------------- ----------------------- ---------------------- ----------------------

------------------------- ---------------------- ----------------------- ---------------------- ----------------------

------------------------- ---------------------- ----------------------- ---------------------- ----------------------

------------------------- ---------------------- ----------------------- ---------------------- ----------------------

------------------------- ---------------------- ----------------------- ---------------------- ----------------------

------------------------- ---------------------- ----------------------- ---------------------- ----------------------

------------------------- ---------------------- ----------------------- ---------------------- ----------------------

                                                             EXHIBIT 11.06(i)(c)

                          [FORM OF GRID CAF LOAN NOTE]

                                 PROMISSORY NOTE

$___________                                                    __________, ____

         FOR VALUE RECEIVED, the undersigned, NorAm Energy Corp., a Delaware corporation (the "Company"), hereby unconditionally promises to pay to the order of _____________________ (the "Bank") at the office of Citibank, N.A. located at 2 Penn's Way, New Castle, Delaware 19720 in lawful money of the United States of America and in immediately available funds, the principal amount of (a) ___________________ DOLLARS ($__________), or, if less, (b) the aggregate unpaid principal amount of each CAF Loan which is made by the Bank to the Company pursuant to Section 3.02 of the Revolving Credit Agreement dated as of March 31, 1998, among the Company, the Bank, the other banks that are or may become parties thereto and Citibank, N.A., as Agent (as the same may from time to time be amended, supplemented or otherwise modified, the "Credit Agreement"; terms defined therein being used herein as so defined).

         The principal amount of each CAF Loan evidenced hereby shall be payable on the maturity date therefor set forth on the schedule annexed hereto (or, if earlier, the Termination Date) and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof (the "Grid"). The Company further agrees to pay interest in like money at such office on the unpaid principal amount of each CAF Loan evidenced hereby, at the rate per annum determined in accordance with Section 4.04 of the Credit Agreement and as may be set forth in respect of such CAF Loan on the Grid, calculated on the basis of a year of 360 days and actual days elapsed from the date of such CAF Loan until the due date thereof (whether at the stated maturity, by acceleration or otherwise) and thereafter at the rates determined in accordance with Section
4.04 of the Credit Agreement. Interest on each CAF Loan evidenced hereby shall be payable on the date or dates determined in accordance with Section 4.04 of the Credit Agreement and as may be set forth in respect of such CAF Loan on the Grid. CAF Loans evidenced by this Note may not be prepaid. The final maturity date of this Note is no later than the Termination Date.

         The holder of this Note is authorized to endorse on the Grid the date, amount, interest rate, interest payment dates and maturity date in respect of each CAF Loan made pursuant to Section 3.02 of the Credit Agreement, and each payment of principal with respect thereto, which endorsement shall constitute prima facie evidence of the accuracy of the information endorsed;

provided, however, that the failure to make any such endorsement or any error in such endorsement shall not affect the obligations of the Company in respect of such CAF Loan.

         This Note is one of the Notes referred to in the Credit Agreement, and is entitled to the benefits thereof.

         Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided therein.

         All parties now and hereafter liable with respect to this Note, whether maker, principal, surety or guarantor, waive notice of dishonor, notice of acceleration, notice of intent to accelerate the maturity hereof, presentment, demand, protest and notice of protest and all other notices of any kind.

         Terms defined in the Credit Agreement are used herein with their defined meanings unless otherwise defined herein. This Note shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

                                          NORAM ENERGY CORP.


                                          By:
                                             -----------------------------------
                                                 Title:
                                                        ------------------------

                              SCHEDULE OF CAF LOANS

                                                     Interest
    Date of          Amount of        Interest        Payment         Maturity         Payment
      Loan             Loan             Rate           Dates            Date            Date         Authorization
      ----             ----             ----           -----            ----            ----         -------------
----------------- ---------------- --------------- --------------- ---------------- -------------- -------------------

----------------- ---------------- --------------- --------------- ---------------- -------------- -------------------

----------------- ---------------- --------------- --------------- ---------------- -------------- -------------------

----------------- ---------------- --------------- --------------- ---------------- -------------- -------------------

----------------- ---------------- --------------- --------------- ---------------- -------------- -------------------

----------------- ---------------- --------------- --------------- ---------------- -------------- -------------------

----------------- ---------------- --------------- --------------- ---------------- -------------- -------------------

----------------- ---------------- --------------- --------------- ---------------- -------------- -------------------

----------------- ---------------- --------------- --------------- ---------------- -------------- -------------------

----------------- ---------------- --------------- --------------- ---------------- -------------- -------------------

----------------- ---------------- --------------- --------------- ---------------- -------------- -------------------

----------------- ---------------- --------------- --------------- ---------------- -------------- -------------------

----------------- ---------------- --------------- --------------- ---------------- -------------- -------------------

----------------- ---------------- --------------- --------------- ---------------- -------------- -------------------

----------------- ---------------- --------------- --------------- ---------------- -------------- -------------------

----------------- ---------------- --------------- --------------- ---------------- -------------- -------------------

----------------- ---------------- --------------- --------------- ---------------- -------------- -------------------

----------------- ---------------- --------------- --------------- ---------------- -------------- -------------------

----------------- ---------------- --------------- --------------- ---------------- -------------- -------------------

                                                                      Schedule I

                                   COMMITMENTS

                                                                                           LIBOR Lending
                                                    Domestic Lending Office          Office (if different than
            Bank                 Commitment         and address for notices           Domestic Lending Office)
Citibank, N.A.                  $37,000,000        399 Park Avenue                   399 Park Avenue
                                                   New York, NY  10043               New York, NY  10043
                                                   Attn:  Sandip Sen                 Attn:  Sandip Sen
                                                   Fax:  212/793-6130                Fax:  212/793-6130

Barclays Bank PLC               $30,000,000        222 Broadway, 11th Floor          222 Broadway, 11th Floor
                                                   New York, NY  10038               New York, NY  10038
                                                   Attn:  Jonathan Berman            Attn:  Jonathan Berman
                                                   Fax:  212/412-7585                Fax:  212/412-7585

The First National Bank         $30,000,000        One First National Plaza          One First National Plaza
of Chicago                                         Suite 0363                        Suite 0363
                                                   Chicago, IL  60670-0363           Chicago, IL  60670-0363
                                                   Attn:  Michael J. Johnson         Attn:  Michael J. Johnson
                                                   Fax:  312/732-3055                Fax:  312/732-3055

NationsBank of Texas,           $30,000,000        901 Main Street                   901 Main Street
N.A.                                               64th Floor                        64th Floor
                                                   Dallas, TX  75202-3714            Dallas, TX  75202-3714
                                                   Attn:  Curtis Anderson            Attn:  Curtis Anderson
                                                   Fax:  214/508-3943                Fax:  214/508-3943

The Bank of New York            $21,000,000        One Wall Street                   One Wall Street
                                                   19th Floor                        19th Floor
                                                   New York, NY  10286               New York, NY  10286
                                                   Attn:  Nathan S. Howard           Attn:  Nathan S. Howard
                                                   Fax:  212/635-7923                Fax:  212/635-7923

The Bank of Tokyo-              $21,000,000        1100 Louisiana, Suite 2800        1100 Louisiana, Suite 2800
Mitsubishi, Ltd.,                                  Houston, TX  77002                Houston, TX  77002
Houston Agency                                     Attn:  David Denbina              Attn:  David Denbina
                                                   Fax:  713/658-0116                Fax:  713/658-0116

The Chase Manhattan             $21,000,000        One Chase Manhattan               One Chase Manhattan
Bank                                               Plaza                             Plaza
                                                   New York, NY  10081               New York, NY  10081
                                                   Attn:  Jaimin Patel               Attn:  Jaimin Patel
                                                   Fax:  212/552-0079                Fax:  212/552-0079


Credit Suisse                   $21,000,000        11 Madison Avenue                 11 Madison Avenue
                                                   19th Floor                        19th Floor
                                                   New York, NY  10010               New York, NY  10010
                                                   Attn:  James Moran                Attn:  James Moran
                                                   Fax:  212/325-8350                Fax:  212/325-8350

Deposit Guaranty                $21,000,000        333 Texas Street                  333 Texas Street
National Bank                                      Shreveport, LA  71101             Shreveport, LA  71101
                                                   Attn:  Herb Doughty               Attn:  Herb Doughty
                                                   Fax:  318/429-1059                Fax:  318/429-1059

Fleet National Bank             $21,000,000        One Federal Street                One Federal Street
                                                   Mail Stop:  MA of 320             Mail Stop:  MA of 320
                                                   Boston, MA  02110                 Boston, MA  02110
                                                   Attn:  Robert Lanigan             Attn:  Robert Lanigan
                                                   Fax:  617/346-0580                Fax:  617/346-0580

Toronto Dominion                $21,000,000        909 Fannin, Suite 1700            909 Fannin, Suite 1700
(Texas), Inc.                                      Houston, TX  77010                Houston, TX  77010
                                                   Attn:  Jimmy Simien               Attn:  Jimmy Simien
                                                   Fax:  713/951-9921                Fax:  713/951-9921

Union Bank of                   $21,000,000        299 Park Avenue                   299 Park Avenue
Switzerland, Houston                               44th Floor                        44th Floor
Agency                                             New York, NY  10171-0026          New York, NY  10171-0026
                                                   Attn:  Mike Donohue, Jr.          Attn:  Mike Donohue, Jr.
                                                   Fax:  212/821-3878                Fax:  212/821-3878

The Bank of Nova                $20,000,000        1100 Louisiana, Suite 3000        1100 Louisiana, Suite 3000
Scotia                                             Houston, TX  77002                Houston, TX  77002
                                                   Attn:  Mark Ammerman              Attn:  Mark Ammerman
                                                   Fax:  713/752-2425                Fax:  713/752-2425

Westdeutsche                    $20,000,000        1211 Avenue of the                1211 Avenue of the
Landesbank                                         Americas                          Americas
Girozentrale, New York                             23rd Floor                        23rd Floor
                                                   New York, NY  10036               New York, NY  10036
                                                   Attn:  Richard Newman             Attn:  Richard Newman
                                                   Fax:  212/852-6307                Fax:  212/852-6307

Mellon Bank, N.A.               $15,000,000        One Mellon Bank Center            One Mellon Bank Center
                                -----------        Room 4425                         Room 4425
                                                   Pittsburgh, PA  15258-0001        Pittsburgh, PA  15258-0001
                                                   Attn:  Brad S. Miller             Attn:  Brad S. Miller
                                                   Fax:  412/236-1840                Fax:  412/236-1840

                                $350,000,000
                                ============


                                   SCHEDULE II
                                  PRICING GRID
                           (In Basis Points Per Annum)

                                 RATINGS OF THE SENIOR
                                  UNSECURED LONG-TERM                                         APPLICABLE FACILITY
      RATINGS LEVEL              DEBT OF THE BORROWER(5)          APPLICABLE MARGIN                FEE RATE
--------------------------- -------------------------------- ---------------------------- ----------------------------
Level I                     AA- or Aa3 or higher                          15.0                          7.0

Level II                    A+/A/A- or A1/A2/A3                           17.0                          9.0

Level III                   BBB+ or Baa1                                  19.0                         11.0

Level IV                    BBB or Baa2                                   23.5                         13.0

Level V                     BBB- or Baa3                                  28.5                         15.0

Level VI                    BB+/BB/BB- or Ba1                             50.0                         20.0
                            Ba2/Ba3

Level VII                   Either of the following                      100.00                        50.0
                            circumstances apply:  (i) the
                            senior unsecured long-term
                            debt of the Borrower is not
                            rated by S&P and is not rated
                            by Moody's, or (ii) none of
                            Ratings Levels I through VI is
                            applicable.


----------------------
5 The higher of the Moody's and S&P ratings shall apply.

                                                                   Schedule 1.01

         (a) liens granted pursuant to the Company's Indenture of Mortgage and Deed of Trust dated as of September 1, 1953, as supplemented;

         (b) undetermined or inchoate liens and charges incidental to construction, maintenance, development or operation;

         (c) the lien of taxes and assessments for the then current year,

         (d) the lien of taxes and assessments not at the time delinquent;

         (e) the lien of specified taxes and assessments which are delinquent but the validity of which is being contested at the time by the Company or such Restricted Subsidiary in good faith and by appropriate proceedings;

         (f) the lien reserved in leases for rent and for compliance with the terms of the lease in the case of leasehold estates;

         (g) any obligations or duties, affecting the property of the Company or such Restricted Subsidiary, to any municipality or public authority with respect to any franchise, grant, license, permit or similar arrangement;

         (h) the liens of any judgments or attachments in an aggregate amount not in excess of $2,000,000, or the lien of any judgment or attachment the execution or enforcement of which has been stayed or which has been appealed and secured, if necessary, by the filing of an appeal bond;

         (i) any lien on any property held or used by the Company or a Restricted Subsidiary in connection with the exploration for, development of or production of oil, gas, natural gas (including liquefied gas and storage gas), other hydrocarbons, helium, coal, metals, minerals, steam, timber, geothermal or other natural resources or synthetic fuels, such properties to include, but not be limited to, the Company's or a Restricted Subsidiary's interest in any minimal fee interests, oil, gas or other mineral leases, royalty, overriding royalty or net profits interests, production payments and other similar interests, wellhead production equipment, tanks, field gathering lines, leasehold or field separation and processing facilities, compression facilities and other similar personal property and fixtures;

         (j) any lien on oil, gas, natural gas (including liquefied gas and storage gas), and other hydrocarbons, helium, coal, metals, minerals, steam, timber, geothermal or other natural resources or synthetic fuels produced or recovered from any property, an interest in which is owned or leased by the Company or a Restricted Subsidiary;

         (k) liens upon any property heretofore or hereafter acquired, constructed or improved, created at the time of acquisition or within one year thereafter to secure all or a portion of the purchase price thereof or the cost of such construction or improvement, or existing thereon at the date of acquisition, whether or not assumed by the Company or a Restricted Subsidiary, provided that every such lien shall apply only to the property so acquired or constructed and fixed improvements thereon;

         (l) any extension, renewal or refunding, in whole or in part, of any mortgage, pledge, lien or encumbrance permitted by subparagraph (j) above, if limited to the same property or any portion thereof subject to, and securing not more than the amount secured by, the mortgage, pledge, lien or encumbrance extended, renewed or refunded;

         (m) liens upon any property heretofore or hereafter acquired by any corporation that is or becomes a Restricted Subsidiary after the date hereof ("Acquired Entity"), provided that every such lien (1) shall either (A) exist prior to the time the Acquired Entity becomes a Restricted Subsidiary or (B) be created at the time the Acquired Entity becomes a Restricted Subsidiary or within one year thereafter to secure all or a portion of the acquisition price thereof and (2) shall only apply to those properties owned by the Acquired Entity at the time it becomes a Restricted Subsidiary or thereafter acquired by it from sources other than the Company or any other Restricted Subsidiary;

         (n) the pledge of current assets, in the ordinary course of business, to secure current liabilities;

         (o) mechanics' or materialmen's liens, any liens or charges arising by reason of pledges or deposits to secure payment of workmen's compensation or other insurance, good faith deposits in connection with tenders, leases of real estate, bids or contracts (other than contracts for the payment of money), deposits to secure duties or public or statutory obligations, deposits to secure, or in lieu of, surety, stay or appeal bonds, and deposits as security for the payment of taxes or assessments or similar charges;

         (p) any lien arising by reason of deposits with, or the giving of any form of security to, any governmental agency or any body created or approved by law or governmental regulation for any purpose at any time in connection with the financing of the acquisition or construction of property to be used in the business of the Company or a Restricted Subsidiary or as required by law or governmental regulation as a condition to the transaction of any business or the exercise of any privilege or license, or to enable the Company or a Restricted Subsidiary to maintain self-insurance or to participate in any funds established to cover any insurance risks or in connection with workmen's compensation, unemployment insurance, old age pensions or other social security, or to share in the privileges or benefits required for companies participating in such arrangements;




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



         (q) any lien of or upon any office equipment, data processing equipment (including, without limitation, computer and computer peripheral equipment), or transportation equipment (including, without limitation, motor vehicles, tractors, trailers, marine vessels, barges, towboats, rolling stock and aircraft);

         (r) any lien created or assumed by the Company or a Restricted Subsidiary in connection with the issuance of debt securities the interest on which is excludable from gross income of the holder of such security pursuant to the Internal Revenue Code, as amended, for the purpose of financing, in whole or in part, the acquisition or construction of property to be used by the Company or a Restricted Subsidiary; or

         (s) the pledge or assignment of accounts receivable, or the pledge or assignment of conditional sales contracts or chattel mortgages and evidences of indebtedness secured thereby, received in connection with the sale by the Company or such Restricted Subsidiary or others of goods or merchandise to customers of the Company or such Restricted Subsidiary.





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